EXHIBIT 16(a)
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                                                          EFFECTIVE  07/31/2002


                              JOINT CODE OF ETHICS


I.    BACKGROUND

      1. This Code of Ethics ("Code") has been adopted by USAA Investment Management Company ("IMCO"), USAA Shareholder Account Services ("SAS") and each of the USAA Funds (as defined in Appendix A) in order to comply with the Investment Company Act of 1940 which requires that every investment company and its investment adviser adopt such a Code in order to regulate the personal investing activities of its personnel.

      2. The purposes of this Code are to implement the provisions of Rule 17j-1, as amended, in particular to prohibit fraudulent, deceptive or manipulative acts by fund personnel in connection with their personal transactions in Covered Securities held or to be acquired by the USAA Funds, and to avoid conflicts of interest so that the best interests of investors in the USAA Funds and other clients of IMCO ("OTHER IMCO-MANAGED ACCOUNTS") as well as USAA members and customers will be served.

      3. In adopting this Code, the Boards of Directors/Trustees (hereinafter "BOARD OF DIRECTORS") of IMCO, SAS and the USAA Funds emphasize that all persons covered by this Code must agree:

           (a) to place the interests of USAA Fund shareholders and other IMCO -managed accounts above their own personal interests;

           (b) to refrain, in the conduct of all of their personal affairs, from taking any inappropriate advantage of their positions with IMCO, SAS and the USAA Funds; and

           (c) to conduct all "personal securities transactions" so as to fully comply with the provisions of this Code in order to avoid any actual or even apparent conflict or claim of a conflict of interest or abuse of such person's position with IMCO, SAS and the USAA Funds.

      4. This Code is intended to be administered together with the "Policy Statement Concerning Insider Trading" (the "IMCO INSIDER TRADING POLICY") as adopted and revised, from time to time, by IMCO, as well as the "USAA Policy Statement and Procedures on Conflict of Interest and Business Ethics" (the "USAA CONFLICTS POLICY") as adopted and revised, from time to time, by the United Services Automobile Association ("USAA").

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      5.   In adopting this Code, the Boards of Directors have considered:

           (a) how the Code's restrictions and procedures as to compliance should be framed in light of IMCO's and SAS's legal and ethical obligations to the USAA Funds and all other IMCO-managed accounts;

           (b)   the overall nature of the USAA Funds' operations; and

           (c) issues and concerns raised by transactions in different kinds of securities, and by the personal securities transactions of different categories of personnel (including portfolio managers, analysts, traders, fund accountants, other investment personnel, and all "access persons" in general).

      6. The Boards of Directors of all entities that have adopted this code have determined that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in Unlawful Actions and provides for the fair, just and equitable treatment of all of the officers, directors and employees who will be affected by this Code.


II.      DEFINITIONS

      For the definitions of important terms used throughout this Code, see "Appendix A."


III.     JOINT CODE OF ETHICS COMMITTEE

      1. PURPOSE, AUTHORITY AND RESPONSIBILITIES. A Joint Code of Ethics Committee ("Committee") has been established which has authority and responsibility to interpret, adopt and implement procedures designed to ensure compliance with this Code. The Corporate Governance Committees of the USAA Funds receive recommendations from the Joint Code of Ethics Committee concerning the interpretation, adoption of amendments and implementation of procedures designed to ensure compliance with the code by the USAA Funds.

           The Committee shall perform an annual review of the Code and the IMCO Insider Trading Policy to discuss (1) what, if any, changes to the Code or the IMCO Insider Trading Policy may be appropriate; and (2) compliance with the Code or the IMCO Insider Trading Policy over the previous year. Upon completion of the annual review, the Compliance Officer, on behalf of the Committee and the Funds, shall prepare an annual written report to the Boards of Directors that at a minimum
           (1) summarizes existing procedures contained in the Code and the IMCO Insider Trading Policy and any changes in the procedures made during the past year; (2) describes any issues arising under the Code or procedures since the last report to the Boards of Directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; (3) identifies any recommended changes in existing restrictions or procedures based upon IMCO's experience under the Code or IMCO Insider Trading Policy, evolving

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           industry   practices,   or   developments   in  applicable   laws  or
           regulations; and (4) certifies that the USAA Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. In conjunction with its annual review of the Code, the
           Committee also shall provide a report to the Corporate Governance Committees of the USAA Funds summarizing the provisions of the Code as they apply to the disinterested directors/trustees and proposing
           any   changes   to  the   Code  as  it   applies   to   disinterested
           directors/trustees.

           The Committee Charter contains provisions that will be of interest to all persons covered by this Code. Copies of the Charter will be furnished by the Compliance Officer upon request and should be treated as the confidential property of IMCO.

      2. VIOLATIONS; INVESTIGATIONS; EMPLOYMENT-RELATED SANCTIONS; DISGORGEMENT. The Committee Charter authorizes the Committee to investigate as well as to conduct informal hearings (including the power to call individuals as witnesses) to determine whether violations of this Code have been committed by any persons subject thereto. In the event that a substantive violation of this Code is determined to have occurred, the Charter grants the Committee authority to impose certain employment-related sanctions listed therein. Authority is also granted to the Committee to issue directions, by way of disgorgement of any security or money, and to take whatever further enforcement action the Committee deems prudent and necessary to see that violations are fully and adequately rectified.

IV.      AFFIRMATIVE OBLIGATIONS

      1.   IMCO.  IMCO shall:

           (a) compile a list of all "access persons," to be updated as soon as practicable, but no less frequently than on a monthly basis; and

           (b) issue timely notice to all employees of their addition to, or removal from, such list.

      2. REPORTING PERSONS. Upon initial employment or association with IMCO, SAS or other entity designated by the Compliance Officer (SEE sub-paragraphs (a) and (b) below), and no less frequently than annually thereafter (SEE sub-paragraphs (a) to (c) below), all reporting persons shall be informed of all reporting obligations required by this Code and shall:

           (a)   affirm  in  writing   their   receipt  of,  familiarity   with,
                 understanding of, and agreement to comply with:

                 (i)  those provisions of this Code that pertain to them; and

                 (ii) all provisions of the IMCO Insider Trading Policy.
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           (b)   agree in  writing  to  cooperate  with  any  investigations  or inquiries to determine whether substantive violations of this Code, or of the above-referenced related policy statement, have occurred.

           (c) certify in writing compliance with those provisions of this Code (including, in particular, the transaction reporting requirements of the Code), and the above-referenced related policy statement, at all times since the effective date of such person's last such certification.

       3. INTERESTED ACCESS PERSONS. All interested access persons shall make prompt oral or written disclosure to the Compliance Officer as well as the IMCO Senior Vice President in his or her area of the firm of any actual or apparent material conflict(s) of interest which the interested access person may have with regard to any Covered Security in which he or she has a direct or indirect beneficial ownership interest and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA Fund or other IMCO-managed account.

 V.      RESTRICTIONS AS TO GIFTS, ETC. AND DIRECTORSHIPS

      1. GIFTS, GRATUITIES, FAVORS, AWARDS OR OTHER BENEFITS. In addition to those provisions of the USAA Conflicts Policy and NASD Rules of Fair Practice relating to the receipt of gifts and other benefits, all reporting persons other than disinterested directors/trustees are prohibited from receiving any gift, gratuity, favor, award or other item or benefit having a market value in excess of $100 per person, per year, from or on behalf of any person or entity that does, or seeks to do, business with or on behalf of IMCO, SAS or any USAA Fund. Business-related entertainment such as meals, tickets to the theater or a sporting event which are infrequent and of a non-lavish nature are excepted from this prohibition.

       2.  DIRECTORSHIPS.

           (a) GENERAL RULE. Interested access persons are and shall hereby be prohibited from serving on the board of directors of any publicly traded company absent prior written approval by the Joint Code of Ethics Committee.

           (b) APPLICATIONS FOR APPROVAL. Applications for approval of service as a director of a publicly traded company shall be directed, in writing, to the office of the Compliance Officer for prompt forwarding to the Joint Code of Ethics Committee. In dealing with such applications, the Committee shall consider all factors which it deems to be pertinent to the request. Approvals, once granted, may be revoked, in the discretion of the Committee, at any time and upon no prescribed advance notice.

           (c) SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES. Whenever any interested access person is granted approval to serve as a director of a publicly traded company he or she shall personally refrain from participating in any deliberations, recommendations, or considerations of whether or not to recommend that any

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                 securities  of that company be  purchased,  sold or retained in the investment portfolio of any USAA Fund or other IMCO-Managed Account. All appropriate portfolio managers are to be advised in writing by the Compliance Officer that specific interested access person is to be excluded from such decisions.

VI.      SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

       1. INITIAL PUBLIC OFFERINGS. No interested access person or IMCO-NASD registered employee shall effect or be permitted to effect the purchase of a security from the issuer, or any member of the underwriting syndicate or selling group, in and during the course of any initial public offering by or on behalf of the issuer of such security.

       2.  LIMITED OFFERING TRANSACTIONS.

           (a)   GENERAL RULE.  No  interested  access   person  may  purchase a
                 security in a limited offering transaction without obtaining the advance written approval of the Compliance Officer.

           (b) EXCEPTION. In determining whether or not to grant approval of participation in a limited offering, the Compliance Officer is directed to consider, among any other pertinent factors:

                 (i) whether the investment opportunity is available to, and should be reserved solely for, the USAA Funds; and

                 (ii) whether  the  opportunity  is or seems to have  been  made available to the access person due to or by virtue of the position which he or she holds with IMCO and/or the USAA Funds.

           (c)  SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES.

                 (i) Interested access persons who are granted advance written approval to purchase a security in a limited offering transaction shall timely comply with the continuing disclosure requirements of paragraph IV.3 above in connection with any actual or apparent conflict(s) of interest that might otherwise arise should IMCO, any USAA Fund or any other IMCO-managed account consider for purchase, sale or retention of any security whatsoever issued by the same issuer.

                 (ii) In  adopting   this   Code,    IMCO    acknowledges    its
                      responsibility to monitor activities of the firm and those of its interested access persons to ensure that investment decisions on behalf of the USAA Funds and/or any other IMCO-managed account relating to any Covered Security whatsoever of an issuer with respect to which an interested access person has obtained pre-acquisition approval will be subject to independent review by senior IMCO investment personnel having no personal interest in the issuer or any of its securities.

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       3.  PERSONAL SECURITIES TRANSACTION "BLACK-OUT" TRADING RESTRICTIONS

           (a)   PROHIBITED   TRADING   "BLACK-OUT"   PERIODS.   The   following
                 categories of personnel are subject to the following self-operative restrictions upon execution of personal securities transactions by or on their behalf:

                 (i) "PENDING ORDER" RESTRICTION. Subject only to the exceptions noted in sub-paragraph (b) below, no pre-clearance personnel or affected access person may effect a personal securities transaction in a Covered
                      Security with respect to which any USAA Fund or other IMCO-managed account has outstanding a purchase or sale order (the "PENDING ORDER") regarding the same Covered Security or any equivalent security.

                 (ii) 14-DAY  RESTRICTION.  No  portfolio  manager  may effect a personal securities transaction within seven calendar days before, or seven (7) calendar days after, the trade date of a purchase or sale of the same Covered Security or any equivalent Covered Security by or on behalf of any USAA Fund or other IMCO-managed account for which he or she serves as portfolio manager.

                 In the event that a personal securities transaction is effected in contravention of either of the two foregoing restrictions, the pre-clearance personnel, affected access person, or portfolio manager involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (IRRESPECTIVE OF ANY PRE-EXECUTION CLEARANCE WHICH MAY HAVE BEEN PREVIOUSLY GRANTED FOR THE TRANSACTION), promptly
                 (1) advise the office of the Compliance Officer of the violation, and (2) comply with whatever directions, by way of disgorgement, which the Compliance Officer may issue in order for the violation to be fully and adequately rectified.

           (b) EXCEPTIONS TO THE "PENDING ORDER" TRADING RESTRICTION. The Compliance Officer may and is hereby authorized to grant, absent circumstances inconsistent with the recitals to this Code, exception and relief to pre-clearance personnel or affected access persons from the trading restriction established by sub-paragraph (a)(i) above where the pending order:

                 (i) has been placed by or on behalf of a USAA Fund or other IMCO-managed account, the investment objective of which is to substantially replicate the performance of a broad-based, publicly-traded market basket of common stocks (E.G., the Standard & Poor's 500 Composite Stock Index); or

                 (ii) relates to the common stock of an issuer  included  within the Standard & Poor's 500 Composite Stock Index, AND the pre-clearance personnel or affected access person's requested trade does not, when aggregated with any and all such other like trades in the same Covered Security or any equivalent Covered Security during the previous thirty
                      (30) calendar days, exceed a total of 500 shares.

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       4.  SHORT-TERM MATCHED PROFIT TRANSACTIONS.

           (a) PROHIBITED TRANSACTIONS. Subject to the exceptions noted immediately below, no investment personnel shall engage in any "short-term matched profit transaction" within the meaning of this Code.

                   N.B. Investment personnel should note that this prohibition is intended to apply to all instances of short-term (i.e., 60 calendar days or less) security "short-selling," as well as short-term investment activities (of a hedging, as well as a speculative nature) in or involving options.

           (b) EXCEPTIONS. The Compliance Officer may, and is hereby granted authority to determine, in his or her discretion, to except a given personal securities transaction from the prohibition established by the foregoing sub-paragraph in cases where:

                (i) the transaction, and any earlier personal securities transaction with which it may be matched over the most recent 60 calendar days, do not appear to evidence actual abuse of a conflict of interest with any USAA Fund or other IMCO-managed account (as, for example, where the Covered Security(ies) involved have not recently been held, traded or actively considered for investment or trading by such accounts); or

                (ii) the investment personnel demonstrate that a BONA FIDE and sufficient personal or family economic hardship exists warranting the granting of such an exception.

                Exceptions should be granted only upon meritorious circumstances and, if granted, are to be promptly reported, in writing, to the Joint Code of Ethics Committee.

VII. PRE-EXECUTION CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

      1. REQUIREMENT TO SEEK AND OBTAIN PRE-EXECUTION CLEARANCE. All pre-clearance personnel shall, as a pre-condition to the execution of any personal securities transaction, be required to seek and obtain the express approval of such action by the Compliance Officer (or such officer's delegate), which approval may be in oral or written form, as the pre-clearance personnel elects. Should oral approval be sought, such pre-clearance personnel shall be bound by the written record made thereof by the Compliance Officer (or such officer's delegate).

           Access persons, other than those which are also pre-clearance personnel, shall not be required to seek and obtain the express approval of the execution of any personal securities transaction provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the Covered Security at issue or any equivalent Covered Security has, at any time during

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           the previous  fifteen  calendar  days,  been either (1)  purchased or sold, or (2) actively considered for purchase or sale, by or on behalf of any USAA Fund or other IMCO-managed account. Should such access person believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction may not occur without pre-execution clearance as prescribed in the preceding paragraph.

      2.   PROCEDURES FOR PROCESSING SUCH REQUESTS.

           (a) PRE-CLEARANCE PROCEDURES. In making requests for pre-execution clearance, pre-clearance personnel or affected access persons will be required to furnish whatever information is called for by the office of the Compliance Officer.

           (b)  COMPLIANCE OFFICER PROCEDURES.

                (i) IMCO TRADER AND PORTFOLIO MANAGER CONSIDERATION. Before a decision is made concerning a pre-execution clearance request, the Compliance Officer or his or her delegate shall make such inquiries as are reasonably necessary to determine whether the proposed transaction would violate any express provision of this Code, or would otherwise give rise to an actual or apparent material conflict of interest, and shall take such action as may be consistent with such determination.

     3. EFFECT OF PRE-EXECUTION CLEARANCE. Approval of a request for pre-execution clearance shall not operate as a waiver, satisfaction or presumption of satisfaction of any other provision of this Code, but only as evidence of a pre-clearance personnel or affected access person's good faith, which may be considered by the Joint Code of Ethics Committee should a violation of any other provision of this Code be determined to have occurred.

     4. LIMITATIONS UPON EXECUTION OF APPROVED TRANSACTIONS. The Joint Code of Ethics Committee shall be authorized to establish terms and conditions upon which all approved personal securities transactions may be executed. Such terms and conditions may be amended, from time to time, and, where practicable, shall be stated on the pre-execution clearance request form. At a minimum, such terms and conditions shall include requirements that the pre-clearance personnel or affected access person acknowledge, by signing the request form:

           (a) his or her responsibility, pursuant to paragraph VIII.4(a) of this Code, to ensure that the executing broker-dealer (or its clearing broker) simultaneously provide a duplicate confirmation of the trade, when executed, directly to the office of the Compliance Officer;

           (b) his or her understanding and agreement that if, for any reason whatsoever, the approved request is not acted upon within the time frame allowed by the Compliance Officer, the clearance shall be deemed to have lapsed and terminated,

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                necessitating a further  original  request if the trade is still desired to be pursued by the pre-clearance personnel or affected access person; and

           (c) his or her agreement to notify the Compliance Officer if, having received approval, the pre-clearance personnel or affected access person subsequently determines not to pursue the approved trade.

     5. DENIALS. Grounds for denials of requests for pre-execution clearance will be provided by the Compliance Officer, in writing, upon the pre-clearance personnel or affected access person's request form.

     6.    APPEALS.

           (a) DISCRETIONARY. Pre-clearance personnel or affected access persons may appeal to the Joint Code of Ethics Committee for a hearing as to reasons why a denial of pre-execution clearance by the Compliance Officer should be overturned and reversed by the Committee. Whether or not such a hearing will be granted is totally within the discretion of the Committee.

           (b) PROCEDURES REGARDING APPEALS. Requests for an appeal must be in writing, stating all reasons therefor, and delivered to the office of the Compliance Officer not later than seven (7) calendar days following the date of final denial of the pre-execution clearance request. Further procedures governing appeals are to be adopted by the Joint Code of Ethics Committee and shall be furnished, upon request, by the office of the Compliance Officer.

VIII. ADMINISTRATION OF CODE OF ETHICS; REPORTING AND DISCLOSURE REQUIREMENTS TO EFFECTUATE AND MONITOR COMPLIANCE WITH THIS CODE, THE IMCO INSIDER TRADING POLICY AND RULE 204-2(A)(12) UNDER THE INVESTMENT ADVISERS ACT OF 1940

      1. ANNUAL REPORT TO BOARDS OF DIRECTORS; Annually, a written report will be delivered to the Boards of Directors that: (1) describes any issues arising under the Code or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and (2) certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

      2. ANNUAL REVIEW AND APPROVAL OF THE CODE OF ETHICS BY THE BOARDS OF DIRECTORS.

           >> The Boards of Directors, including a majority of directors who are not interested persons of the USAA Funds, must review and approve the Code of Ethics and any material changes to the Code.

           >> A material change to the code must be approved by the Boards of Directors no later than six months after adoption of the material change.

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           >>   The Boards of  Directors must base  approval on a  determination that the code contains provisions reasonably necessary to prevent interested access persons from engaging in Unlawful Actions prohibited by Rule 17j-1 as amended.

      3. INITIAL HOLDINGS REPORTS. No later than 10 days after a person becomes an Access Person, the following information shall be provided to compliance officer: (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (c) the date that the report is submitted by the Access Person.

     4. BROKERAGE ACCOUNT CONFIRMATIONS AND STATEMENTS. All reporting persons are required to ensure that the office of the Compliance Officer is furnished duplicate copies of the following documents.

           (a) confirmations issued by broker-dealers upon the execution of all personal securities transactions in any Covered Security in which the reporting person had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect beneficial ownership interest in the Covered Security or Covered Securities which were the subject of the transaction; and

           (b) any regular periodic or other statements reflecting personal securities transaction activity within any account with a securities broker-dealer in which the reporting person has any direct or indirect beneficial ownership interest.

           Such   copies   shall  be   provided   to  the   Compliance   Officer
           contemporaneously with the time that the reporting person receives his or her copies from the broker-dealer.

      5. QUARTERLY REPORTS BY INTERESTED ACCESS PERSONS. Every interested access person shall submit to the Compliance Department, on a calendar quarterly basis, a report (the "Quarterly Report") of all personal securities transactions. To facilitate preparation of this report, at the end of each calendar quarter the Compliance Department will provide each interested access person a listing of transactions for which the Compliance Department had received duplicate confirmations during that quarter. An interested access person shall review and revise such listing as appropriate to satisfy this quarterly report requirement. Such quarterly report shall be submitted within ten (10) calendar days after the end of each calendar quarter. The Quarterly Report need not include any transactions in "excepted securities" as defined in Appendix A of this Code of Ethics and shall be filed with the Compliance Department regardless of whether or not the interested access person had a beneficial ownership interest in any securities transactions during the quarter.

           The Quarterly Report shall contain the following information:

           (a) the date of the transaction, the title and the number of shares, the interest rate and maturity date (if applicable) and the principal amount of each Covered Security involved;

           (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

           (c) the price of the Covered Security at which the transaction was effected; and

           (d) the name of the broker, dealer or bank with or through whom the transaction was effected.

           (e) the date that the report was submitted by the interested access person.

           With respect to any account established by an interested access person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the interested access person:

              (1) the name of the broker, dealer or bank with whom the interested access person established the account;

              (2)   the date the account was established; and

              (3) the date that the report was submitted by the interested access person.

      6. REPORTS BY ACCESS PERSONS OF TRANSACTIONS IN SHARES ISSUED PURSUANT TO DIVIDEND REINVESTMENT PLANS.

           (a) Notwithstanding that transactions in shares issued pursuant to automatic dividend reinvestment plans are excluded from the term "purchase or sale of a security" within the meaning of this Code, in order to facilitate IMCO's compliance with the books and records provisions of Rule 204-2(a)(12) under the Investment Advisers Act of 1940, all interested access persons shall be required to inform the office of the Compliance Officer, in writing, of any transaction in Covered Securities issued pursuant to dividend reinvestment plans in which the interested access person has any direct or indirect beneficial ownership interest, not later than ten (10) calendar days after the end of the calendar quarter in which such transaction has occurred.

           (b) Notwithstanding anything to the contrary in this Code, a disinterested director/trustee shall not be required to report transactions in Covered Securities issued pursuant to a dividend reinvestment plan (regardless of whether the transaction is automatic), provided that at the time of execution of the transaction, the disinterested director/trustee has no actual knowledge regarding whether or not the Covered Security at issue, or any equivalent Covered Security has, at any time during the previous fifteen calendar days, been either (i) purchased or sold, or (ii) actively considered for purchase or sale, by or on behalf of any USAA Fund or other IMCO-managed account. Should a disinterested director/trustee believe that he or she is in fact in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction must be reported in the manner set forth in paragraph (a) above with respect to interested access persons.

      7. ANNUAL HOLDINGS REPORTS. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted) must be submitted to the Compliance Officer:
           (a) the title, number of shares and principal amount of each Covered Security in which the Interested Access Person had any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with whom the Interested Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Interested Access Person; and (c) the date that the report is submitted by the Interested Access Person.

      8.   OTHER  DISCLOSURE  REQUIREMENTS.   Each  reporting  person  shall  be
           required to furnish upon his or her initial association with IMCO or SAS a disclosure and identification of:

           (a)  all  accounts  with  securities  broker-dealers   in  which  the
                reporting person currently has any direct or indirect beneficial ownership interest;

           (b) any investment or other similar clubs or groups in which he or she wishes to participate in (Participation in such clubs or groups requires advance authorization and continuous compliance with such terms and conditions as the Compliance Officer may impose); and

           (c) any regular outside business interest and/or activities of the reporting person (whether compensated or uncompensated), including any directorships within the purview of paragraph V.2 above in which he or she currently serves provided, however, that sub-paragraphs (a) and (b) above shall not apply to disinterested directors/trustees.

           Subsequent developments necessitating additions, deletions or other changes in the above information shall be brought by reporting persons to the attention of the office of Compliance Officer prior to the occurrence of developments within the scope of sub-paragraph (a) and (b) above, and promptly following occurrences within the scope of sub-paragraph (c) above. The information on file will be provided to persons to whom this Code applies on an annual basis by the office of the Compliance Officer.

      9. EXEMPTION TO REPORTING REQUIREMENTS:

         >> A person need not make an initial, quarterly or annual report under this section with respect to transactions effected for, and Covered Securities held in, any account over which the person had no direct influence or control.

    10. REVIEW OF REPORTS: The Compliance Officer or his authorized designee shall review the above-described reports pursuant to procedures established by the Compliance Department. The Compliance Officer shall report the results of his review to appropriate management personnel.

    11. RECORDKEEPING REQUIREMENTS: The following records must be maintained by the Compliance Officer and shall be made available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

           >> A copy of the code of ethics for each organization that is in effect or was in effect within the past five years in an easily accessible place;

           >> A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

           >> A copy of each report required to be made by an Access Person including any information provided in lieu of the reports (such as brokerage statements), must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

           >> A record of all persons, currently or within the past five years, who are or were required to make reports under the code of ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place, and

           >> A copy of each report to the Boards of Directors must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

           >> A record of any decision, and the reasons supporting the decision, to approve the acquisition by interested access person of securities under limited offerings, for at least five years after the end of the fiscal year in which the approval is granted.

     12. DISCLOSURE REQUIREMENTS: Appropriate disclosure information shall be provided, pursuant to applicable statutes, rules and regulations, with respect to the existence of this Code and provisions which permit personnel subject to this Code to invest in securities, including securities that may be purchased or held by the USAA Funds.

                            APPENDIX A -- DEFINITIONS

As used within this Code, the following terms have the following meanings:

DEFINED PERSONS

1. "ACCESS PERSON" means any director, trustee or officer of IMCO, SAS and/or of any one or more of the USAA Funds, any advisory person and any other person designated by the Compliance Officer.

2. "ADVISORY PERSON" means any employee of USAA or its subsidiaries who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by any one or more of the USAA Funds or other IMCO-managed accounts, or whose functions relate to the making of recommendations with respect to such purchases or sales.

3. "AFFECTED ACCESS PERSON" means any access person who is required to seek pre-execution clearance of a personal securities transaction pursuant to paragraph VII.1 of this Code.

4. "DISINTERESTED DIRECTOR/TRUSTEE" means any director or trustee of a USAA Fund who is not an "interested person" of the Fund as the quoted term is defined by Section 2(a)(19)(A) of the Investment Company Act of 1940 and rules of the SEC thereunder.

5. "IMCO-NASD REGISTERED EMPLOYEE" means any officer or employee of IMCO, SAS or other USAA company affiliated with IMCO, who is licensed and registered with the National Association of Securities Dealers, Inc. ("NASD") to engage in one or more categories of securities brokerage activities subject to the supervision and control of IMCO.

6.    "INTERESTED  ACCESS  PERSON"   means  any  "access person"  who  is  not a
      "disinterested director/trustee."

7. "INVESTMENT PERSONNEL" means any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of specific securities by the Fund and any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of specific securities by the Fund.

8. "PORTFOLIO MANAGER" means any "access person" who, with respect to any USAA Fund or other IMCO-managed account, has or shares with any other person the primary responsibility for the day-to-day management of the investment portfolio of such Fund or account.

9. "PRE-CLEARANCE PERSONNEL" means any investment personnel or portfolio manager, including, but not limited to, those investment personnel, portfolio managers and registered representatives working with USAA Private Investment Management, an advisory service of IMCO.

10. "REPORTING PERSON" means any officer or director of any USAA Fund, any officer, director or employee of IMCO or SAS, any IMCO-NASD registered employee, any interested access person, and any other person designated by the Compliance Officer.

DEFINED SECURITIES

11. "COVERED SECURITY" encompasses each of the following (but not "excepted security" which is separately defined below):

      o any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights;

      o any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof);

      o any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or

      o in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

12. "EQUIVALENT COVERED SECURITY" means, with respect to another security (the "SUBJECT SECURITY"), any security of the same class as the reference security, as well as any option (including puts as well as calls), warrant, convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject security.

13.   "EXCEPTED SECURITY" means any:

           (a) security issued by the Government of the United States, bankers' acceptance, bank certificate of deposit, commercial paper, or share of any registered open-end investment company; and

           (b) any other form of "security" which the Joint Code of Ethics Committee may hereafter identify as not presenting the sort of conflict of interest concerns which this Code is designed to obviate or control.

      In  accordance  with   long-standing   interpretations  of  the  SEC,  for
      purposes of sub-paragraph (a) above:

                (i) "security issued by the Government of the United States" shall NOT be deemed to include any indirect obligations of the Government of the United States (so-called "agency" obligations) with a remaining maturity in excess of 397 calendar days, but shall be deemed to include any obligations directly issued or guaranteed by the Government of the United States, irrespective of the obligation's initial or remaining maturity; and

                (ii) certain so-called "money-market instruments," including conventional repurchase agreements, U.S. Government agency obligations and obligations issued or guaranteed by foreign governments maturing within 397 calendar days from date of purchase, may also be deemed to be "excepted securities."

14. "SECURITY HELD OR TO BE ACQUIRED" means: any Covered Security that, within the most recent 15 days (i) Is or has been held by the Fund; or is being or has been considered by the USAA Fund or its investment adviser for purchase by the USAA Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

DEFINED TRANSACTIONS

15. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to Broker-Dealer reporting requirements of the Securities Exchange Act of 1934.

16. "LIMITED OFFERING" means an offering that is exempt from registration under state securities laws and under the Securities Act of 1933, such as transactions by an issuer not involving a public offering or sales of securities to accredited investors, or sales of securities to a limited number of investors or in limited dollar amounts.

17. "PERSONAL SECURITIES TRANSACTION" means the execution, either directly or indirectly, of any "purchase or sale of a security."

18. "PURCHASE OR SALE OF A COVERED SECURITY" shall include any bargain, contract or other arrangement including the writing of an option to purchase or sell a Covered Security, by which a person (other than a USAA Fund or other IMCO-managed account) purchases, buys or otherwise acquires, or sells or otherwise disposes of, a security in which he or she currently has or thereby acquires any direct or indirect beneficial ownership interest.

Excepted from the definition of this term and from the coverage by this Code is any "purchase or sale of a security":

      (a) involving a security or securities account over which a person has no direct or indirect influence or control;

      (b) which is non-volitional on the part of the person by or for whom the transaction is effected;

      (c) which is effected pursuant to an automatic dividend reinvestment plan; or

      (d)  involving either:

           (i) the purchase of a security effected upon the exercise of one or more rights issued by an issuer PRO RATA to all holders of a class of its securities, if and only to the extent to which such rights were acquired directly from such issuer; or

           (ii) the sale of any such rights so acquired.

19. "BENEFICIAL OWNERSHIP" and "BENEFICIAL OWNER" shall have the meanings accorded to them in "Appendix B" to this Code.

20. "SHORT-TERM MATCHED PROFIT TRANSACTION" means the combination of any "personal securities transaction" (the "SUBJECT TRANSACTION") which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction by or on behalf of the same investment personnel in the same (or any "equivalent") security occurring within sixty (60) calendar days before or after the subject transaction, results in actual trading profit for the investment personnel.

OTHER DEFINITIONS

21. "USAA FUNDS" means each and all of the following registered investment companies currently advised by IMCO, together with any series or portfolio thereof, as well as any such further registered investment company the board of directors or trustees of which adopts this Joint Code of Ethics:

      o    USAA Mutual Fund, Inc.
      o    USAA Investment Trust
      o    USAA Tax Exempt Fund, Inc.
      o    USAA State Tax-Free Trust
      o    USAA Life Investment Trust

22. "COMPLIANCE OFFICER" means the AVP, Investment Management Administration & Compliance of IMCO, or any other individual designated by the Joint Code of Ethics Committee to meet the responsibilities of such officer on an interim basis.

23. "UNLAWFUL ACTIONS" means it is unlawful for any affiliated person of or principal underwriter for a USAA Fund, or any affiliated person of an investment adviser of or principal underwriter for a USAA Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund: (1) to employ any device, scheme or artifice to defraud the Fund; (2) to make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading; (3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or (4) to engage in any manipulative practice with respect to the Fund.

24.      "COMMISSION" shall mean the Securities and Exchange Commission.



890876

                                 EXHIBIT 16(e)

                                  BATTERYMARCH
                                   FINANCIAL
                                MANAGEMENT, INC.
                                 CODE OF ETHICS


                               Dated: June 1, 2000

                                TABLE OF CONTENTS



     TOPIC                                                              PAGE

I.   Introduction                                                        1

     A.   Individuals Covered by the Code                                1

     B.   Fiduciary Duty                                                 1

          1.   Clients Come First                                        1
          2.   Avoid Taking Advantage                                    1
          3.   Comply with the Code                                      1

II.  Personal Securities Transactions                                    1

     A.   Preclearance Requirements for Access Persons                   1

          1.   General Requirement                                       1
          2.   Trade Authorization Request Forms                         2
          3.   Review of Form                                            2
          4.   Length of Trade Authorization Approval                    2
          5.   No Explanation Required for Refusals                      3

     B.   Execution of Personal Securities Transactions                  3

     C.   Prohibited Transactions                                        3

          1.   Always Prohibited Securities Transactions                 3

               a.  Inside Information                                    3
               b.  Market Manipulation                                   3
               c.  Legg Mason, Inc. Stock During Restricted Period       3
               d.  Others                                                3

          2.   Generally Prohibited Securities Transactions              3

               a.  Initial Public Offerings (Investment Personnel only)  4
               b.  One Day Blackout (all Access Persons)                 4
               c.  Seven-Day Blackout (Portfolio Managers only)          4
               d.  60-Day Blackout (Investment        Personnel only)    4
               e.  Private Placements (Investment Personnel only)        5
               f.  Intention to Buy or Sell for a Legg Mason Fund
                   or Client Account (all Access Persons)                5

     D.   Exemptions                                                     5

          1.   Exemptions from Preclearance and Treatment as a
               Prohibited Transaction                                    5

               a.  Mutual Funds                                          6
               b.  No Knowledge                                          6
               c.  Legg Mason, Inc. Stock (Outside of Restricted Period) 6
               d.  Certain Corporate Actions                             6
               e.  Systematic Investment Plans                           6
               f.  Option-Related Activity                               6
               g.  Commodities, Futures, and Options on Futures          6
               h.  Rights                                                7
               i.  Fixed Income Investments                              7
               j.  Miscellaneous                                         7

          2.   Exemption from Treatment as a Prohibited Transaction      7

               a.  De Minimis Transactions                               7
               b.  Options on Broad-Based Indices                        7

     E.   Reporting Requirements                                         7

          1.   Initial and Periodic Disclosure of Personal Holdings
               by Access Persons                                         7
          2.   Transaction and Periodic Statement Reporting Requirements 8
          3.   Availability of Reports                                   8

III. Fiduciary Duties                                                    9

     A.   Confidentiality                                                9

     B.   Gifts                                                          9

          1.   Accepting Gifts                                           9
          2.   Solicitation of Gifts                                     9
          3.   Giving Gifts                                              9

     C.   Corporate Opportunities                                        9

     D.   Undue Influence                                               10

     E.   Service as a Director                                         10

IV.  Compliance with the Code of Ethics                                 10

     A.   Code of Ethics Review Committee                               10

          1.   Membership, Voting and Quorum                            10
          2.   Investigating Violations of the Code                     10
          3.   Annual Reports                                           10

     B.   Remedies                                                      11

          1.   Sanctions                                                11
          2.   Review                                                   11

     C.   Exceptions to the Code                                        12

     D.   Inquiries Regarding the Code                                  12

V.   Definitions                                                        12

     "Access Person"                                                    12
     "Batterymarch"                                                     12
     "Batterymarch's Compliance Department"                             12
     "Beneficial Interest"                                              13
     "Client Account"                                                   13
     "Code"                                                             13
     "Equivalent Security"                                              13
     "Fixed Income Investment"                                          14
     "Immediate Family"                                                 14
     "Investment Personnel" and "Investment Person"                     14
     "Legg Mason Fund" and "Fund"                                       14
     "Legg Mason's Legal and Compliance Department"                     14
     "Portfolio Manager"                                                14
     "Preclearance Officer"                                             14
     "Restricted Period"                                                14
     "Securities Transaction"                                           15
     "Security"                                                         15

VI.  Appendices to the Code                                             15

     Appendix 1  - Contact Persons                                       i
     Appendix 2  - Acknowledgement of Receipt of Code of Ethics
                   and Personal Holdings Report                         ii
     Appendix 3  - Trade Authorization Request for Access Persons       iv

     Appendix 4  - Certification of Access Person's Designee             v
     Appendix 5  - Form Letter to Broker, Dealer or Bank                vi
     Appendix 6  - Certification of No Beneficial Interest             vii

I.   INTRODUCTION

     A. INDIVIDUALS COVERED BY THE CODE. Unless the use of another Code of Ethics has been approved in writing by Legg Mason's Legal and Compliance Department, all Access Persons1 are subject to the provisions of this Code.

     B. FIDUCIARY DUTY. The Code is based on the principle that Access Persons owe a fiduciary duty to the Client Accounts and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the Client Accounts.

     As fiduciaries, Access Persons must at all times comply with the following principles:

          1. CLIENT ACCOUNTS COME FIRST. Access Persons must scrupulously avoid serving their personal interests ahead of the interests of the Client Accounts. An Access Person may not induce or cause a Client Account to take action, or not to take action, for the Access Person's personal benefit, rather than for the benefit of the Client Account. For example, an Access Person would violate this Code by causing a Client Account to purchase a Security the Access Person owned for the purpose of increasing the price of that Security.

          2. AVOID TAKING ADVANTAGE. Access Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, perquisites, or gifts from persons seeking business with Batterymarch or a Client Account could call into question the exercise of an Access Person's independent judgment.

          3. COMPLY WITH THE CODE. Doubtful situations should be resolved in favor of the Client Accounts. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any Securities Transactions that indicate an abuse of fiduciary duties.

II.  PERSONAL SECURITIES TRANSACTIONS

     A.   PRECLEARANCE REQUIREMENTS FOR ACCESS PERSONS.

          1.   GENERAL  REQUIREMENT.  Except for the  transactions  specified in
               Section II.D.1., any Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with a Preclearance

--------------------
1 Capitalized words are defined in Section V (Definitions).

Officer.

          2. TRADE AUTHORIZATION REQUEST FORMS. Prior to entering an order for a Securities Transaction that requires preclearance, the Access Person must complete a Trade Authorization Request form (Appendix
               3) and submit the completed form to a Preclearance Officer. The form requires Access Persons to provide certain information and to make certain representations.

               In the event an Access Person is unable to complete a Trade Authorization Request form, the Access Person may designate another individual to complete the form on his or her behalf. The Access Person's designee should complete the Trade Authorization Request form AND the Certification of Access Person's Designee (Appendix 4) and submit both forms to a Preclearance Officer.

               Proposed Securities Transactions of a Preclearance Officer that require preclearance must be submitted to another Preclearance Officer.

          3. REVIEW OF FORM. After receiving a completed Trade Authorization Request form, a Preclearance Officer will (a) review the information set forth in the form, (b) review information regarding past, pending, and contemplated transactions by any relevant Client Account, as necessary, and (c) as soon as reasonably practicable, determine whether to authorize the proposed Securities Transaction. The granting of authorization, and the date and time that authorization was granted, must be reflected on the form. The Preclearance Officer should keep one copy of the completed form for Batterymarch's Compliance Department and provide one copy to the Access Person seeking authorization.

               NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH PRECLEARANCE AUTHORIZATION IS REQUIRED MAY BE PLACED PRIOR TO THE RECEIPT OF WRITTEN AUTHORIZATION OF THE TRANSACTION BY A PRECLEARANCE OFFICER. VERBAL APPROVALS ARE NOT PERMITTED.

          4. LENGTH OF TRADE AUTHORIZATION APPROVAL. The authorization provided by a Preclearance Officer is effective until the earlier of (1) its revocation, (2) the close of business on the trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Tuesday), or (3) the moment the Access Person learns that the information in the Trade Authorization Request form is not accurate. If the order for the Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction is placed. If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order), no new authorization is necessary unless the person placing the original order for the Securities Transaction amends it in any way, or learns that the information in the Trade Authorization Request form is not accurate.

          5. NO EXPLANATION REQUIRED FOR REFUSALS. In some cases, a Preclearance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. Preclearance Officers are not required to give an explanation for refusing to authorize any Securities Transaction.

     B. EXECUTION OF PERSONAL SECURITIES TRANSACTIONS. Transactions in Securities subject to the preclearance requirements may be executed through any broker, dealer, or bank so long as the requirements of Section II.E.2. (Transaction and Periodic Statement Reporting Requirements) are met. If a
precleared trade is not executed, the Access Person should notify the Preclearance Officer.

     C.   PROHIBITED TRANSACTIONS.

          1.   ALWAYS   PROHIBITED   SECURITIES   TRANSACTIONS.   The  following
               Securities Transactions are prohibited and will not be authorized under any circumstances:

               a.  INSIDE  INFORMATION.  Any  transaction  in  a  Security by an
                   individual  who  possesses  material   nonpublic  information
                   regarding the Security or the issuer of the Security;

               b. MARKET MANIPULATION. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

               c. LEGG MASON, INC. STOCK DURING RESTRICTED PERIOD. Any purchase or sale of Legg Mason, Inc. stock effected by an Access Person during the Restricted Period, excluding the exercise of options under any of Legg Mason, Inc.'s employee stock plans. In addition, Batterymarch employees may not engage in short sales of Legg Mason, Inc. stock (except short sales against the box) or in purchases or sales of listed or OTC options or derivatives relating to Legg Mason, other than opening and closing hedging transactions, such as covered call options and protective put options; and

               d.  OTHERS.  Any other  transaction  deemed  by the  Preclearance
                   Officer  to  involve  a  conflict   of   interest,   possible
                   diversions  of
                   corporate opportunity, or an appearance of impropriety.

          2.   GENERALLY PROHIBITED SECURITIES TRANSACTIONS.  Unless exempted by
               Section II.D., the following Securities Transactions are prohibited and will not be authorized by a Preclearance Officer absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified.

               a. INITIAL PUBLIC OFFERINGS (INVESTMENT PERSONNEL ONLY). Any purchase of a Security by Investment Personnel in an initial public offering (other than a new offering of a registered open-end investment company);

               b. ONE DAY BLACKOUT (ALL ACCESS PERSONS). Any purchase or sale of a Security by an Access Person on any day during which any Client Account has a pending buy or sell order, or has effected a buy or sell transaction, in the same Security (or Equivalent Security);

               c. SEVEN-DAY BLACKOUT (PORTFOLIO MANAGERS ONLY). Any purchase or sale of a Security by a Portfolio Manager within seven calendar days of a purchase or sale of the same Security (or Equivalent Security) by a Client Account managed by that Portfolio Manager. For example, if a Client Account trades a Security on day one, day eight is the first day the Portfolio Manager may trade that Security for an account in which he or she has a Beneficial Interest. Of course, Portfolio Managers must place the interests of the Client Accounts first; they may not avoid or delay purchasing or selling a security for a Client Account in order to profit personally. It is acknowledged that circumstances may change with the passage of time and that at the time of a personal trade by a Portfolio Manager, the Portfolio Manager may have had no intention to purchase or sell the same Security for a Client Account. Furthermore, it is recognized that at the time of a personal trade by a Portfolio Manager, the Portfolio Manager may have had no knowledge that the Security would be subsequently purchased or sold for a Client Account. This is more likely to occur at Batterymarch where the investment process is quantitative and portfolio construction is automated. As a result, it will not automatically be construed to be a violation of the Code should a Portfolio Manager trade in a Security for a Client Account less than seven calendar days after the Portfolio Manager traded the same Security for an account in which he or she has a Beneficial Interest. However, under such circumstances, the Portfolio Manager must document in a written memorandum addressed to Batterymarch's Compliance Department why the personal trade by the Portfolio Manager should not be considered a violation of the Code;

               d. 60-DAY BLACKOUT (INVESTMENT PERSONNEL ONLY). (1) Purchase of a Security in which an Investment Person thereby acquires a Beneficial Interest within 60 calendar days of a sale of the Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, and (2) sale of a Security in which an Investment Person has a Beneficial Interest within 60 calendar days of a purchase of the Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, if, in either case, a Client Account held the Security (or an Equivalent Security) at any time on or between the dates of the Securities Transactions by the Investment Person; unless the Investment Person agrees to give up all profits on the transaction to a charitable organization specified in accordance with Section IV.B.I.;

               e. PRIVATE PLACEMENTS (INVESTMENT PERSONNEL ONLY). Acquisition of a Beneficial Interest in Securities in a private placement by Investment Personnel is strongly discouraged. A Preclearance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Client Account and whether the opportunity is being offered to the person by virtue of the person's position as an Investment Person. Investment Personnel who have acquired a Beneficial Interest in Securities in a private placement are required to disclose their Beneficial Interest to Batterymarch's Compliance Department. If the Investment Person is subsequently involved in a decision to buy or sell a Security (or an Equivalent Security) from the same issuer for a Client Account, then the decision to purchase or sell the Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer; and

               f. INTENTION TO BUY OR SELL FOR A LEGG MASON FUND OR CLIENT ACCOUNT (ALL ACCESS PERSONS). Any purchase or sale of a Security by an Access Person at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of a Legg Mason Fund, Client Account, or any client account managed by an affiliate of Batterymarch.

                   The prohibitions set forth in Section II.C.2.b. and c. apply whether the Securities Transaction is in the same direction (E.G., two purchases) or the opposite direction (E.G., a purchase and sale) as the transaction of the Client Account.

     D.   EXEMPTIONS.

          1. EXEMPTIONS FROM PRECLEARANCE AND TREATMENT AS A PROHIBITED TRANSACTION. The following Securities Transactions are exempt from the preclearance requirements set forth in Section II.A. and the prohibited transaction restrictions set forth in Section II.C.2.:

               a. MUTUAL FUNDS. Any purchase or sale of a Security issued by any registered open-end investment companies (including but not limited to the Legg Mason Funds);

               b. NO KNOWLEDGE. Securities Transactions where the Access Person has no knowledge of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership or investment club, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

               c. LEGG MASON, INC. STOCK (OUTSIDE OF RESTRICTED PERIOD). Any purchase or sale of Legg Mason, Inc. stock outside of the Restricted Period and any exercise of options under any of Legg Mason, Inc.'s employee stock plans;

               d. CERTAIN CORPORATE ACTIONS. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

               e. SYSTEMATIC INVESTMENT PLANS. Any acquisition of a security pursuant to a systematic investment plan that has previously been approved pursuant to the Code. A systematic investment plan is one pursuant to which a prescribed investment will be made automatically on a regular, predetermined basis without affirmative action by the Access Person.

               f. OPTIONS-RELATED ACTIVITY. Any acquisition or disposition of a security in connection with an option-related Securities

                   Transaction that has been previously approved pursuant to the Code. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Sections II.A. and II.C. are not applicable to the sale of the underlying security.

               g. COMMODITIES, FUTURES, AND OPTIONS ON FUTURES. Any Securities Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures.

               h. RIGHTS. Any acquisition of Securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent the rights were acquired in the issue;

               i. FIXED INCOME INVESTMENTS. Any purchase or sale of Fixed Income Investments; and

               j. MISCELLANEOUS. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the ground that the risk of abuse is minimal or non-existent.

                   The Securities Transactions listed in Section II.D.1.a., i., and j. are also exempt from the reporting requirements set forth in Section II.E.1. and 2.

          2. EXEMPTION FROM TREATMENT AS A PROHIBITED TRANSACTION. The following Securities Transactions are exempt from the prohibited transaction restrictions that are set forth in Section II.C.2. THEY ARE NOT EXEMPT FROM THE PRECLEARANCE REQUIREMENTS SET FORTH IN SECTION II.A.:

               a. DE MINIMIS TRANSACTIONS. The prohibitions in Section II.C.2.b. and c. are not applicable to any Security Transaction, or series of related transactions, effected over a thirty (30) calendar day period, involving 1,000 shares or less in the aggregate if the issuer of the Security is listed on the New York Stock Exchange or has a market capitalization in excess of $1 billion and the volume of trading in the Security during the prior trading day exceeded 20,000 shares.

               b. OPTIONS ON BROAD-BASED INDICES. The prohibitions in Section II.C.2.b., c., and d. are not applicable to any Securities Transaction involving options on certain broad-based indices designated by Batterymarch's Compliance Department. The broad-based indices designated by Batterymarch's Compliance Department may be changed from time to time and presently consist of the S&P 500, the S&P 100, NASDAQ 100, Nikkei 300, NYSE Composite, and Wilshire Small Cap indices.

     E.   REPORTING REQUIREMENTS

          1. INITIAL AND PERIODIC DISCLOSURE OF PERSONAL HOLDINGS BY ACCESS PERSONS. Within ten (10) days of being designated as an Access Person and thereafter on an annual basis, an Access Person must acknowledge receipt and review of the Code and disclose all Securities in which such Access Person has a Beneficial Interest on the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report (Appendix 2). The Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report must be received by April 30 of each year and disclose all Securities in which such Access Person has a Beneficial Interest as of March 31. An account statement for each account maintained with a broker, dealer, or bank in which an Access Person has a Beneficial Interest must be attached to the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report.

          2. TRANSACTION AND PERIODIC STATEMENT REPORTING REQUIREMENTS. An Access Person must arrange for Batterymarch's Compliance Department to receive directly from any broker, dealer, or bank that effects any Securities Transaction, duplicate copies of each confirmation for each such Securities Transaction as well as a periodic statement for each account in which a Securities Transaction occurred. Duplicate copies of confirmations and periodic statements must be received by Batterymarch's Compliance Department no later than ten (10) days after the end of the applicable calendar quarter. Attached as Appendix 5 is a form of letter that may be used to request such documents from such entities.

               IF AN ACCESS PERSON OPENS AN ACCOUNT AT A BROKER, DEALER, OR BANK THAT HAS NOT PREVIOUSLY BEEN DISCLOSED, THE ACCESS PERSON MUST IMMEDIATELY NOTIFY BATTERYMARCH'S COMPLIANCE DEPARTMENT IN WRITING OF THE EXISTENCE OF THE ACCOUNT AND MAKE ARRANGEMENTS TO COMPLY WITH THE REQUIREMENTS SET FORTH HEREIN.

               If an  Access  Person  is  not  able  to  arrange  for  duplicate confirmations  and  periodic  statements  to be sent,  the Access
               Person must immediately notify Batterymarch's Compliance Department.

          3. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code may be made available for inspection to Batterymarch's Board of Directors, the Board of Directors of each Legg Mason Fund, the Chairman of the Board and the Vice Chairman of Legg Mason, Inc., the Code of Ethics Review Committee, Legg Mason's Legal and Compliance Department, Batterymarch's Compliance Department, Preclearance Officers, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities Exchange Commission, any self-regulatory organization of which Legg Mason Wood Walker, Incorporated is a member, any state securities commission, and any attorney or agent of the foregoing or of the Legg Mason Funds.

III. FIDUCIARY DUTIES

     A. CONFIDENTIALITY. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Client Accounts, except to persons whose responsibilities require knowledge of the information.

     B. GIFTS. The following provisions on gifts apply to all Batterymarch employees.

          1. ACCEPTING GIFTS. On occasion, because of their position with Batterymarch, employees may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with Batterymarch. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of Batterymarch and the Client Accounts. Gifts of a nominal value (I.E., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (E.G., sporting events), and promotional items (E.G., pens, mugs, T-shirts) may be accepted.

               If a Batterymarch employee receives any gift that might be prohibited under this Code, the employee must immediately inform Batterymarch's Compliance Department.

          2. SOLICITATION OF GIFTS. Batterymarch employees may not solicit gifts or gratuities.

          3.   GIVING GIFTS.  Without written  authorization from Batterymarch's

               Compliance Department, Batterymarch employees may not personally give gifts with an aggregate value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, clients or prospects of the firm. Furthermore, Batterymarch employees may not give gifts to clients or prospects in excess of any limits set by such organizations (FOR EXAMPLE, certain clients may not allow their employees to accept gifts or may have a different threshold limit for accepting gifts (E.G., their employees may not accept gifts with an aggregate value in excess of $50 per year)).

     C. CORPORATE OPPORTUNITIES. Access Persons may not take personal advantage of any opportunity properly belonging to Batterymarch or any Client Account. For example, an Investment Person should not acquire a Beneficial Interest in a Security of limited availability without first offering the opportunity to purchase such Security to Batterymarch for the relevant Client Account.

     D. UNDUE INFLUENCE. Access Persons may not cause or attempt to cause any Client Account to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person stands to benefit materially from an investment decision for a Client Account, and the Access Person is making or participating in the investment decision, then the Access Person must disclose the potential benefit to those persons with authority to make investment decisions for the Client Account (or, if the Access Person in question is a person with authority to make investment decisions for the Client Account, to Batterymarch's Compliance Department). The person to whom the Access Person reports the interest, in consultation with Batterymarch's Compliance Department, must determine whether or not the Access Person will be restricted in making or participating in the investment decision.

     E. SERVICE AS A DIRECTOR. No Investment Person may serve on the board of directors of a publicly-held company (other than Batterymarch, its affiliates, the Funds or other commingled funds which Batterymarch or its affiliates sponsor or promote) absent prior written authorization by the Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Investment Person be isolated, through a Chinese Wall or other procedures, from those making investment decisions related to the issuer on whose board the Investment Person sits.

IV.  COMPLIANCE WITH THE CODE OF ETHICS

     A.   CODE OF ETHICS REVIEW COMMITTEE

          1.   MEMBERSHIP,   VOTING  AND  QUORUM.  The  Code  of  Ethics  Review
               Committee is comprised of the individuals  identified in Appendix
               1.

               The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee; PROVIDED, HOWEVER, that at least one member of the Committee shall also be a member of Legg Mason's Legal and Compliance Department.

          2. INVESTIGATING VIOLATIONS OF THE CODE. Batterymarch's Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of any investigation relating to the Legg Mason Funds to the Code of Ethics Review Committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code relating to the Legg Mason Funds. Any violation of the Code relating to the Legg Mason Funds by an Access Person will also be reported to the Boards of Directors of the relevant Legg Mason Funds no less frequently than each quarterly meeting.

          3. ANNUAL REPORTS. The Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will report to the Board of Directors of each Legg Mason Fund:

               a. Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

               b. Identifying any violation requiring significant remedial action during the past year; and

               c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

     B.   REMEDIES

          1. SANCTIONS. If Batterymarch's Compliance Department or the Code of Ethics Review Committee determines that an Access Person has committed a violation of the Code, Batterymarch's Compliance Department and the Code of Ethics Review Committee may impose sanctions and take other actions as they deem appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of the employment of the violator for cause. Batterymarch's Compliance Department and the Code of Ethics Review Committee may also require the Access Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. The amount of profit shall be calculated by Batterymarch's Compliance Department or the Code of Ethics Review Committee and shall be forwarded to a charitable organization selected by either Batterymarch's Compliance Department or the Code of Ethics Review Committee. Failure to promptly abide by a directive from Batterymarch's Compliance Department or the Code of Ethics Review Committee to reverse a trade or forfeit profits may result in the imposition of additional sanctions. No member of Batterymarch's Compliance Department or the Code of Ethics Review Committee may review his or her own transaction.

          2. REVIEW. Whenever the Code of Ethics Review Committee determines that an Access Person has committed a violation of this Code relating to the Legg Mason Funds that merits remedial action, it will report no less frequently than quarterly to the Boards of Directors of the applicable Legg Mason Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Directors of the relevant Legg Mason Funds may modify such sanctions as they deem appropriate. Such Boards shall have access to all information considered by the Code of Ethics Review Committee in relation to the case. The Code of Ethics Review Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Directors.

     C. EXCEPTIONS TO THE CODE. Although exceptions to the Code will rarely, if ever, be granted, Batterymarch's Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if it finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions relating to the Legg Mason Funds must be in writing and must be reported as soon as practicable to the Code of Ethics Review Committee and to any relevant Funds' Board of Directors at their next regularly scheduled meeting after the exception is granted.

     D. INQUIRIES REGARDING THE CODE. Batterymarch's Compliance Department will answer any questions about this Code or any other compliance-related matters.

V.   DEFINITIONS

     When used in the Code, the following terms have the meanings set forth below:

     "ACCESS PERSON" means:

     (1)  every director or officer of Batterymarch;

     (2) every employee of Batterymarch (or employee of a company in a control relationship with any of the foregoing), who in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Client Account;

     (3) every natural person in a control relationship with Batterymarch or a Client Account who obtains information concerning recommendations made to a Client Account with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades; and

     (4) such other persons as Batterymarch's Compliance Department or Legg Mason's Legal and Compliance Department shall designate.

     Any uncertainty as to whether an individual is an Access Person should be brought to the attention of Batterymarch's Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1(e) (1) promulgated under the Investment Company Act of 1940, as amended.

     "BATTERYMARCH" means Batterymarch Financial Management, Inc.

     "BATTERYMARCH'S COMPLIANCE DEPARTMENT" means the compliance department of Batterymarch and the persons designated in Appendix 1, as such Appendix shall be amended from time to time.

     "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

     An Access Person is deemed to have a Beneficial Interest in the following:

          (1)  any Security owned individually by the Access Person;

          (2) any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations); and

          (3) any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if:

               a. the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian); or

               b. the Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

     In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person is able to provide Batterymarch's Compliance Department with satisfactory assurances that the Access Person has no material Beneficial Interest in the Security and exercises no control over investment decisions made regarding the Security. Access Persons may use the form attached as Appendix 6 (Certification of No Beneficial Interest) in connection with such requests.

     Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of Batterymarch's Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

     "CLIENT ACCOUNT" means any separate or commingled account for which Batterymarch serves as an investment manager, adviser or sub-adviser.

     "CODE" means this Code of Ethics, as amended.

     "EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

     "FIXED INCOME INVESTMENT" means any security that pays a fixed rate of return and is not traded by Batterymarch on behalf of the Client Accounts (E.G., government, corporate and municipal bonds). Convertible securities are not considered Fixed Income Investments.

     "IMMEDIATE FAMILY" of an Access Person means any of the following persons:

          child                 grandparent                son-in-law
          stepchild             spouse                     daughter-in-law
          grandchild            sibling                    brother-in-law
          parent                mother-in-law              sister-in-law
          stepparent            father-in-law

     Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that Batterymarch's Compliance Department determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "INVESTMENT PERSONNEL" and "INVESTMENT PERSON" mean each Portfolio Manager and any Access Person who, in connection with his or her regular functions or duties, provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions.

     "LEGG MASON FUND" and "FUND" mean an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof, as the case may be) that is sponsored by Legg Mason, Inc. or its affiliates, including, but not limited to, the funds for which Batterymarch serves as an investment manager, adviser or sub-adviser.

     "LEGG  MASON'S  LEGAL  AND  COMPLIANCE  DEPARTMENT"  means  the  Legal  and
Compliance Department of Legg Mason Wood Walker, Incorporated and the persons designated in Appendix 1.

     "PORTFOLIO MANAGER" means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Client Account.

     "PRECLEARANCE OFFICER" means the person designated as a Preclearance Officer in Appendix 1 hereof or such person's designee.

     "RESTRICTED PERIOD" means the period beginning five trading days before the expected release of Legg Mason, Inc.'s quarterly earnings and continuing for two trading days following the quarterly earnings release.

     "SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person has or acquires a Beneficial Interest.

     "SECURITY" includes stock, limited partnership interests, obligations otherwise convertible into stock, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

VI.  APPENDICES TO THE CODE

     The following appendices are attached to and are a part of the Code:

     Appendix 1.  CONTACT PERSONS;

     Appendix 2.  ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS AND PERSONAL
                  HOLDINGS REPORT;

     Appendix 3.  TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS;

     Appendix 4.  CERTIFICATION OF ACCESS PERSON'S DESIGNEE ;

     Appendix 5.  FORM LETTER TO BROKER, DEALER, OR BANK;

     Appendix 6.  CERTIFICATION OF NO BENEFICIAL INTEREST.

                                   APPENDIX 1

                                 CONTACT PERSONS

PRECLEARANCE OFFICERS

     Philip E. Channen

DESIGNEES OF PRECLEARANCE OFFICERS

     Marybeth Forbes
     Denise A. Larson

LEGG MASON'S LEGAL AND COMPLIANCE DEPARTMENT

     Andrew J. Bowden
     Neil P. O'Callaghan
     Frank R. Walker Jr.

BATTERYMARCH'S COMPLIANCE DEPARTMENT

     Francis X. Tracy
     Philip E. Channen
     Denise A. Larson

CODE OF ETHICS REVIEW COMMITTEE

     Andrew J. Bowden
     Edward A. Taber, III
     Neil P. O'Callaghan
     Philip E. Sachs
     Jennifer W. Murphy

                                       i
(6/1/00)

                                   APPENDIX 2

                ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS AND
                            PERSONAL HOLDINGS REPORT

I acknowledge that I have received the Code of Ethics dated June 1, 2000 and represent that:

1. I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

2. In accordance with Section II.A. of the Code, I will obtain prior written authorization for all Securities Transactions in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under
     Section II.D.1. of the Code.

3. In accordance with Section II.E.2. of the Code, I will report all non-exempt Securities Transactions in which I have or acquire a Beneficial Interest.

4. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

5.   I will comply with the Code of Ethics in all other respects.

6. In accordance with Section II.E.1. of the Code, the following is a list of all Securities in which I have a Beneficial Interest:

     A.   PROVIDE THE INFORMATION  REQUESTED  BELOW  FOR  EACH ACCOUNT  THAT YOU
          MAINTAIN  WITH  A  BROKER,  DEALER,  OR   BANK.   INDICATE  "NONE"  IF
          APPROPRIATE.

-------------------------------------------------------------------------------
 NAME OF BROKER,
 DEALER, OR BANK                 ACCOUNT TITLE                  ACCOUNT NUMBER
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


                     (ATTACH A SEPARATE SHEET IF NECESSARY)

     B. ATTACH THE MOST RECENT ACCOUNT STATEMENT FOR EACH ACCOUNT IDENTIFIED ABOVE.

                                       ii
(6/1/00)

     C. IF YOU OWN BENEFICIAL INTERESTS IN SECURITIES THAT ARE NOT LISTED ON AN ATTACHED ACCOUNT STATEMENT, LIST THEM BELOW. INCLUDE PRIVATE EQUITY INVESTMENTS. INDICATE "NONE" IF APPROPRIATE.

-------------------------------------------------------------------------------
 NAME OF
  BROKER,                                                         NUMBER OF
DEALER, OR       ACCOUNT       ACCOUNT                         SHARES/PRINCIPAL
  BANK            TITLE        NUMBER      NAME OF SECURITY          AMOUNT
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                      (ATTACH SEPARATE SHEET IF NECESSARY)

7. (INVESTMENT PERSONNEL ONLY) In accordance with Section III.E. of the Code, the following is a list of publicly-held companies (other than Legg Mason, Inc., its affiliates, and the Funds) on which I serve as a member of the board of directors. INDICATE "NA" OR "NONE" IF APPROPRIATE.

--------------------------------------------------------------------------------
   NAME OF COMPANY                          BOARD MEMBER SINCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

8.   I certify that the information on this form is accurate and complete.


----------------------------------
Access Person's Name



----------------------------------          -----------------------------------
Access Person's Signature                   Date

                                      iii
(6/1/00)

                                   APPENDIX 3

                 TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS


1.   Name of Access Person:
                                                -------------------------------


2.   Account Title and Number:
                                                -------------------------------


3.   Name of Security:
                                                -------------------------------


4.   Maximum number of shares or units to be purchased or sold:
                                                                ---------------


5.   Name and phone number of broker to effect transaction:
                                                            -------------------


6. Check applicable boxes: Purchase [] Sale [] Market Order [] Limit Order [] Limit Price:
                  ----------------------

7. In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

     (b) I am not aware that any Legg Mason Fund, Client Account or any client account managed by an affiliate of Batterymarch has an open order to buy or sell the Security or an Equivalent Security.

     (c) By entering this order, I am not using knowledge of any open, executed, or pending transaction by a Legg Mason Fund, Client Account or any client account managed by an affiliate of Batterymarch to profit by the market effect of such transaction.

     (d) (Investment Personnel Only.) The Security is not being acquired in an initial public offering.

     (e) (Investment Personnel Only.) The Security is not being acquired in a private placement or, if it is, I have reviewed Section II.C.2. of the Code and have attached hereto a written explanation of such transaction.

     (f) (Investment Personnel Only.) If I am purchasing the Security, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold the Security or an Equivalent Security in the prior 60 calendar days if the same or an Equivalent Security has been held by a Client Account at any time on or between the dates of the Securities Transactions by me.

     (g) (Investment Personnel Only.) If I am selling the Security, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased the Security or an Equivalent Security in the prior 60 calendar days if the same or an Equivalent Security has been held by a Client Account at any time on or between the dates of the Securities Transactions by me.

     (h) I understand that if this trade is authorized, the length of the trade authorization approval will not extend beyond the close of business on the trading day after the authorization is granted (as stated in Section II.A.4. of the Code). If the order is not placed within that period, a new authorization must be obtained before the order is placed.

     (i) Once this order is executed, I understand that I must satisfy the transaction and periodic statement reporting requirements as stated in
          Section II.E.2. of the Code. If this order is not executed, I agree to notify the Preclearance Officer.

     (j) I believe that the proposed trade fully complies with the requirements of the Code.


  -------------------------           -----------------            -------------
  Access Person's Signature           Date                         Time

================================================================================
                              TRADE AUTHORIZATION
                   (TO BE COMPLETED BY PRECLEARANCE OFFICER)

(6/1/00)

-------------------                   ----------------             -------------
Authorization                         Date                         Time
================================================================================

                                   APPENDIX 4

                    CERTIFICATION OF ACCESS PERSON'S DESIGNEE

     The undersigned hereby certifies that the Access Person named on the attached Trade Authorization Request for Access Persons (a) directly instructed me to complete the attached form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the representations and warranties contained in the attached Form are accurate.



                                     ------------------------
                                     Access Person's Designee


                                     ------------------------
                                     Print Name


                                     ------------------------
                                      Date



                                       v
(6/1/00)

                                   APPENDIX 5

                    FORM OF LETTER TO BROKER, DEALER, OR BANK

(Date)

(Name
and Address)

Subject:  Account #
                    ---------------------------------------

Dear                :
     ---------------

     My employer, Batterymarch Financial Management, Inc., is an investment adviser to, or principal underwriter of, an investment company. Pursuant to my employer's Code of Ethics and Rule 17j-1 under the Investment Company Act of 1940, please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account directly to:

                                Philip E. Channen
                              Director, Compliance
                     Batterymarch Financial Management, Inc.
                        200 Clarendon Street, 49th Floor
                           Boston, Massachusetts 02116

     Thank you for your cooperation. If you have any questions, please contact me or Philip E. Channen at (617) 266-8300.


                                   Sincerely,


                                   (Name of Access Person)

                                       vi
(6/1/00)

                                   APPENDIX 6

                     CERTIFICATION OF NO BENEFICIAL INTEREST

I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household:

                Relationship of
                Immediate Family
NAME            MEMBER                   BROKERAGE FIRM           ACCOUNT NUMBER






I certify that with respect to each of the accounts listed above (INITIAL APPROPRIATE BOXES):


[] I do not own individually or jointly with others any of the securities held in the account.


[]   I do not possess or exercise decision making authority over the account.


[] I do not act as a broker or investment adviser representative for the account.


I agree that I will notify Batterymarch's Compliance Department immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.


                                        -------------------------
                                        Access Person's Signature

                                        -------------------------
                                        Print Name

                                        -------------------------
                                        Date

                                      vii
(6/1/00)

                                 EXHIBIT 16(f)

THE BOSTON COMPANY                                       MELLON FINANCIAL CENTER
ASSET MANAGEMENT, LLC                                           ONE BOSTON PLACE
                                                           BOSTON, MA 02108-4408

EFFECTIVE FEBRUARY 25, 2002
AMENDMENTS TO MELLON SECURITIES TRADING POLICY


         The changes are as follows:

EMPLOYEES ARE FREE TO TRADE ALL SHARES OF MELLON STOCK HELD IN MELLON'S 401(K) RETIREMENT SAVINGS PLAN THAT WERE CONTRIBUTED PRIOR TO JANUARY 1, 2000, AND THAT PREVIOUSLY HAD BEEN RESTRICTED. Previously, restricted shares held in the 401(k) Plan (primarily matching contributions) could not be sold until employees reached age 55, and then an election to sell could be made only during one 30-day period per year. These shares will no longer be restricted. This represents a substantial portion of the shares of Mellon common stock currently held by employees. This change will become effective on July 1, 2002, when Mellon has completed the work of identifying those share balances and have made the necessary changes to their record keeping system. On and after that date, employees who owns such shares, will be able to diversify them into other investment options within the plan on a daily basis, at their election. Shares contributed after January 1, 2000 will continue to be restricted according to the existing Policy, until further notice. All of the alternatives being considered for the future, however, provide a much shorter holding period than currently required.

THE QUARTERLY EARNINGS BLACKOUT PERIODS ARE BEING ELIMINATED. Beginning immediately, Mellon employees, which includes employees of The Boston Company Asset Management, LLC, may buy or sell Mellon common stock on any day and will no longer be restricted by the blackout periods at the end and start of each calendar quarter. This applies to all Mellon common stock an employee owns, not just the stock in the 401(k) Plan. All insider-trading prohibitions are applicable. It is illegal to trade in Mellon common stock if an employee has material non-public information about Mellon. A violation of these laws can result in a fine and imprisonment as well as the loss of employment. Members of the Board of Directors, Mellon's Senior Management Committee and certain key managers of Mellon's Finance department will continue to be subject to the restrictions on trading Mellon common stock that have historically applied to them.

[GRAPHIC] MELLON
          ----------------------------------------------------------------------


                                                     SECURITIES TRADING POLICY--
                                                   ACCESS DECISION MAKER EDITION

                                                                       [GRAPHIC]

[GRAPHIC] MELLON


                                                                       July 2000

Dear Mellon Financial Employee:

At Mellon, we take great pride in our transformation over the years from a regional bank to a global financial services company. Our growth makes us better able to meet customers' changing needs, gives us greater stability during any unexpected economic downturn and affords us the opportunity to be the best performing financial services company.

This diversity of our businesses also makes us a complex organization, which is why it's more important than ever that you clearly understand Mellon's SECURITIES TRADING POLICY. Mellon has long maintained strict policies regarding securities transactions, all with the same clear-cut objective: to establish and demonstrate our compliance with the high standards with which we conduct our business.

If you are new to Mellon, please take the time to fully understand the POLICY and consult it whenever you are unsure about appropriate actions. If you have seen the POLICY previously, I urge you to renew your understanding of the entire document and its implications for you. Only by strict adherence to the POLICY can we ensure that our well-deserved reputation for integrity is preserved.

Sincerely yours,

/S/ MARTY
Martin G. McGuinn
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

QUICK REFERENCE-ACCESS DECISION MAKERS


SOME THINGS YOU MUST DO

1. STATEMENT OF HOLDINGS--Provide to your Preclearance Compliance Officer a statement of all securities holdings within 10 days of becoming an ADM, and within 30 days after every quarter-end thereafter.

2. DUPLICATE STATEMENTS & CONFIRMATIONS--Instruct your broker, trust account manager or other entity through which you have a securities trading account to send directly to Compliance:

   o Trade confirmations  summarizing each transaction
   o Periodic statements

   Exhibit A can be used to notify your broker. Contact your designated Preclearance Compliance Officer for the correct address. This applies to all accounts in which you have a beneficial interest.

3. PRECLEARANCE--Before initiating a securities transaction, written preclearance must be obtained from the designated Preclearance Compliance Officer. This can be accomplished by completing a Preclearance Request Form and:

   o delivering or faxing the request to the designated Preclearance Compliance Officer, or
   o contacting   the  designated  Preclearance  Compliance  Officer  for  other available notification options.

   Preclearance Request Forms can be obtained from the designated Preclearance Compliance Officer. If preclearance approval is received the trade should be communicated to the broker on the same day, and executed before the end of the next business day, at which time the preclearance approval will expire.

4. CONTEMPORANEOUS DISCLOSURE--ADMs must obtain written authorization from the ADM's CIO or other Investment Ethics Committee designee prior to making or acting upon a portfolio recommendation in a security which they own personally.

5. PRIVATE PLACEMENTS--Purchases must be precleared by the Investment Ethics Committee. Prior holdings must be approved by the Investment Ethics Committee within 90 days of becoming an ADM. To initiate preclearance or approval, contact the Manager of Corporate Compliance.

6. IPOS--Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of Corporate Compliance. Approval can be given only when the allocation is the result of a direct family relationship.

7. MICRO-CAP SECURITIES--MCADMs are prohibited from purchasing any security of an issuer with a common equity market capitalization of $100 million or less at the time of acquisition unless approved by the Investment Ethics Committee. MCADMs must obtain on their Preclearance Request Forms the written authorization of their immediate supervisor and their Chief Investment Officer prior to trading any security of an issuer with a common equity market capitalization of more than $100 million but less than or equal to $250 million at the time of trade. Any prior holding of such securities must be approved by the CIO.

SOME THINGS YOU MUST NOT DO

MELLON   SECURITIES--The   following  transactions   in  Mellon  securities  are
prohibited for all Mellon  employees:

o  Short sales
o  Purchasing and selling or selling and  purchasing  within 60 days
o  Purchasing  or selling during a  blackout  period
o  Margin  purchases or options other than  employee options.

NON-MELLON SECURITIES

o Portfolio Managers are prohibited from purchasing/selling 7 days before or after a fund or other advised account transaction.
o For all ADMs, purchasing and selling or selling and purchasing the same or equivalent security within 60 days is discouraged, and any profits must be disgorged.

OTHER  RESTRICTIONS  are  detailed  throughout  the  Policy.  READ  THE  POLICY!

EXEMPTIONS
Preclearance is NOT required for certain other types of transactions, and transactions in certain other types of securities. See pages 9 & 10.

QUESTIONS?
Contact your designated Preclearance Compliance Officer. If you don't know who that is, call 412-234-1661.

THIS PAGE IS FOR REFERENCE PURPOSES ONLY. EMPLOYEES ARE REMINDED THEY MUST READ THE POLICY AND COMPLY WITH ITS PROVISIONS.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                          PAGE #

INTRODUCTION ...........................................................      1
Purpose.................................................................      1
CLASSIFICATION OF EMPLOYEES ............................................    2-3
  ADMs, MCADMs Consultants, Independent Contractors, and Temporary
   Employees ...........................................................      2
  The Investment Ethics Committee ......................................      3

PERSONAL SECURITIES TRADING PRACTICES ..................................   4-21
  Standards of Conduct for Access Decision Makers ......................   4-11
     Conflict of Interest ..............................................      4
     Material Nonpublic
     Information........................................................      4
     Brokers............................................................      4
     Personal Securities Transaction Reports ...........................      5
     Statement of Securities Accounts and Holdings .....................      5
     Quarterly Reporting ...............................................      6
     Preclearance for Personal Securities Transactions .................    6-7
     Contemporaneous Disclosure ........................................    7-8
     Blackout Policy ...................................................      9
     Exemptions from Requirement to Preclear ...........................   9-10
     Gifting of Securities .............................................     10
     DRIPs, DPPs, and AIPs .............................................     10
     Restricted List ...................................................     11
     Confidential Treatment ............................................     11
  Restrictions on Transactions in Mellon Securities.....................  12-14
     Mellon 401(k) Plan.................................................     13
     Mellon Employee Stock Options .....................................     14
  Restrictions on Transactions in Other Securities......................  15-19
     Initial Public Offerings ..........................................     15
     Micro-Cap Securities...............................................  15-16
     Private Placements ................................................  16-17
     Prohibition on Investments in Securities of Financial
      Services Organizations ...........................................  17-18
     Beneficial Ownership...............................................     18
     Non-Mellon Employee Benefit Plans .................................     19
  Protecting Confidential Information ..................................  19-21
     Insider Trading and Tipping-Legal Prohibitions ....................  19-20
     Insider Trading and Tipping-Mellon's Policy .......................     21
  The "Chinese Wall" ...................................................     21

GLOSSARY
  Definitions............................................................ 22-28

  Exhibit A - Sample Letter to Broker ...................................    29

INTRODUCTION
--------------------------------------------------------------------------------


The Securities Trading Policy (the "Policy") is designed to reinforce Mellon Financial Corporation's ("Mellon's") reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business. The Policy sets forth procedures and limitations which govern the personal securities transactions of every Mellon Employee.

Mellon and its employees are subject to certain laws and regulations governing personal securities trading. Mellon has developed this Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law" is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

Employees outside the United States are also subject to applicable laws of foreign jurisdictions, which may differ substantially from US law and which may subject such employees to additional requirements. Such employees must comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Policy. To the extent any particular portion of the Policy is inconsistent with foreign law, employees should consult the General Counsel or the Manager of Corporate Compliance.

Any provision of this Policy may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and maintained in the Audit & Risk Review Department.

Employees must read the Policy and must comply with it. Failure to comply with the provisions of the Policy may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Employees should retain the Policy in their records for future reference. Any questions regarding the Policy should be referred to the Manager of Corporate Compliance or his/her designee.

SPECIAL EDITION

This edition of the Securities Trading Policy has been prepared especially for Access Decision Makers. If you believe you are not an Access Decision Maker, please contact your supervisor, designated Preclearance Compliance Officer or the Manager of Corporate Compliance to obtain the standard edition of the Policy.

PURPOSE

It is imperative that Mellon and its affiliates avoid even the appearance of a conflict between the personal securities trading of its employees and its fiduciary duties to investment companies and managed account clients. Potential conflicts of interest are most acute with respect to personal securities trading by those employees most responsible for directing managed fund and account trades: portfolio managers and research analysts. In order to avoid even the appearance of impropriety, an Investment Ethics Committee has been formed. The Committee, in turn, has established the following practices which apply to Access Decision Makers. These practices do not limit the authority of any Mellon affiliate to impose additional restrictions or limitations.

CLASSIFICATION OF EMPLOYEES
--------------------------------------------------------------------------------


     Employees are engaged in a wide variety of activities for Mellon. In light of the nature of their activities and the impact of federal and state laws and the regulations thereunder, the Policy imposes different requirements and limitations on employees based on the nature of their activities for Mellon. To assist the employees in complying with the requirements and limitations imposed on them in light of their activities, employees are classified into one or both of the following categories: Access Decision Maker and Micro-Cap Access Decision Maker. Appropriate requirements and limitations are specified in the Policy based upon the employee's classification. The Investment Ethics Committee will determine the classification of each employee based on the following guidelines.


ACCESS DECISION MAKER (ADM)

     A person designated as such by the Investment Ethics Committee. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. Portfolio managers in Mellon Private Capital Management are generally ADMs; other personal trust officers are generally not ADMs unless the investment discretion they exercise warrants ADM designation. Traders are not ADMs. Portfolio managers of funds which are limited to replicating an index are not ADMs.


MICRO-CAP ACCESS DECISION
MAKERS (MCADM)

     An ADM designated as such by the Investment Ethics Committee. Generally, this will be ADMs who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a common equity market capitalization equal to or less than two-hundred fifty million dollars. MCADMs are also ADMs.


CONSULTANTS, INDEPENDENT
CONTRACTORS AND TEMPORARY
EMPLOYEES

     Managers should inform consultants, independent contractors and temporary employees of the general provisions of the Policy (such as the prohibition on trading while in possession of material nonpublic information), but generally they will not be required to preclear trades or report their personal securities holdings. If one of these persons would be considered an ADM if the person were a Mellon employee, the person's manager should advise the Manager of Corporate Compliance who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

CLASSIFICATION OF EMPLOYEES
--------------------------------------------------------------------------------


THE INVESTMENT ETHICS
COMMITTEE

     The  Investment   Ethics  Committee  is  composed  of  investment,   legal,
     compliance,   and  audit  management  representatives  of  Mellon  and  its affiliates.

     The chief executive officer, senior investment officer and the Preclearance Compliance Officer at each Mellon investment affiliate, working together, will be designees of the Investment Ethics Committee. The Investment Ethics Committee will meet periodically to review the actions taken by its designees and to consider issues related to personal securities trading and investment activity by ADMs.

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PERSONAL SECURITIES TRADING PRACTICES
--------------------------------------------------------------------------------

STANDARDS OF CONDUCT FOR ACCESS DECISION MAKERS

     Because  of  their  particular   responsibilities,   ADMs  are  subject  to
     preclearance and personal securities reporting requirements, as discussed below.

     Every ADM must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance or your Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.


CONFLICT OF INTEREST

     No employee may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.


MATERIAL NONPUBLIC INFORMATION

     No employee may divulge the current portfolio positions, or current or anticipated portfolio transactions, programs or studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.

     No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.


BROKERS

     TRADING ACCOUNTS--All ADMs are encouraged to conduct their personal investing through a Mellon affiliate brokerage account. This will assist in the monitoring of account activity on an ongoing basis in order to ensure compliance with the Policy.

PERSONAL SECURITIES TRADING PRACTICES
--------------------------------------------------------------------------------


PERSONAL SECURITIES TRANSACTIONS
REPORTS

     STATEMENTS & CONFIRMATIONS--All ADMs are required to instruct their broker, trust account manager or other entity through which they have a securities trading account to submit directly to the Manager of Corporate Compliance or designated Preclearance Compliance Officer copies of all trade confirmations and statements relating to each account of which they are a beneficial owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the brokerage account contains only mutual funds or other Exempt Securities as that term is defined in the glossary and the account has the capability to have reportable securities traded in it, the ADM maintaining such an account must arrange for duplicate account statements and trade confirmations to be sent by the broker to the Manager of Corporate Compliance or designated Preclearance Compliance Officer. Exhibit A is an example of an instruction letter to a broker.

     OTHER SECURITIES TRANSACTIONS which were not completed through a brokerage account, such as gifts, inheritances, spin-offs from securities held outside brokerage accounts, or other transfers must be reported to the designated Preclearance Compliance Officer within 10 days.


STATEMENT OF SECURITIES
ACCOUNTS AND HOLDONGS

     Within ten days of becoming an ADM and on an annual basis thereafter, all ADMs must submit to their designated Preclearance Compliance Officer:

     o a listing of all securities trading accounts in which the employee has a beneficial interest.

     o a statement of all securities in which they presently have any direct or indirect beneficial ownership other than Exempt Securities.

     The annual report must be completed upon the request of Corporate Compliance, and the information submitted must be current within 30 days of the request date the report is submitted. The annual statement of securities holdings contains an acknowledgment that the ADM has read and complied with this Policy.

PERSONAL SECURITIES TRADING PRACTICES
--------------------------------------------------------------------------------


QUARTERLY REPORTING

     ADMs are required to submit quarterly to their Preclearance Compliance Officer the Quarterly Securities Report. This report must be submitted within 30 days of each quarter end and includes information on:

     o securities beneficially owned at any time during the quarter which were also either recommended for a transaction or in the portfolio managed by the ADM during the quarter.

     o positions obtained in private placements.

     o securities of issuers with a common equity market capitalization of $250 million or less at security acquisition or at the date designated by the Preclearance Compliance Officer, whichever is later, which were beneficially owned at any time during the quarter.

     o Securities transactions which were not completed through a brokerage account, such as gifts inheritances, spin-offs from securities held outside brokerage accounts, or other transfers. A form for making this report can be obtained from your designated Preclearance Compliance Officer or from the Securities Trading Site on the Mellon intranet.


PRECLEARANCE FOR PERSONAL
SECURITIES TRANSACTIONS

     All ADMs must notify the designated Preclearance Compliance Officer in writing and receive preclearance before they engage in any purchase or sale of a security for their own accounts. ADMs should refer to the provisions under "Beneficial Ownership" on page 18, which are applicable to these provisions.

     All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form which can be obtained from the designated Preclearance Compliance Officer. The designated Preclearance Compliance Officer will notify the ADM whether the request is approved or denied, without disclosing the reason for such approval or denial.

     Notifications may be given in writing or verbally by the designated Preclearance Compliance Officer to the ADM. A record of such notification will be maintained by the designated Preclearance Compliance Officer. However, it shall be the responsibility of the ADM to obtain a written record of the designated Preclearance Compliance Officer's notification within 48 hours of such notification. The ADM should retain a copy of this written record for at least two years.

     As there could be many reasons for preclearance being granted or denied, ADMs should not infer from the preclearance response anything regarding the security for which preclearance was requested.

PERSONAL SECURITIES TRADING PRACTICES
-------------------------------------------------------------------------------

PRECLEARANCE FOR PERSONAL
SECURITIES TRANSACTIONS
(CONT.)

     Although making a preclearance request does not obligate an ADM to do the transaction, it should be noted that:

     o Preclearance requests should not be made for a transaction that the ADM does not intend to make.

     o The order for a transaction should be placed with the broker on the same day that preclearance authorization is received. The broker must execute the trade by the close of business on the next business day, at which time the preclearance authorization will expire.

     o ADMs should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the ADM is preclearing as beneficial owner of another's account, the response may be disclosed to the other owner.

     o Good Until Canceled/Stop Loss Orders ("Limit Orders") must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the preclearance authorization period, any unexecuted Limit Order must be canceled or a new preclearance authorization must be obtained. There are additional preapproval requirements for initial public offerings, micro-cap securities and private placements. See page 15 to 17.

CONTEMPORANEOUS DISCLOSURE

ADMs  must  obtain  written  authorization  prior to  making  or  acting  upon a portfolio recommendation in a security which they own personally. This authorization must be obtained from the ADM's CIO/CEO or other Investment Ethics Committee designee immediately prior to the first such portfolio recommendation in a particular security in a calendar month. The following personal securities holdings are exempt from the requirement to obtain written authorization immediately preceding a portfolio recommendation or transaction:

     o  Exempt Securities (see glossary).

     o Securities held in accounts over which the ADM has no investment discretion, which are professionally managed by a non-family member, and where the ADM has no actual knowledge that such account is currently holding the same or equivalent security at the time of the portfolio recommendation.

     o Personal holdings of equity securities of the top 200 issuers on the Russell list of largest publicly traded companies.

     o Personal equity holdings of securities of non-US issuers with a common equity market capitalization of $20 billion or more.

     o Personal holdings of debt securities which do not have a conversion feature and are rated BBB or better.

     o Personal holdings of ADMs who are index fund managers and who have no investment discretion in replicating an index.

PERSONAL SECURITIES TRADING PRACTICES
--------------------------------------------------------------------------------

CONTEMPORANEOUS DISCLOSURE
(CONT.)

     o Personal holdings of Portfolio Managers in Mellon Private Capital Management and Mellon Private Asset Management if the Portfolio Manager exactly replicates the model or clone portfolio. A disclosure form is required if the Portfolio Manager recommends securities which are not in the clone or model portfolio or recommends a model or clone security in a different percentage than model or clone amounts. Disclosure forms are also required when the Portfolio Manager recommends individual securities to clients, even if Mellon shares control of the investment process with other parties.

     If a personal securities holding does not fall under one of these exemptions, the ADM must complete and forward a disclosure form for authorization by the CIO/CEO or designee, immediately prior to the first recommendation or transaction in the security in the current calendar month. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month as long as purchases (or sales) in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM seeks to effect a transaction or makes a recommendation in a direction opposite to the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.

     Once the CIO/CEO's authorization is obtained, the ADM may make the recommendation or trade the security in the managed portfolio without the Preclearance Compliance Officeris signature. However, the ADM must deliver the authorization form to the Preclearance Compliance Officer on the day of the CIO/CEOis authorization. The Preclearance Compliance Officer will forward a copy of the completed form for the ADM's files. The ADM is responsible for following-up with the Preclearance Compliance Officer in the event a completed form is not returned to the ADM within 5 business days. It is recommended that the ADM retain completed forms for two years.

     A listing of Investment Ethics Committee designees, a listing of the Russell 200, and the personal securities disclosure forms are available on the Mellon intranet, or can be obtained from your designated Preclearance Compliance Officer.

PERSONAL SECURITIES TRADING PRACTICES
--------------------------------------------------------------------------------


BLACKOUT POLICY

     Except as described below, ADMs will generally not be given clearance to execute a transaction in any security that is on the restricted list maintained by their Preclearance Compliance Officer, or for which there is a pending buy or sell order for an affiliated account. This provision does not apply to transactions effected or contemplated by index funds.

     In addition, portfolio managers (except index fund managers) are prohibited from buying or selling a security within seven calendar days before and after their investment company or managed account has effected a transaction in that security. In addition to other appropriate sanctions, if such ADM effects such a personal transaction during that period, the individual must disgorge any and all profit realized from such transaction. The amount of the disgorgement will be determined by the Investment Ethics Committee.

     Exceptions--Regardless of any restrictions above, ADMs will generally be given clearance to buy or sell up to the greater of 100 shares or $10,000 of securities of the top 500 issuers on the Russell list of largest publicly traded companies. In addition, ADMs will be exempt from the 7-day disgorgement for the described transactions (but not the disgorgement for short-term/60-day trading). An ADM is limited to two such purchases or two such sales in the securities of any one issuer in any calendar month.


EXEMPTIONS FROM REQUIREMENT
TO PRECLEAR

Preclearance  is not required  for the  following  transactions:

     o purchases or sales of Exempt Securities (see Glossary);

     o purchases or sales of securities issued by non-affiliated closedend investment companies; non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures, index futures and index securities;

     o purchases or sales effected in any account over which an employee has no direct or indirect control over the investment decision making process (e.g., discretionary trading accounts). Discretionary trading accounts may be maintained, without being subject to preclearance procedures, only when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly discretionary;

     o transactions that are non-volitional on the part of an employee (such as stock dividends);

     o the sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance);
PAGE 9
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PERSONAL SECURITIES TRADING PRACTICES
--------------------------------------------------------------------------------

EXEMPTIONS FROM REQUIREMENT
TO PRECLEAR
(CONT.)

     o changes to elections in the Mellon 401(k) plan;

     o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;

     o sales of rights acquired from an issuer, as described above; and/or

     o sales effected pursuant to a bona fide tender offer.


GIFTING OF SECURITIES

     ADMs desiring to make a bona fide gift of securities or who receive a bona fide gift of securities do not need to preclear the transaction. However, ADMs must report such bona fide gifts to the designated Preclearance Compliance Officer. The report must be made within 10 days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift, the date of the transaction, and the name of the broker through which the transaction was effected. A bona fide gift is one where the donor does not receive anything of monetary value in return. An ADM who purchases a security with the intention of making a gift must preclear the purchase transaction.


DRIPS, DPPS AND AIPS

     Certain companies with publicly traded securities establish:

     o Dividend reinvestment plans (DRIPs)--These permit shareholders to have their dividend payments channeled to the purchase of additional shares of such company's stock. An additional benefit offered by many DRIPs to DRIP participants is the right to buy additional shares by sending in a check before the dividend reinvestment date ("optional cash purchases").

     o Direct Purchase Plans (DPPs)--These allow purchasers to buy stock by sending a check directly to the issuer, without using a broker.

     o Automatic Investment Plans (AIPs)--These allow purchasers to set up a plan whereby a fixed amount of money is automatically deducted from their checking account each month and used to purchase stock directly from the issuer.

       Participation in a DRIP, DPP or AIP is voluntary.

     ADMs who enroll in a DRIP or AIP are not required to preclear enrollment, the periodic reinvestment of dividend payments into additional shares of company stock through a DRIP, or the periodic investments through an AIP.

     ADMs must preclear all optional cash purchases through a DRIP and all purchases through a DPP. ADMs must also preclear all sales through a DRIP, DPP or AIP.

PERSONAL SECURITIES TRADING PRACTICES
--------------------------------------------------------------------------------

RESTRICTED LIST

     Each Preclearance Compliance Officer will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for ADMs in their area. From time to time, such trading restrictions may be appropriate to protect Mellon and its ADMs from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information in order to avoid unwarranted inferences. The Preclearance Compliance Officer will retain copies of the restricted lists for five years.


CONFIDENTIAL TREATMENT

     The Manager of Corporate Compliance and/or Preclearance Compliance Officer will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy. Documents received from ADMs are also available for inspection by the boards of directors of 40-Act entities and by the boards of directors (or trustees or managing general partners, as applicable) of the investment companies managed or administered by 40-Act entities.

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RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES

     Employees who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety. The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be presumed to exercise influence or control (see provisions under "Beneficial Ownership" on page 18 for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

     o SHORT   SALES--Short   sales  of  Mellon  securities   by  employees  are
       prohibited.

     o SHORT TERM TRADING--ADMs are prohibited from purchasing and selling, or from selling and purchasing Mellon securities within any 60 calendar day period. In addition to any other sanctions, any profits realized on such short term trades must be disgorged in accordance with procedures established by senior management.

     o MARGIN TRANSACTIONS--Purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

     o OPTION TRANSACTIONS--Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

     o MAJOR MELLON EVENTS--Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

PAGE 12

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PERSONAL SECURITIES TRADING PRACTICES
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     o MELLON BLACKOUT PERIOD--Employees  are prohibited  from buying or selling
       Mellon's publicly traded securities during a blackout period. The blackout period begins the 16th day of the last month of each calendar quarter and ends 3 business days after Mellon Financial Corporation publicly announces the financial results for that quarter. Thus, the blackout periods begin on March 16, June 16, September 16 and December
       16. The end of the blackout period is determined by counting business days only, and the day of the earnings announcement is day 1. The blackout period ends at the end of day 3, and employees can trade Mellon securities on day 4.

MELLON 401(K) PLAN

     For purposes of the blackout period and the short term trading rule, employees' changing their existing account balance allocation to increase or decrease the amount allocated to Mellon Common Stock will be treated as a purchase or sale of Mellon Stock, respectively. This means:

     o Employees are prohibited from increasing or decreasing their existing account balance allocation to Mellon Common Stock during the blackout period.

     o Employees are prohibited from increasing their existing account balance allocation to Mellon Common Stock and then decreasing it within 60 days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Common Stock and then increasing it within 60 days. However:

     o with respect to ADMs, any profits realized on short term changes in the 401(k) will not have to be disgorged.

     o changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the 60-day rule. (Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

     Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

     o Employees are not required to preclear any elections or changes made in their 401(k) account.

     o There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.

     o The regular salary deferral contribution to Mellon Common Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.


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MELLON EMPLOYEE STOCK
OPTIONS

     RECEIPT--Your receipt of an employee stock option from Mellon is not deemed to be a purchase of a security. Therefore, it is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

     EXERCISES--The exercise of an employee stock option that results in your holding the shares is exempt from preclearance and reporting requirements, can take place during the blackout period and does not constitute a purchase for purposes of the 60-day prohibition.

     "CASHLESS" EXERCISES--The exercise of an employee stock option which is part of a "cashless exercise" or "netting of shares" that is administered by the Human Resources Department or Chase Mellon Shareholder Services is exempt from the preclearance and reporting requirements and will not constitute a purchase or a sale for purposes of the 60-day prohibition. A "cashless exercise" or "netting of shares" transaction is permitted during the blackout period for ShareSuccess plan options only. They are not permitted during the blackout period for any other plan options.

     SALES--The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the preclearance and reporting requirements, are prohibited during the blackout period and constitute sales for purposes of the 60-day prohibition.

                                                                         PAGE 14
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RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES

     Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third party issuers, could result in liability on the part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to "Beneficial Ownership" on page 18, which is applicable to the following restrictions.

     The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

     The following restrictions apply to all securities transactions by ADMs:

     o CUSTOMER TRANSACTIONS--Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

     o EXCESSIVE TRADING, NAKED OPTIONS--Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.

     o FRONT RUNNING--Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.

     o INITIAL PUBLIC OFFERINGS--ADMs are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering
       (IPO) without the approval of the Investment Ethics Committee. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the ADM. Due to NASD rules, this approval may not be available to employees of registered broker/dealers.

     o MATERIAL NONPUBLIC INFORMATION--Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

     o MICRO-CAP SECURITIES--Unless specifically authorized in writing by the Investment Ethics Committee, MCADMs are prohibited from voluntarily obtaining beneficial ownership of any security of an issuer with a common equity market capitalization of $100 million or less at the time of acquisition. If any MCADM


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PERSONAL SECURITIES TRADING PRACTICES
--------------------------------------------------------------------------------


     involuntarily acquires such a micro-cap security through inheritance, gift, or spin-off, this fact must be disclosed in a memo to the MCADM's Preclearance Compliance Officer within 10 business days of the MCADM's knowledge of this fact. A copy of this memo should be attached to the MCADM's next Quarterly Securities Report. A form for making this report can be obtained from your designated Preclearance Compliance Officer. MCADMs must obtain on their Preclearance Request Forms the written authorization of their immediate supervisor and their Chief Investment Officer prior to voluntarily obtaining, or disposing of, a beneficial ownership of any security of an issuer with a common equity market capitalization of more than $100 million but less than or equal to $250 million at the time of acquisition.

     MCADMs who have prior holdings of securities of an issuer with a common equity market capitalization of $250 million or less must disclose on their next Quarterly Securities Report that they have not yet received CIO/CEO authorization for these holdings. The Preclearance Compliance Officer will utilize these forms to request the appropriate authorizations.

     o PRIVATE PLACEMENTS--Participation in private placements is prohibited without the prior written approval of the Investment Ethics Committee. The Committee will generally not approve an ADM's acquiring, in a private placement, beneficial ownership of any security of an issuer in which any managed fund or account is authorized to invest within the ADM's fund complex.

     Private placements include certain co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in family owned businesses. For the purpose of this policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

     When considering requests for participation in private placements, the Investment Ethics Committee will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment by an ADM. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with Mellon or its affiliates, or his or her relationship to a managed fund or account. The Investment Ethics Committee will also consider whether a fund or account managed by the ADM is authorized to invest in securities of the issuer in which the ADM is seeking to invest. At its discretion, the Investment Ethics Committee may request any and all information and/or documentation necessary to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.

                                                                         PAGE 16
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PERSONAL SECURITIES TRADING PRACTICES
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     ADMs who have prior holdings of securities  obtained in a private placement must request the written authorization of the Investment Ethics Committee to continue holding the security. This request for authorization must be initiated within 90 days of becoming an ADM.

     To request authorization for prior holdings or new proposed acquisitions of securities issued in an eligible private placement, contact the Manager of Corporate Compliance.

     o SCALPING--Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans.

     o SHORT TERM TRADING--ADMs are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. Any profits realized on such short term trades must be disgorged in accordance with procedures established by senior management. Exception: securities may be sold pursuant to a bona fide tender offer without disgorgement under the 60-day rule.

PROHIBITION ON INVESTMENTS IN
SECURITIES OF FINANCIAL SERVICES
ORGANIZATIONS

     You are prohibited from acquiring any security issued by a financial services organization if you are:

     o a member of the Mellon Senior Management Committee.

     o employed in any of the following departments:

     o Corporate Strategy & Development

     o Legal (Pittsburgh only)

     o Finance (Pittsburgh only)

     o an  employee  specifically   designated   by  the  Manager  of  Corporate
       Compliance and informed that this prohibition is applicable to you.

FINANCIAL SERVICES ORGANIZATIONS--The term "security issued by a financial services organization" includes any security issued by:

     o Commercial Banks other than Mellon

     o Bank Holding Companies other than Mellon

     o Insurance Companies

     o Investment Advisory Companies

     o Shareholder Servicing Companies

     o Thrifts

     o Savings and Loan Associations

     o Broker/Dealers

     o Transfer Agents

     o Other Depository Institutions


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PROHIBITION ON INVESTMENTS IN
SECURITIES OF FINANCIAL SERVICES
ORGANIZATIONS
(CONT.)

     The term "securities issued by a financial services organization" does not include securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

     EFFECTIVE Date--Securities of financial services organizations properly acquired before the employee's becoming subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with this policy.

     Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program (DRIP), or through an automatic investment plan (AIP) are not subject to this prohibition, provided the employee's election to participate in the DRIP or AIP predates the date of the employee's becoming subject to this prohibition. Optional cash purchases through a DRIP or direct purchase plan (DPP) are subject to this prohibition. Securities acquired in any account over which an employee has no direct or indirect control over the investment decision making process (e.g. discretionary trading accounts) are not subject to this prohibition.

     Within 30 days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance.


BENEFICIAL OWNERSHIP

     The provisions of the Policy apply to transactions in the employee's own name and to all other accounts over which the employee could be presumed to exercise influence or control, including:

     o accounts of a spouse, minor children or relatives to whom substantial support is contributed;

     o accounts of any other member of the employee's household (e.g., a relative living in the same home);

     o trust or other accounts for which the employee acts as trustee or otherwise exercises any type of guidance or influence;

     o corporate accounts controlled, directly or indirectly, by the employee;

     o arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and

     o any other account for which the employee is the beneficial owner (see Glossary for a more complete legal definition of "beneficial owner").

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PERSONAL SECURITIES TRADING PRACTICES
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NON-MELLON EMPLOYEE
BENEFIT PLANS


     the provisions discussed above do not apply to transactions done under a bona fide employee benefits plan administered by an organization not affiliated with Mellon and by an employee of that organization who shares beneficial interest with a Mellon employee, and in the securities of the employing organization. This means if a Mellon employee's spouse is employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions in the employer's securities done by the spouse as part of the spouse's employee benefit plan.

     The Securities Trading Policy does not apply in such a situation. Rather, the other organization is relied upon to provide adequate supervision with respect to conflicts of interest and compliance with securities laws.


PROTECTING CONFIDENTIAL INFORMATION

     As an employee you may receive information about Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct.

INSIDER TRADING AND TIPPING
LEGAL PROHIBITIONS

     Federal securities laws generally prohibit the trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable.

     Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

     o a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets;

     o tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

     o dividend declarations or changes;

     o extraordinary borrowings or liquidity problems;

     o defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing;

     o earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

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PERSONAL SECURITIES TRADING PRACTICES
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INSIDER TRADING AND TIPPING
LEGAL PROHIBITIONS
(CONT.)

     o pending  discoveries or  developments,  such as new products,  sources of
       materials, patents,  processes,   inventions or  discoveries  of  mineral
       deposits;

     o a proposal or agreement concerning a financial restructuring;

     o a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

     o a significant expansion or contraction of operations;

     o information about major contracts or increases or decreases in orders;

     o the institution of, or a development in, litigation or a regulatory proceeding;

     o developments regarding a company's senior management;

     o information about a company received from a director of that company; and

     o information   regarding   a    company's   possible   noncompliance  with
       environmental protection laws.

     This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material. "Nonpublic"--Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

     If you obtain material non-public information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

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--------------------------------------------------------------------------------

MELLON'S POLICY

     Employees who possess material nonpublic information about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

     Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

     Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in this Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

     Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS ON THE FLOW OF
INFORMATION WITHIN MELLON
(THE "CHINESE WALL")

     As a diversified financial services organization, Mellon faces unique challenges in complying with the prohibitions on insider trading and tipping of material non-public information, and misuse of confidential information. This is because one Mellon unit might have material nonpublic information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all employees. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider Functions) from the Mellon units or individuals that either trade in securities--for Mellon's account or for the accounts of others--or provide investment advice (Investment Functions). Employees should refer to CPP 903-2(C) The Chinese Wall.

GLOSSARY
--------------------------------------------------------------------------------

DEFINITIONS

     o 40-ACT ENTITY-A Mellon entity registered under the Investment Company Act and/or the Investment Advisers Act of 1940.

     o ACCESS DECISION MAKER-A person designated as such by the Investment Ethics Committee. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts. See further details in the Access Decision Maker edition of the Policy.

     o ACCESS PERSON-As defined by Rule 17j-1 under the Investment Company Act of 1940, "access person" means:

       (A) With respect to a registered investment company or an investment adviser thereof, any director, officer, general partner, or advisory person (see definition below), of such investment company or investment adviser;

       (B) With respect to a principal underwriter, any director, officer, or general partner of such principal underwriter who in the ordinary course of his business makes, participates in or obtains information regarding the purchase or sale of securities for the registered investment company for which the principal underwriter so acts, or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendations to such investment company regarding the purchase or sale of securities.

       (C) Notwithstanding the provisions of paragraph (A) hereinabove, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, the term "access person" shall mean: any director, officer, general partner, or advisory person of the investment adviser who, with respect to any registered investment company, makes any recommendations, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation will be made, to any such investment company; or who, in connection with his duties, obtains any information concerning securities recommendations being made by such investment adviser to any registered investment company.

       (D) An investment adviser is "primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients" when, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of (i) its total sales and revenues, and (ii) its income (or loss) before income taxes and extraordinary items, from such other business or businesses.

GLOSSARY
--------------------------------------------------------------------------------

     o ADVISORY PERSON of a registered investment company or an investment adviser thereof means:

       (A) Any employee of such company or investment adviser (or any company in a control relationship to such investment company or investment adviser) who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a registered investment company, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and

       (B) Any natural person in a control relationship to such company or investment adviser who obtains information concerning recommendations made to such company with regard to the purchase or sale of a security.

     o APPROVAL-written consent or written notice of non-objection.

     o BENEFICIAL OWNERSHIP-The definition that follows conforms to interpretations of the Securities and Exchange Commission on this matter. Because a determination of beneficial ownership requires a detailed analysis of personal financial circumstances that are subject to change, Corporate Compliance ordinarily will not advise employees on this definition. It is the responsibility of employee to read the definition and based on that definition, determine whether he/she is the beneficial owner of an account. If the employee determines that he/she is not a beneficial owner of an account and Corporate Compliance becomes aware of the existence of the account, the employee will be responsible for justifying his/her determination.

     Securities owned of record or held in the employee's name are generally considered to be beneficially owned by the employee.

     Securities  held  in  the  name  of  any  other  person  are  deemed  to be beneficially owned by the employee if by reason of any contract, understanding, relationship, agreement or other arrangement, the employee obtains therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the employee's benefit (regardless of record ownership), e.g., securities held for the employee or members of the employee's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the employee, but which have not been transferred into the employee's name on the books of the company;
     securities which the employee has pledged; or securities owned by a corporation that should be regarded as the employee's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the employee's immediate family, which includes the employee's spouse, the employee's minor children and stepchildren and the employee's relatives or

GLOSSARY
--------------------------------------------------------------------------------

     o BENEFICIAL OWNERSHIP-definition continued the relatives of the employee's spouse who are sharing the employee's home, unless because of countervailing circumstances, the employee does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. An employee is also deemed the beneficial owner of securities held in the name of some other person, even though the employee does not obtain benefits of ownership, if the employee can vest or revest title in himself at once, or at some future time.

       In addition, a person will be deemed the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, discretionary account or similar arrangement.

       With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the employee as trustee or a member of the employee's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the employee of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the employee as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the employee being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the employee's prior approval as settlor or beneficiary. "Immediate family" of an employee as trustee means the employee's son or daughter (including any legally adopted children) or any descendant of either, the employee's stepson or stepdaughter, the employee's father or mother or any ancestor of either, the employee's stepfather or stepmother and the employee's spouse.

       To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in

GLOSSARY
--------------------------------------------------------------------------------

     o BENEFICIAL OWNERSHIP-definition continued portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

       Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

       The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the employee may include security holdings of other members of his family, the employee may nonetheless disclaim beneficial ownership of such securities.

     o "CHINESE WALL" POLICY-procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

     o DIRECT FAMILY RELATION-employee's husband, wife, father, mother, brother, sister, daughter or son. Includes the preceding plus, where appropriate, the following prefixes/suffix: grand-, step-, foster-, half- and -in-law.

     o DISCRETIONARY TRADING ACCOUNT-an account over which the employee has no direct or indirect control over the investment decision making process.

     o EMPLOYEE-any   employee  of   Mellon   Financial   Corporation   or   its
       more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt, domestic and international employees; does not include consultants and contract or temporary employees.

     o EXEMPT SECURITIES-Exempt Securities are defined as:

       o direct obligations of the government of the United States;
       o high quality short-term debt instruments;
       o bankers' acceptances;
       o bank certificates of deposit and time deposits;
       o commercial paper;
       o repurchase agreements;
       o securities issued by open-end investment companies;

     o FAMILY RELATION-see direct family relation.

GLOSSARY
--------------------------------------------------------------------------------

     o GENERAL COUNSEL-General Counsel of Mellon Financial Corporation or any person to whom relevant authority is delegated by the General Counsel.

     o INDEX FUND-an investment company or managed portfolio which contains securities of an index in proportions designed to replicate the return of the index.

     o INITIAL  PUBLIC  OFFERING   (IPO)-the  first  offering  of   a  company's
       securities to the public through an allocation by the underwriter.

     o INVESTMENT CLUB- is a membership organization where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of an investment club participates in the investment decision making process, Insider Risk Employees, Investment Employees and Access Decision Makers belonging to such investment clubs must preclear and report the securities transactions contemplated by such investment clubs. In contrast, a private investment company is an organization where the investor invests his/her money, but has no direct control over the way his/her money is invested. Insider Risk Employees, Investment Employees and Access Decision Makers investing in such a private investment company are not required to preclear any of the securities transactions made by the private investment company. Insider Risk Employees, Investment Employees and Access Decision Makers are required to report their investment in a private investment company to the Manager of Corporate Compliance and certify to the Manager of Corporate Compliance that they have no direct control over the way their money is invested.

     o INVESTMENT COMPANY-a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

     o INVESTMENT ETHICS COMMITTEE is composed of investment, legal, compliance, and audit management representatives of Mellon and its affiliates. The members of the Investment Ethics Committee are:

     o President and Chief Investment Officer of The Dreyfus Corporation (Committee Chair)

     o General Counsel, Mellon Financial Corporation

     o Chief Risk Management Officer, Mellon Trust

     o Manager of Corporate Compliance, Mellon Financial Corporation

     o Corporate Chief Auditor, Mellon Financial Corporation

GLOSSARY
--------------------------------------------------------------------------------

     o Chief Investment Officer, Mellon Private Asset Management

     o Executive Officer of a Mellon investment adviser (rotating membership)

     The Committee has oversight of issues related to personal securities trading and investment activity by Access Decision Makers.

     o MANAGER OF CORPORATE COMPLIANCE-the employee within the Audit & Risk Review Department of Mellon Financial Corporation who is responsible for administering the Securities Trading Policy, or any person to whom relevant authority is delegated by the Manager of Corporate Compliance.

     o MELLON-Mellon Financial Corporation and all of its direct and indirect subsidiaries. o OPTION-a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time. For purposes of compliance with the Policy, any Mellon employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

     o CallOptions

       If a Mellon employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.

       If a Mellon employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold.

     o Put Options

       If a Mellon employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.

       If a Mellon employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.

Below is a table describing the above:

           ---------------------------------------------------------------------
                                       Transaction Type
--------------------------------------------------------------------------------
Option Type               Buy                                   Sale
--------------------------------------------------------------------------------
Put                     Sale of                              Purchase of
                 Underlying Security                     Underlying Security
--------------------------------------------------------------------------------
Call                 Purchase of                               Sale of
                 Underlying Security                     Underlying Security
--------------------------------------------------------------------------------

GLOSSARY
--------------------------------------------------------------------------------

     o PRECLEARANCE COMPLIANCE OFFICER-a person designated by the Manager of Corporate Compliance and/or the Investment Ethics Committee to administer, among other things, employees' preclearance requests for a specific business unit.

     o PRIVATE   PLACEMENT-an   offering  of  securities  that  is  exempt  from
       registration under the Securities Act of 1933 because it does not constitute a public offering. Includes limited partnerships.

     o SENIOR MANAGEMENT COMMITTEE-the Senior Management Committee of Mellon Financial Corporation.

     o SHORT SALE-the sale of a security that is not owned by the seller at the time of the trade.

PAGE 28
--------------------------------------------------------------------------------

EXHIBIT A-SAMPLE INSTRUCTION
LETTER TO BROKER

--------------------------------------------------------------------------------
[GRAPHIC] MELLON

Date


Broker ABC
Street Address
City, State ZIP


Re:  John Smith & Mary Smith
     Account No. xxxxxxxxxxxx

In connection with my existing brokerage accounts at your firm noted above, please be advised that the Compliance Department of my employer should be noted as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

Please send the requested documentation ensuring the account holder's name appears on all correspondence to:

           Manager, Corporate Compliance
           Mellon Financial Corporation PO Box
           3130 Pittsburgh, PA 15230-3130

           or

           Preclearance Compliance Officer
           (obtain address from your designated Preclearance Compliance Officer)

Thank you for your cooperation in this request.

Sincerely yours,



Employee


cc: Manager, Corporate Compliance (151-4340) or Preclearance Compliance Officer

--------------------------------------------------------------------------------

          Questions Concerning the Securities Trading Policy?
          Contact Corporate Compliance, (412) 234-1661
          AIM 151-4340, Mellon Bank, Pittsburgh, PA 15258-0001

          [GRAPHIC] MELLON
          Corporate Compliance
          www.mellon.com


CO-1045 Rev. 06/00 PD 06/00

                           EXHIBIT 16(g)

                       [GRAPHIC] DRESDNER RCM GLOBAL INVESTORS


                                 CODE OF ETHICS

Dresdner RCM's reputation for integrity and ethics is one of our most important assets. In order to safeguard this reputation, we believe it is essential not only to comply with relevant US and foreign laws and regulations but also to maintain high standards of personal and professional conduct at all times. Dresdner RCM's Code of Ethics is designed to ensure that our conduct is at all times consistent with these standards, with our fiduciary obligations to our clients, and with industry and regulatory standards for investment managers.

The basic principles underlying Dresdner RCM's Code of Ethics are as follows:

         o  We  will  at  all  times  conduct   ourselves   with  integrity  and
            distinction, putting first the interests of our clients.

         o Even if our clients are not harmed, we cannot take inappropriate advantage of information we learn through our position as fiduciaries.

         o We must take care to avoid even the appearance of impropriety in our personal actions.

The Code of Ethics contains detailed rules concerning personal securities transactions and other issues. In addition, the Code of Ethics sets forth the general principles that will apply even when the specific rules do not address a specific situation or are unclear or potentially inapplicable.

Although the Code of Ethics provides guidance with respect to many common types of situations, please remember that the Code of Ethics cannot address every possible circumstance that could give rise to a conflict of interest, a potential conflict of interest, or an appearance of impropriety. Whether or not a specific provision of the Code applies, each employee must conduct his or her activities in accordance with the general principles embodied in the Code of Ethics, and in a manner that is designed to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. TECHNICAL COMPLIANCE WITH THE PROCEDURES INCORPORATED IN THE CODE OF ETHICS WILL NOT INSULATE ACTIONS THAT CONTRAVENE YOUR DUTIES TO DRESDNER RCM AND ITS CLIENTS FROM SCRUTINY AND, IN SOME CASES, LIABILITY. Each employee should consider whether a particular action might give rise to an appearance of impropriety, even if the action itself is consistent with the employee's duties to Dresdner RCM and its clients. Therefore, to protect yourself and the firm, please be alert for the potential for conflicts of interest, and please consult the Compliance Department whenever questions arise concerning the application of the Code of Ethics to a particular situation.


                                          (C) DRESDNER RCM GLOBAL INVESTORS, LLC

                                TABLE OF CONTENTS

1.   Introduction...........................................................   1

2.   Persons Covered by the Code of Ethics..................................   2

3.   Rules Pertaining to Personal Securities Trading........................   3

     3.1.   General Rules Regarding Personal Securities Trading.............   3

     3.2.   The Pre-Clearance Process for Personal Securities Transactions..   4

        3.2.1. Required Approval -- Equity and Equity-Related Securities....   5

        3.2.2. Required Approval -- Fixed Income Securities.................   6

        3.2.3. Trading Date.................................................   6

     3.3.   Special Situations..............................................   7

        3.3.1.  Special Types of Securities ................................   7

           3.3.1.1. Exempted Securities.....................................   7

           3.3.1.2. Derivative Instruments .................................   8

           3.3.1.3. Stock Index Futures.....................................   9

           3.3.1.4  Limited and General Partnership Interests...............   9

        3.3.2   Special Types of Transactions...............................   9

           3.3.2.1  Private Placements......................................   9

           3.3.2.2  Limit, GTC and Stop Loss Orders.........................  10

           3.3.2.3  Public Offerings........................................  10

           3.3.2.4  Non-Volitional Transactions.............................  11

           3.3.2.5  DE MINIMIS Transactions in Certain Securities...........  11

           3.3.2.6  Other Special Transactions.............................   12

           3.3.2.7  Gifts   ................................................  12

           3.3.2.8  Proprietary Accounts....................................  13

4.1      Third Party Accounts...............................................  13

4.2      Blackout Period on Trades by Portfolio Managers...................   13

4.3      Ban on Short-Term Trading Profits.................................   15

4.4      Fiduciary Responsibility to Clients...............................   17

4.5      Technical Compliance is Not Sufficient............................   18

4.6      Reporting Personal Securities Transactions........................   18

        4.6.1  Pre-Clearance Forms.........................................   19

        4.6.2  Duplicate Brokerage Confirmations...........................   19

        4.6.3  Quarterly Reports of Transactions...........................   19

        4.6.4  Initial and Annual Personal Holdings Report.................   20

5.   What Beneficial Ownership Means.......................................   20

6.   Other Conflicts of Interest...........................................   21

     6.1.   Providing Investment Advice to Others..........................   21

     6.2.   Disclosure of Personal Interest in Transactions................   21

     6.3.   Favoritism and Gifts...... ....................................   22

     6.4.   Disclosure of Interests of Members of Immediate Family.........   22

     6.5.   Disclosure of Information Concerning Securities Recommendations
            and Transactions...............................................   22

     6.6.   Prohibition on Serving as a Director...........................   22

     6.7.   Insider Trading ................................................  23

7.   Potential Consequences of Violations; Responsibilities of Supervisors..  23

8.   Questions Concerning the Code of Ethics...............................   23

9.   Forms To Be Executed .................................................   24

                                    EXHIBITS

         Exhibit A         Personal Securities Transaction Pre-Clearance

         Exhibit B         Third Party Account Certification

         Exhibit C         Trading Accounts

         Exhibit D         Quarterly Transaction Report

         Exhibit E         Personal Holdings Report

         Exhibit F         Acknowledgment

                                  INTRODUCTION


Dresdner RCM Global Investors LLC, Caywood-Scholl Capital Management, LLC, and Pallas Investment Partners, L.P., (all of which are referred to in the Code of Ethics collectively as "Dresdner RCM") and their employees owe fiduciary duties to their clients under the laws of the United States, Australia, Germany, Hong Kong, Japan, the United Kingdom and other countries. These fiduciary duties require each of us to place the interests of our clients ahead of our own interests in all circumstances. Due to the special nature of some of our clients, special rules may also apply in some circumstances. These rules are discussed in more detail below.

An integral part of our fiduciary duty is the obligation to avoid conflicts of interest.1 As a basic principle, you may not use your position, or information you learn at Dresdner RCM, so as to create a conflict or the appearance of a conflict between your personal interests and those of Dresdner RCM or any Dresdner RCM client. A conflict of interest (or the appearance of a conflict of interest) can arise even if there is no financial loss to Dresdner RCM or to any Dresdner RCM client, and regardless of the motivation of the employee involved.

The potential for conflicts of interest is apparent with respect to personal securities transactions, but conflicts of interest can arise in a variety of situations. Some of the more common examples are described in this Code of Ethics. The rules contained in the Code of Ethics are designed to minimize conflicts of interest and to avoid potential appearances of impropriety. As a result, all employees and members of their immediate families are required to adhere carefully to the elements of the Code of Ethics that are applicable to them. Compliance with Dresdner RCM's Code of Ethics is a condition of employment. The sanctions that may result from violations of the Code of Ethics, which can include fines and/or dismissal, are outlined below.

Compliance with the Code of Ethics and interpretation of its requirements is the responsibility of Dresdner RCM's Compliance Department, subject to the oversight of Dresdner RCM's Compliance Committee. If you have questions about whether a conflict of interest exists in a particular situation, please contact the Compliance Department.

Industry standards pertaining to matters such as personal securities trading can change over time, and Dresdner RCM is committed to maintaining high ethical standards for itself and its employees. Therefore, Dresdner RCM reserves the right to change any or all of the requirements of the Code of Ethics from time to time, as Dresdner RCM deems necessary or appropriate. Dresdner RCM also reserves the right, when in its judgment particular circumstances warrant, to impose more stringent requirements on particular employees or on all employees generally, or to grant exceptions to the requirements of the Code of Ethics in circumstances in which it believes an exception is warranted.

---------

1 As used in this Code of Ethics, "Conflict of Interest" includes any conduct that is prohibited by Rule 17j-1(b), as amended, under the Investment Company Act of 1940.

                                 PERSONS COVERED

The provisions and requirements of the Code of Ethics apply to all officers, directors, and employees of Dresdner RCM. The Code of Ethics also applies to all temporary employees and all contractors who work on Dresdner RCM's premises, or who have access to Dresdner RCM's computer systems. In addition, special rules apply to transactions by or through proprietary accounts and benefit plans sponsored by Dresdner RCM.

All of the provisions and requirements of the Code of Ethics, including the rules pertaining to pre-clearance of personal securities transactions, also apply to persons who are closely connected to Dresdner RCM directors, officers and employees. Examples of closely connected persons include any family member who is presently living in your household, or to whose financial support you make a significant contribution, and trusts or estates over which you have investment control. In case of any doubt, please contact the Compliance Department.

Although persons who are not closely connected to you " are not required to comply with the pre-clearance and other procedures contained in the Code of Ethics, such persons may not take improper advantage of information that they may receive from you regarding the activity or holdings of Dresdner RCM clients. In addition, it would be a violation of the Code of Ethics and potentially a violation of Dresdner RCM's Policies and Procedures Designed to Detect and Prevent Insider Trading (the "Insider Trading Policy") for any Dresdner RCM employee to arrange for a friend or relative to trade in a security in which that Dresdner RCM employee would be precluded from trading for his or her own account. It may also be a violation of the Code of Ethics or the Insider Trading Policy for a Dresdner RCM employee to give information about the activity or holdings of Dresdner RCM clients to any person for the purpose of facilitating securities trading by that person. Dresdner RCM reserves the right, when Dresdner RCM deems it necessary or appropriate, to apply the requirements of the Code of Ethics to persons who are not necessarily members of your "immediate family," as defined in the Code of Ethics.

Except as otherwise provided, the provisions and requirements of the Code of Ethics relating to pre-clearance, blackout periods, and holding periods do not generally apply to persons who are (i) directors of Dresdner RCM or (ii) directors or employees of an investment company managed by Dresdner RCM (collectively, the "Funds") who is not an affiliated person of Dresdner RCM, but who do not, in the ordinary course of their official duties, have access to specific purchase or sale recommendations or decisions made by Dresdner RCM for any of its clients ("Disinterested Persons").

A Disinterested Person is not required to pre-clear personal securities transactions unless such Disinterested Person knows or, in the ordinary course of the fulfillment of his or her official duties as a director or officer of Dresdner RCM or one of the Funds, should have known that during the 15-day period immediately preceding or after the date of a transaction in a security by that Disinterested Person such security was purchased or sold by Dresdner RCM or the Funds, Dresdner RCM or that the purchase or sale of that security was considered by Dresdner RCM or the Funds managed by Dresdner RCM. In addition, Disinterested Persons2 are not required to report their personal securities transactions on a quarterly basis, or to report their holdings on an annual basis, to Dresdner RCM.


                     RULES RELATING TO PERSONAL TRANSACTIONS

Personal securities trading by investment management personnel has come under intensive scrutiny over the last several years, and the SEC has pursued several highly publicized enforcement actions. The SEC, the Investment Company Institute (the "ICI"), and the Association for Investment Management and Research ("AIMR")have all published reports and established standards regarding personal securities trading by the staffs of investment management firms. In addition, the SEC has recently adopted new rules that apply to personal securities trading by Dresdner RCM personnel. As a result, all Dresdner RCM employees should be careful to conduct their personal securities transactions in accordance with all of the requirements of the Code of Ethics.

GENERAL RULES REGARDING PERSONAL SECURITIES TRADING

You and persons closely connected to you3 must conduct your personal securities trading in a manner that does not give rise to either a conflict of interest, or the appearance of a conflict of interest, with the interests of any Dresdner RCM client, including the Funds. Please bear in mind that, if a conflict of interest arises, you may be frozen in, or prohibited from trading, securities in which you have an existing position. Any losses suffered due to compliance with the requirements of the Code of Ethics are the employee's sole responsibility. Each employee should evaluate this risk before engaging in any personal securities transaction.

The rules regarding personal securities transactions that are contained in the Code of Ethics are designed to address potential conflicts of interests and to minimize any potential appearance of impropriety. These rules include the following:

o        PRE-CLEARANCE of personal securities transactions

o EXEMPTION for certain types of securities, and certain types of transactions

o        REVIEW of duplicate brokerage confirmations
------------

2 This exemption from filing requirements does not apply to a Disinterested Person who is also an employee of Dresdner Bank AG and its affiliates or who are members of a Board of Dresdner RCM, but who are not involved in the day-to-day management of Dresdner RCM (the "Dresdner Directors"). As discussed below, the Dresdner Directors must file with Dresdner RCM initial and annual holdings reports, as well as quarterly reports of personal securities transactions pursuant to the recordkeeping requirements of the Securities and Exchange Commission ("SEC").

3 This Code of Ethics frequently describes the responsibilities of employees. However all references to employees are intended to include persons closely connected to them.

o PROHIBITION on personal securities transactions during a "blackout period" before and after client trades

o        BAN on short-term trading profits

o        QUARTERLY REPORTING of personal securities transactions

o        SECURITIES HOLDINGS REPORTS, UPON EMPLOYMENT AND ANNUALLY THEREAFTER.

The details regarding each of the rules with respect to personal securities transactions are discussed in greater detail below.

THE PRE-CLEARANCE PROCESS

As noted above, in order to avoid conflicts of interest, Dresdner RCM requires written pre-clearance of purchases and sales of all publicly or privately held securities (including limited partnership interests and derivative instruments) that are or would be beneficially owned by its employees. This pre-clearance requirement is intended to protect both Dresdner RCM and its employees from even the potential appearance of impropriety with respect to any employee's personal trading activity. Whether or not you pre-clear a personal security transaction, if it is later determined that Dresdner RCM was buying or selling that security (or other securities of the same issuer, or related derivative securities) for one or more clients on that day, you may be required, to cancel, liquidate or otherwise unwind your trade.

The pre-clearance requirement applies to all securities, including stocks, bonds, shares of registered closed-end investment companies, unit trusts, partnership and similar interests, notes, warrants, or other related financial instruments such as futures and options. Pre-clearance also is required for transactions in instruments issued by foreign corporations, governments, states, or municipalities. Specific exceptions to the pre-clearance requirement are listed below. IF YOU HAVE ANY DOUBT AS TO WHETHER THE PRE-CLEARANCE REQUIREMENT APPLIES TO A PARTICULAR TRANSACTION, PLEASE CHECK WITH THE COMPLIANCE DEPARTMENT BEFORE ENTERING INTO THAT TRANSACTION.

The pre-clearance requirement is satisfied when either the Compliance Department confirms to the employee that their request to purchase or sell a security has been granted via the On-line Pre-Clearance Process, or when the appropriate Personal Securities Transaction Pre- Clearance Form for Partnerships and LLCs (Exhibit A-2) or Secondary Public Offerings and Private Placements (Exhibit A-3) has been completed. The procedures for using the On-line Pre-clearance Process can be obtained from the Compliance Department. Dresdner RCM will treat the pre-clearance process as confidential and will not disclose this information except as required by law or for appropriate business purposes, and employees must do the same with respect to approvals or denials of any request for pre-clearance.

Please remember that pre-clearance is not automatically granted for every trade. For example, if Dresdner RCM is considering the purchase of that security in client accounts, or if an order to effect transactio trading desk, pre-clearance will be denied until Dresdner RCM is no longer considering the purchase or sale of the security, or the order is filled or withdrawn, and until the applicable blackout period has ended.

In addition, please remember that pre-clearance is only given for the specific trade date, with the exception of limit orders. You may not change the trade date, and you may not materially increase the size of your order or limit price, without obtaining a new pre-clearance. You may, however, decrease the size of your trade without obtaining a new pre-clearance. Moreover, you need not place an order for which you have obtained pre-clearance. If you choose not to place that order, however, you must obtain a new pre-clearance if you change your mind and wish to enter the order on a later date.

FAILURE TO OBTAIN APPROPRIATE PRE-CLEARANCE FOR PERSONAL SECURITY TRANSACTIONS IS A SERIOUS BREACH OF DRESDNER RCM RULES. Employees are responsible for compliance with the Code of Ethics by persons closely connected to them. If you fail to obtain pre-clearance, or if your personal transaction in a particular security is executed within the applicable blackout period, you may be required to cancel, liquidate, or otherwise unwind that transaction. In such event, you will be required to bear any loss that occurs, and any resulting profit must be donated to a charity specified by Dresdner RCM (with suitable evidence of such donation provided to Dresdner RCM) or forfeited to Dresdner RCM, in Dresdner RCM's discretion.

In addition, all violations of the pre-clearance requirement will be reported to Dresdner RCM management (including the Dresdner RCM Compliance Committee) and to the applicable Board of Directors of Funds of which Dresdner RCM serves as subadviser, and may subject you to disciplinary action, up to and including discharge. The disciplinary action taken will depend on all of the facts and surrounding circumstances.

REQUIRED APPROVAL -- EQUITY AND EQUITY-RELATED SECURITIES

For proposed transactions in common stocks, preferred stocks, securities convertible into common or preferred stock, warrants and options on common or preferred stocks, or on convertible securities the Compliance Department will receive the prior approval of each of the following persons before confirming to the employee that the proposed transaction has been approved:

1. The Head of Equity Trading or such person as he or she may designate during his or her absence.

2. A designated member of the Equity Portfolio Management Team ("Equity PMT") or the research analyst who covers that security (or who would cover that security if it were followed by Dresdner RCM). For this purpose, members of Equity PMT should not pre-clear any proposed transaction if they believe that Dresdner RCM may effect a transaction in the subject security within the next three (3) business days.

REQUIRED APPROVAL -- FIXED INCOME SECURITIES

For proposed transactions in corporate debt securities, foreign, state, or local government securities, municipal debt securities, and other types of debt securities (or options or futures on these types of securities), the Compliance Department on behalf of Dresdner RCM's principals and employees will receive the prior approval of a fixed income manager or Caywood-Scholl Capital Management as appropriate. For this purpose, the fixed income portfolio manager or Caywood-Scholl Capital Management should not pre-clear any proposed transaction if they believe that Dresdner RCM may effect a transaction in the subject security within the next three (3) business days.

Members of the Equity PMT, the fixed income manager or Caywood-Scholl Capital Management may pre-clear, respectively, any equity or fixed income security. Other Portfolio Managers and Research Analysts may pre-clear for sectors, regions or securities for which they have actual responsibility. Authorization to pre-clear employee transactions may change from time to time. While the Compliance Department will avoid such conflicts, as a general rule, no person may pre-clear for himself or herself, and no person may pre-clear in more than one capacity.

The Compliance Department will retain documentation evidencing who pre-cleared each employee transaction.

TRADING DATE

You must initiate all trading instructions on the date that you list as the proposed trade date. If for some reason you cannot initiate trade instructions on that date, you must resubmit your pre-clearance request to the Compliance Department for their review and possible approval. Trades that are initiated after the close of the New York Stock Exchange (1:00 P.M. in the Pacific Time zone) typically are not executed on that day; therefore, the Compliance Department will treat such trades as having been initiated on the following business day.

Ordinarily, the date on which you initiate your trade instructions should be the date on which the trade is actually executed. However, there are several exceptions to this general rule. The first involves limit, good-till-cancelled ("GTC"), and stop-loss orders. For purposes of the Code of Ethics, the trading date for a limit, GTC or a stop-loss order is the date on which you give the order to your broker, not the date on which the order is finally executed in accordance with your instructions. Therefore, if your limit, GTC or stop-loss order is entered with the broker in accordance with the pre-clearance requirements and consistent with the applicable blackout period, the subsequent execution of that trade will satisfy the requirements of the Code of Ethics, even if Dresdner RCM subsequently enters trades for client accounts that are executed on the same day as your limit, GTC or stop-loss order is executed. Limit, GTC and stop-loss orders are discussed in greater detail below.

Another exception involves instructions issued by mail. For example, you may subscribe to a limited partnership by mailing in a check and a subscription form. Or you may issue instructions to purchase additional shares through a dividend reinvestment program by mailing a check to the transfer agent. In such cases, the date on which you mail the instruction is treated as the trading date for purposes of the Code of Ethics, unless you modify or cancel the instructions prior to the actual trade. And, for purposes of the applicable blackout period, the date of your trade will be deemed to be the date on which your instructions were mailed, not the date on which the trade was executed.

In some cases, you may place an order for securities where the proposed trading date has not yet been established by the seller or issuer. In such cases, you should indicate, when you are requesting pre-clearance approval, that the trading date will be the date on which the seller or issuer finalizes the trade. However, if the trade is part of a secondary public offering of securities, such trades must not conflict with Dresdner RCM client trades. Therefore, if Dresdner RCM subsequently places an order for those securities on behalf of client accounts, you will be required to cancel or unwind your trade.

SPECIAL SITUATIONS

From time to time, a variety of special situations can arise with respect to personal securities transactions. Based on our experience, the Code of Ethics has been tailored to accommodate the particular circumstances that may arise, and to create detailed rules that should apply in these special situations. These special situations fall into two broad categories: special types of securities, and special types of transactions.

SPECIAL TYPES OF SECURITIES

Personal securities transactions in certain types of instruments are not covered by all of the requirements of the Code of Ethics. A description of these instruments is set forth below. If you have any doubt as to whether transactions in a particular type of instrument must be pre-cleared, please check with the Compliance Department before the transaction.

EXEMPTED SECURITIES. The Code of Ethics does not apply to any of the following types of securities or instruments ("Exempted Securities"). As a result, you may engage in these transactions in any Exempted Security without obtaining pre-clearance. Except for transactions involving instruments issued by the national governments of Germany, Japan, and the United Kingdom, transactions in Exempted Securities need not be reported on your quarterly personal securities transaction report. Furthermore, the other requirements of the Code of Ethics, such as the 60-day holding period requirement and the so-called "blackout period", do not apply to Exempted Securities. These securities and instruments include the following:

     |X>    Shares of registered open-end funds and money  market  funds (please
            note  that  shares  of   closed-end   funds  must  be  pre-cleared);

     |X> Treasury bonds, Treasury notes, Treasury bills, U.S. Savings Bonds, and other instruments issued by the U.S. Government, and similar instruments issued by the national governments of Germany, Japan, and the United Kingdom;

     |X> High quality, short-term debt instruments issued by a banking institution, such as bankers' acceptances and bank certificates of deposit;

     |X>    Commercial paper and other high-quality short-term debt instruments;
            and

     |X>    Any currency.

     |X>    Commodities

Similarly, the Code of Ethics does not apply to trades in derivatives based on any of these securities, except as discussed below.

DERIVATIVE INSTRUMENTS. The same rules that apply to other securities apply to derivative instruments, such as options, futures, and options on futures. If the instrument underlying a derivative instrument is an instrument to which the requirements of the Code of Ethics would otherwise apply, you must satisfy the same pre-clearance procedures as if you were trading in the underlying instrument itself. Therefore, as an example, you must pre-clear transactions in options on securities, other than options and futures on Exempted Securities. (Options and futures on government securities are not subject to the pre-clearance requirements, but should be reported on your quarterly report of personal securities transactions.) Transactions in derivative instruments based on broad-based indexes of securities, such as stock index options or stock index futures need not be pre-cleared (see below.)

Dresdner RCM employees should remember that trading in derivative instruments involves special risks. Derivative instruments ordinarily have greater volatility than the underlying securities. Furthermore, if Dresdner RCM is trading in the underlying security on behalf of clients, you may be precluded from closing your position in a derivative instrument for a period of time, and as a result you may incur a significant loss. Such a loss would be solely your responsibility, and you should evaluate that risk prior to engaging in a transaction with respect to any derivative instrument.

In addition, derivative securities ordinarily expire at a stated time. If Dresdner RCM is trading in the underlying security on behalf of clients around the time of expiration, you will be unable to sell that derivative instrument at that time, unless you have given your broker, in advance, a standing instruction to close out all profitable derivatives positions on the expiration date without any further instruction from you. In such an event, you must either (a) in the case of stock options, exercise the option on the expiration date (the exercise of an option is not subject to the requirements of the Code of Ethics), or (b) allow the derivative security to expire, subject to the usual rules of the exchange on which that instrument is traded.4

------------

4 In some cases, derivative instruments that are "in the money" will be automatically cashed out on expiration without any instruction from the holder of that security. Any action that is taken without instruction on your part does not require pre-clearance under the Code of Ethics.

If you choose to exercise a stock option on expiration, you do not need to request pre-clearance approval from the Compliance Department. Please remember, however, that you may be required to make a substantial payment in order to exercise an option, and you must comply with the usual pre-clearance process in order to sell (or buy) the underlying security so acquired (or sold). When you request pre-clearance approval from the Compliance Department, for the underlying security, please notify the Compliance Department through email (via the "Employee Trading" email address) that the securities in question were acquired through the exercise of an option at expiration.

STOCK INDEX FUTURES. The pre-clearance requirements of the Code of Ethics do not apply to purchases and sales of stock index options or stock index futures. However, such transactions must be reported on the Employee's quarterly personal securities transactions report.

LIMITED AND GENERAL PARTNERSHIP INTERESTS. The requirements of the Code of Ethics, including the pre-clearance requirements, apply to the acquisition of limited and general partnership interests. Once you have obtained pre-clearance to acquire a general or a limited partnership interest in a particular partnership, you are not required to pre-clear MANDATORY capital calls that are made to all partners thereafter. However, you are required to pre-clear capital calls that are not mandatory, and you should report such acquisitions on your quarterly report of securities transactions and on your annual statement of securities holdings.

SPECIAL TYPES OF TRANSACTIONS

Special rules apply to certain types of transactions under the Code of Ethics. In some cases (such as non-volitional trades), you may engage in these transactions without obtaining pre-clearance. In other cases (such as private placements or public offerings), the rules that apply to these transactions are more stringent than the usual rules. These special types of transactions, and the rules that apply to them, are as follows:

PRIVATE PLACEMENTS. Acquisition of securities in a private placement IS covered by Dresdner RCM's Code of Ethics, and is subject to special pre-clearance rules. Participation in a private placement must be pre-cleared in writing by a member of the Compliance Committee. No additional pre-clearance by the Trading Desk or by the Equity PMT is required. However, participation in a private placement will be promptly reported to your Division Head. A special pre-clearance form should be used for participation in private placements.

Dresdner RCM employees may not invest in private placements if the opportunity to invest in that private placement could be considered a favor or gift designed to influence that employee's judgment in the performance of his or her job duties or as compensation for services rendered to the issuer. In determining whether to grant prior approval for any investment in a private placement, Dresdner RCM will consider, among other things, whether it would be possible (and appropriate) to reserve that investment opportunity for one or more of Dresdner RCM's clients, as well as whether the opportunity to invest in the private placement has been offered to the employee as a favor or a gift, or as compensation for services rendered.

In addition, investment personnel who have been authorized to acquire securities in a private placement must disclose that investment to their supervisor when they play a part in any subsequent consideration of an investment in any security of that issuer, if they still hold it. In such circumstances, any decision to purchase securities of that issuer should be subject to an independent review by investment personnel with no personal interest in the issuer, and with knowledge of the conflict of interest that may be present with respect to other investment personnel.

LIMIT, GTC AND STOP LOSS ORDERS. Dresdner RCM employees are permitted to use limit, GTC and stop-loss orders for trading purposes. Limit, GTC and stop-loss orders must follow the usual pre-clearance mechanisms for personal securities transactions. In the case of a limit, GTC or a stop-loss order, however, the trading date is the date on which you place the order with your broker, subject to the price instructions that you have given to your broker, even if the trade is ultimately executed on a later date. If the limit, GTC or stop-loss order is not subsequently canceled or modified, but is executed without further instructions on a subsequent date, you do not need to obtain an additional pre-clearance. You should, however, report execution of that transaction on the appropriate quarterly personal securities transaction report. In addition, if you change the instructions related to any limit, GTC or stop-loss order (for example, if you change the limit price), you must obtain a new pre-clearance.

Limit, GTC and stop-loss orders create the potential for Dresdner RCM employees to be trading in the same securities, at the same times, as Dresdner RCM clients are trading in such securities. Because of this possibility, it is particularly important to be scrupulous about following the procedures regarding limit, GTC and stop-loss orders, and to obtain a new pre-clearance whenever you change the broker's instructions with respect to a limit, GTC or a stop-loss order. If you follow the appropriate procedures, and if the date on which you place the order does not fall within the applicable "blackout period" described below, you will not be deemed to have violated the Code of Ethics or required to break your trade if your limit order or stop-loss order is executed on the same day as trades in that security are executed on behalf of Dresdner RCM clients.

PUBLIC OFFERINGS. Public offerings give rise to potential conflicts of interest that are greater than those that are present in other types of personal securities transactions. As a result, the following rules apply to public offerings:

o Employees are prohibited from purchasing equity and equity-related securities in initial public offerings of those securities, whether or not Dresdner RCM client accounts participate in the offering, except as described below.

o Employees are permitted to purchase equity and equity-related securities in secondary offerings if Dresdner RCM client accounts do not hold the security, and if no Dresdner RCM portfolio manager wishes to participate in the offering for client accounts.

o        Employees   are  permitted  to  purchase   equity  and   equity-related
         securities in rights offerings if the opportunity to purchase is extended equally to all holders of the company's common stock.

o Employees are permitted to purchase debt securities, such as municipal securities, in public offerings, unless Dresdner RCM client accounts are participating in that offering. Dresdner RCM employees cannot participate in any public offering for debt securities if Dresdner RCM client accounts are participating in that offering. This limitation does not apply to auctions of Treasury securities.

o Employees are permitted to purchase certain types of equity and equity-related securities (i.e., limited partnership interests, REITs) in public offerings, if Dresdner RCM ordinarily does not purchase those types of securities for client accounts and in fact is not participating in the offering for client accounts. A special pre-clearance form should be used for purchases of limited partnership interests. If you have any doubt as to whether you may purchase a particular security in a public offering, please check with the Compliance Department in advance.

o Any purchase of any security in a public offering, even if permitted under these rules, should be pre-cleared in writing by a member of the Compliance Committee, in addition to the normal pre-clearance procedures. For this purpose, it is sufficient if a member of the Compliance Committee signs the pre-clearance form in more than one capacity.

NON-VOLITIONAL TRANSACTIONS. The pre-clearance requirements of the Code of Ethics do not apply to transactions as to which you do not exercise investment discretion at the time of the transaction. For example, if a security that you own is called by the issuer of that security, you do not need to pre-clear that transaction, and you may deliver that security without pre-clearance. Similarly, if an option that you have written is exercised against you, you may deliver securities pursuant to that option without pre-clearing that transaction. (If it is necessary to purchase securities in order to deliver them, though, you must pre-clear that purchase transaction.) Likewise, if the rules of an exchange provide for automatic exercise or liquidation of an in-the-money derivative instrument upon expiration, the exercise or liquidation of that position by the exchange does not require pre-clearance. Please remember, though, that you must report non-volitional trades on your quarterly personal securities transaction report form.

DE MINIMIS TRANSACTIONS IN CERTAIN SECURITIES. You are not required to pre-clear DE MINIMIS transactions in certain highly liquid securities. Any DE MINIMIS transaction that you enter into would not be subject to the otherwise applicable "blackout period," described below. For this purpose, a DE MINIMIS transaction is defined to include the following.

o 1000 or fewer shares of any stock that is included in any of the following stock indices (each a "De Minimis Index"):

     1.  Top 250 companies of the S&P 500 Stock Index

     2.  The FTSE Global 100 Index

     3.  The Heng Seng Index.


     The  list  of  securities   that  are  eligible  for  this  exemption  from
     pre-clearance and the applicable "blackout period" are included on the Compliance Department's Intranet Site under "De Minimis Transaction Securities". This list is updated on a quarterly basis. Only those securities included on the list will be exempt from the Code's pre-clearance and

     "blackout period" requirements.

o $100,000 or less of face value any obligation issues or guaranteed by the US government or any national government of a foreign country (including their agencies or instrumentalities).

o Registered Closed-end Mutual Funds and pre-approved "Exchange Traded Funds and other Commingled Products" (as defined below) that trade on U.S. markets.

     The list of Exchange Traded Funds and other Commingled Products that are eligible for this exemption are included in the Compliance Department's Intranet Site under "De Minimis Transaction Securities". Only those securities included on the list will be eligible for this exemption from the Code's pre-clearance and "blackout period" requirements.

     For purposes of this exemption, Exchange Traded Funds and other Commingled Products are defined as securities that either track a broad based index (S&P 500, Nasdaq 100, etc.) or represent a sufficiently broad basket of individual issuers' securities. Generally, at least 30 ISSUERS will need to comprise such a basket, and no one issuer should account for more than 15% of the instrument, for it to be considered "sufficiently broad". If there is a security that you believe should be exempt that is not included on this list, please contact the Compliance Department so that they can determine whether it may be added to the list.

You must, however, report all such transactions on your quarterly personal securities transaction report and all holdings on your annual holdings report. It is your responsibility to make certain that the company or instrument in question is included in a De Minimis Index or is included in the eligible list of "Exchange Traded Funds and other Commingled Products" prior to entering into a transaction.


OTHER SPECIAL TRANSACTIONS. Special rules also apply to tender offers, participation in and purchases of securities through dividend reinvestment plans and periodic purchase plans, the receipt of stock dividends, the exercise of options or other rights. If you wish to participate in these plans or transactions (or similar plans or transactions), please contact the Compliance Department.

GIFTS. Gifts of securities fall into two broad categories: (i) gifts of securities made to others; and (ii) gifts of securities received.

Gifts of securities made to others, such as relatives or charities, are treated as a disposition of beneficial ownership, and must be pre-cleared like any other securities transaction prior to transfer of the securities. Of course, given the vagaries of the securities settlement system, it may not be possible to identify with precision the date on which a gift transfer will actually take place. For that reason, Dresdner RCM may, in its discretion, waive certain technical violations of the pre-clearance requirement with respect to gifts of securities, if (i) the gift transaction was pre-cleared in advance, but transfer of the securities was delayed beyond the pre-clearance date, and the securities in question were not immediately sold by the transferee, or (ii) if the facts and circumstances warrant.

Gifts of securities received depend on the nature of the gift. In the ordinary case, if you receive securities as a gift, receipt of that gift is non-volitional on your part, and you cannot control the timing of the gift. Therefore, as a practical matter, you are not required to pre-clear receipts of securities in such cases. Please remember, though, that you cannot use the gift rules to circumvent the pre-clearance requirements. Therefore, if a gift of securities that you receive is not truly non-volitional, you must pre-clear that gift like any other securities acquisition.

PROPRIETARY ACCOUNTS. Certain accounts are deemed by the SEC to be "proprietary" accounts. These accounts include 1100 Investments, the Dresdner RCM Global Investors Profit Sharing Plan, and the Caywood-Scholl Capital Management Profit Sharing Account. These accounts may not trade in a particular security on the same day as Dresdner RCM enters orders for client trades in such a security. Special pre-clearance procedures apply to these accounts. In addition, because these accounts are maintained on the records of Dresdner RCM, reports of the activity of these accounts need not be filed on a quarterly or annual basis. For additional information about these accounts, please contact the Compliance Department.


THIRD PARTY ACCOUNTS

Situations sometimes arise in which you nominally have beneficial ownership over a particular account, but where in reality you do not exercise direct or indirect influence or control over that account, and where you provide no investment advice with respect to the investment decisions made with respect to that account. These accounts are referred to in the Code of Ethics as "Third Party Accounts". A Dresdner RCM employee, with the prior approval (See Exhibit
B) of the Compliance Department, may be exempted from pre-clearance with respect to transactions in a Third Party Account if certain conditions are met.

If you have a Third Party Account, and if you feel that compliance with the pre-clearance and/or quarterly reporting obligations would be burdensome and unnecessary, please see the Compliance Department. Determinations as to whether to grant a waiver from the Code of Ethics will be made on a case-by-case basis. Depending on all of the facts and circumstances, additional requirements may be imposed, as deemed necessary or appropriate. Notwithstanding this limited exception, Dresdner RCM reserves the right at any time, in the discretion of the General Counsel, to require reports of securities transactions in any Third Party Account for any time period and otherwise to modify or revoke a Third Party Account exception that has been granted.


BLACKOUT PERIODS

Potential conflicts of interest are of particular concern when an employee buys or sells a particular security at or near the same time as Dresdner RCM buys or sells that security for client accounts. The potential appearance of impropriety in such cases is particularly severe if that employee acts as the portfolio manager for the client accounts in question.


In order to reduce the potential for conflicts of interest and the potential appearance of impropriety that can arise in such situations, the Code of Ethics prohibits employees from trading during a certain period before and after Dresdner RCM enters trades on behalf of Dresdner RCM clients. The period during which personal securities transactions is prohibited is commonly referred to as a "blackout period."

The applicable blackout period will vary, depending on whether or not you are a portfolio manager.

IF YOU ARE NOT A PORTFOLIO MANAGER: If you are not a portfolio manager, the blackout period is the same day on which a trade is conducted, or on which an order is pending, for a Dresdner RCM client. Therefore, as an example, if Dresdner RCM is purchasing a particular security on behalf of its clients on Monday, Tuesday, and Wednesday, you may not trade in that security until Thursday.

IF YOU ARE A PORTFOLIO MANAGER: If you are a portfolio manager, the blackout period will depend on whether you manage Fund portfolios or separately managed client portfolios.

o For Fund portfolios, the blackout period is seven calendar days before and seven calendar days after any trade by a Fund for whose portfolio you serve as an investment manager. Therefore, as an example, if the PIMCO RCM Mid Cap Fund purchases a particular security on Day 8, all PIMCO RCM Mid Cap Fund portfolio managers would be precluded from purchasing or selling that security for their own accounts from Day 1 through Day 15.

o For separately managed client portfolios, the blackout period is one business day before and one business day after any trade by any such client portfolio for which your serve as a portfolio manager. Therefore, as an example, if a client account trades in a particular security on Day 2, a portfolio manager for that client account may not trade in that security on Day 1, Day 2, or Day 3.

For information concerning the application of these rules to the Dresdner RCM Profit Sharing Plan, Dresdner RCM Deferred Compensation Plan, and other proprietary accounts, please contact the Compliance Department.


Dresdner RCM recognizes that the application of the blackout period during the period prior to a mutual fund's or a client's transactions poses certain procedural difficulties and may result in inadvertent violations of the Code of Ethics from time to time. Nevertheless, virtually every industry group that has examined the issues surrounding personal securities trading has recommended the imposition of a blackout period. As a result, employees should consider carefully the potential consequences of the applicable blackout period before engaging in personal securities transactions in securities which Dresdner RCM holds, or might consider holding, in client accounts.

If a previously entered employee trade falls within the applicable blackout period, the employee must reverse that trade. If the trade can be reversed prior to settlement, the employee should do so, with the cost of reversal being borne by the employee. If the trade cannot be reversed prior to settlement, then the employee must engage in an offsetting transaction immediately; in such event, you will be required to bear any loss that occurs, and any resulting profit must be donated to a charity designed by Dresdner RCM (with suitable evidence of such donation provided to Dresdner RCM) or forfeited to Dresdner RCM, in Dresdner RCM's discretion. While the Compliance Department attempts to mitigate the possibility that any employee's transaction will conflict with this requirement, the employee assumes the risk once he or she initiates the execution of an order.

The blackout period does not apply to securities or transactions that are exempted from the requirements of the Code of Ethics. Thus, for example, the blackout period does not apply to transactions in U.S. government securities, or to non-volitional transactions. If you have any questions or doubts about the application of the blackout period to a particular situation, please consult the Compliance Department BEFORE you enter a trade.

BAN ON SHORT-TERM TRADING PROFITS

Short-term trading involves higher risks of front-running and abuse of confidential information. As a result, each employee's personal securities transactions should be for investment purposes, and not for the purpose of generating short-term trading profits. As a result, Dresdner RCM employees are prohibited from profiting from the purchase and sale (or in the case of short sales or similar transactions, the sale and purchase) of the same (or equivalent) securities within 60 calendar days. Therefore, as an example, if you purchase a particular security on day 1 (after pre-clearing the transaction), you may sell that security on day 61 (again, after obtaining pre-clearance) and retain the profit. If you sell the security on day 60, however, you will be required to forfeit any profit from that purchase and sale. The Compliance Department will not review how long the employee has held each security before granting pre-clearance approval. As a result, it is the employee's sole responsibility to make sure that they comply with this requirement.

This prohibition does not apply to (i) securities that were not held by Dresdner RCM during the 12 months preceding the proposed transaction; or (ii) securities and transactions, such as government securities and shares of money market funds and open-end investment companies that are otherwise exempt from the pre-clearance requirements of the Code of Ethics, including:

o    Exempted Securities

o De minimis transactions involving obligations of the US government or the national government of any foreign country (including their agencies or instrumentalities)

o De minimis transactions involving a De Minimis Index at the time of the transaction

o Securities that were not held by Dresdner RCM during the 12 months preceding the proposed transaction

o    Transactions by the Dresdner Directors

If a violation of this prohibition results from a transaction that can be reversed prior to settlement, that transaction should be reversed. The employee is responsible for any cost of reversing the transaction. If reversal is impractical or not feasible, then any profit realized on that transaction must be donated to a charitable organization such as the United Way (with suitable evidence of such donation provided to Dresdner RCM) or forfeited to Dresdner RCM, in Dresdner RCM's discretion.

In certain instances, you may wish to sell a security within the 60-day holding period and to forfeit any gain that you may have received with respect to that transaction. If that intention is disclosed to the firm, and if you do in fact forfeit any profit that you may have received, a sale within the 60-day period will not be considered a violation of the Code of Ethics. In addition, you may sell securities at a loss within the 60-day period without violating the Code of Ethics.

Please remember that you can match transactions outside the 60-day holding period in order to avoid a violation of this provision. For example, if you purchase 100 shares of a security on day 1, and 100 more shares on day 200, you can sell up to 100 shares of the total 200 shares that you hold on day 250 (because you are matching the sale on day 250 against the purchase on day 1). If you sell 200 shares on day 250, though, any profit realized on the second 100 shares would be required to be disgorged.

This prohibition may, in many instances, limit the utility of options and futures trading, short sales of securities, and other types of legitimate investment activity. In order to ameliorate the effect of this prohibition, Dresdner RCM will allow employees to "tack" holding periods in appropriate circumstances. For example, if you hold an option for 30 days, then exercise the option, and continue to hold the underlying security for 30 days, you will be permitted to "tack" (i.e., add together) the holding period of the option to the holding period of the security held through exercise of the option. Similarly, if you "roll" an option or a future that is due to expire shortly into the same option or future with a longer maturity by selling the expiring instrument and simultaneously buying the longer maturity instrument, you will be permitted to "tack" the holding period of the expiring option or future to the holding period of the longer maturity instrument.

Tacking rules are complex. To avoid situations that may require you to disgorge profits, we recommend consulting the Compliance Department in any instance in which you would seek to "tack" holding periods.

In addition, short-term trading profits may be realized unintentionally, if, for example, the issuer of a particular security calls that security or becomes the subject of a takeover bid. Dividend reinvestment of shares also may inadvertently create short-term trading profits. Exceptions to the prohibition on short-term trading profits will be permitted in cases involving non-volitional trades, but only if no abuse or circumvention of the policy is involved. For example, if you purchase a security that you are aware is the subject of a takeover, you may not be permitted to keep any short-term profit resulting from a subsequent involuntary sale of that security.

Other exceptions from the prohibition against short-term trading profits may be permitted in the discretion of the Compliance Committee when no abuse is involved and when the equities strongly support an exemption (for example, in the case of an unanticipated urgent need to liquidate securities to obtain cash, or where clients do not hold the securities in question).

FIDUCIARY RESPONSIBILITY TO CLIENTS

As noted above, Dresdner RCM and its employees have a fiduciary responsibility to Dresdner RCM's clients. We are required to avoid conduct that might be detrimental to their best interests, and we cannot place our own personal interests ahead of those of our clients.

In order to fulfill this duty to our clients, Dresdner RCM, as a matter of policy, requires its employees to offer all investment opportunities to Dresdner RCM's clients first, before taking advantage of such opportunities themselves. Therefore, before trading in any security that is not covered by a Dresdner RCM analyst, or engaging in a transaction of limited availability, he Legal and Compliance Department will ensure that the research analyst who would follow the security5 (for equity securities) or any senior member of the fixed income manager or Caywood-Scholl Capital Management (for fixed income securities) is aware that you have identified a security or transaction of limited availability that you believe would be a good investment, and explain the basis for your interest in that security. If, after receiving that information, the analyst, fixed income manager or Caywood-Scholl Capital Management does not wish to recommend that security for investment by Dresdner RCM clients, you are free to trade, after securing the other necessary pre-approvals. If the analyst, fixed income manager or Caywood-Scholl Capital Management expresses an interest in that security or transaction, however, you must refrain from trading in that security or engaging in that transaction until a decision has been made as to whether to purchase that security for Dresdner RCM clients. In some cases, you may be required to refrain from trading for several days, until a decision is made.

In addition, if your job responsibilities involve the portfolio management process, special rules apply after you purchase a security. When a portfolio manager or an analyst personally holds a security that is the subject of a purchase of sale recommendation, or of a portfolio decision by that manager or analyst (or a security that may be effected by such a recommendation or decision) there is a potential conflict of interest. For example, you may own a thinly traded security that is under consideration for purchase for client accounts. Or you may own options on that security. Or you may own stock of a competitor of that company. If you are an analyst or a portfolio manager, in any of these cases, and in a wide variety of other situations, your personal securities holdings may cause your personal interests to conflict, or to appear to conflict, with the interests of Dresdner RCM clients.

------------

5 In the event that the research analyst that would follow the security is not available, the Legal and Compliance Department will discuss the proposed investment with the Head of Research, or in his or her absence another senior member of the Equity Portfolio Management Team ("Equity PMT"). Research analysts seeking to purchase any security that they cover or would cover on behalf of Dresdner RCM, but that they have not recommended for purchase in client accounts, should seek the approval of the Head of the Research Division or the Head of Equity prior to purchasing that security for their own account.

Second, if one of your personal securities holdings could create a conflict of interest, or even a potential conflict of interest, with the interests of any Dresdner RCM client, you must disclose that conflict or potential conflict to the appropriate analyst(s) and/or portfolio manager(s) before participating in any decision that could affect the security you hold. For example, if you are an analyst, and if you are recommending that Dresdner RCM purchase for client accounts securities of any company whose securities you hold personally, you must disclose the fact that you own the securities to the portfolio manager who will make that purchase decision. That disclosure must occur before, or simultaneously with, your recommendation. Similarly, if you are a portfolio manager, and if you want to purchase for client accounts securities of any company whose securities you hold personally, you must disclose the fact that you own the securities to someone else involved in the purchase decision, or to your supervisor, before initiating the purchase. If your recommendation is made via e-mail or voice mail, your disclosure should accompany the e-mail or voice mail. If your recommendation is in writing, your disclosure should be part of the written report. If your recommendation is made at a meeting, your disclosure should be made at or before the meeting (and, if possible, recorded in any minutes of the meeting).

We recognize that this policy may make it more difficult for Dresdner RCM employees to engage in certain personal securities transactions. Nevertheless, we believe that these rules will enhance the ability of Dresdner RCM to fulfill its fiduciary responsibilities to our clients.

TECHNICAL COMPLIANCE IS NOT SUFFICIENT

As has been stated previously in this Code, Dresdner RCM and its employees are fiduciaries subject to the highest standards of care and must always act in our clients' best interests. IT IS NOT APPROPRIATE TO RELY ON MERE TECHNICAL
COMPLIANCE WITH THE RULES SET OUT IN THIS CODE. Moreover, the SEC and other regulators closely scrutinize personal securities transactions by investment professionals to ensure that they conform to fiduciary principles. As a result you should always remember that we all have an obligation to put our client's interests ahead of our own in all circumstances.

REPORTING PERSONAL SECURITIES TRANSACTIONS

The Code of Ethics requires four types of reports concerning personal securities transactions. The four types of reports are as follows:

         o  On-line and/or hard copy pre-clearance forms;

         o  Duplicate brokerage confirmations and brokerage statements;

         o  Quarterly reports of transactions; and

         o  Initial and Annual Personal Holdings Reports.

Each of these reports is described in greater detail below.

All personal securities transaction reports are retained by Dresdner RCM in a personal securities transactions file for each employee. If you would like to review your personal securities transactions file, please contact the Compliance Department.

Each employee's personal securities transactions file will be kept strictly confidential (although they may be disclosed to or reviewed with Dresdner RCM's Compliance Committee or Senior Management). Accordingly, access to an employee's personal securities transactions file will be limited to members of the Compliance Department, the Compliance Committee, appropriate Dresdner RCM management personnel, and Dresdner RCM's outside counsel. In addition, please remember that Dresdner RCM reserves the right, from time to time, to produce personal securities transactions records for examination by the Securities and Exchange Commission, the Federal Reserve Board, or other regulatory agencies, and may be required to provide them to other persons who are empowered by law to gain access to such materials.

PRE-CLEARANCE FORMS

Copies of all hard-copy pre-clearance forms and printouts of the emails from the Compliance Department granting pre-clearance approval are retained in each employee's personal securities transactions file, after they have been completed and reviewed. Copies of all hard-copy forms are also returned to the employee for his or her records.

DUPLICATE BROKERAGE CONFIRMATIONS

Dresdner RCM verifies compliance with the pre-clearance process by reviewing duplicate brokerage confirmations. Each employee must instruct each broker-dealer with whom he or she maintains an account, and with respect to all other accounts as to which the employee is deemed to have beneficial ownership, to send directly to the Compliance Department a duplicate copy of all transaction confirmations generated by that broker-dealer for that account. Dresdner RCM treats these transaction confirmations as confidential. In order to ensure that duplicate brokerage confirmations are received for all employee trading accounts, all employees are required to complete a Trading Account Form (see Exhibit C) and to submit an updated Trading Account Form within 10 days of an account's being added or deleted.

You and persons closely connected to you must disclose promptly every trading account that you maintain, and every new trading account that you open, to the Compliance Department.

QUARTERLY REPORTS OF TRANSACTIONS

The reporting and recordkeeping requirements of the SEC applicable to Dresdner RCM as a registered investment adviser mandate that each officer, director, and employee of Dresdner RCM (including the Dresdner Directors) must file a Quarterly Securities Transaction Report (see Exhibit D) with the Compliance Department, within 10 days after the end of each quarter, whether or not the employee entered into any personal securities transactions during that quarter. The quarterly reporting process also enables Dresdner RCM to double-check that all personal securities transactions have been appropriately pre-cleared and reported to Dresdner RCM.

INITIAL AND ANNUAL PERSONAL HOLDINGS REPORTS

The pre-clearance and reporting process with respect to personal securities transactions is designed to minimize the potential for conflicts of interest between an employee's personal investing and investments made by Dresdner RCM on behalf of its clients. However, potential conflicts of interest can arise when a Dresdner RCM employee owns a security that the firm holds, or is considering buying, on behalf of any Dresdner RCM client, even if the employee does not engage at that time in a personal securities transaction. As a result, the SEC has stated flatly that an investment adviser must require its employees to disclose all of their personal holdings upon their becoming employees and at least annually thereafter.

Initial disclosure of holdings information must be made within 10 calendar days of your being employed by Dresdner RCM. Annual Personal Holdings Reports (See Exhibit E) must be submitted to the Compliance Department by January 30 of each year and provide information as of a date not earlier than December 31 of the preceding year. Please note that this list must include holdings in Third Party Accounts, and must state the approximate value of the position. In general , the report need not include holdings of securities that are exempted from the requirements of the Code of Ethics, such as U.S. government securities or shares of open-end mutual funds. However, transactions involving sovereign debt issued by Germany, Japan or the United Kingdom must be reported. Please be aware that reports of personal holdings may be reviewed by the Compliance Committee and may be disclosed, when deemed necessary or appropriate, to members of the appropriate Portfolio Management Team, to appropriate members of Dresdner RCM management, and/or to Dresdner RCM's legal representatives.

The Dresdner Directors are not involved in the day-to-day operations of Dresdner RCM. Moreover, in the normal course of business, the Dresdner Directors do not have knowledge of securities that are being purchased, sold or held by Dresdner RCM for client accounts. As a result, the Dresdner Directors are not required to file reports of personal holdings.


                         WHAT BENEFICIAL OWNERSHIP MEANS

The Code of Ethics provisions concerning reporting and prior approval cover all transactions in securities in which you (or persons closely connected to you) have a direct or indirect beneficial ownership. The term "beneficial interest" is defined in the federal securities laws and includes more than an ordinary ownership interest. Because beneficial interest can be interpreted very broadly, if you have any question concerning whether you have a beneficial interest in a security you should contact the Compliance Department. However, in general, you may be deemed to have beneficial ownership under any of the following circumstances:

1. You have the power to sell or transfer the security or you have the power to direct the sale or transfer;

2.   You have the power to vote the security or the power to direct the vote;

3.   You have an economic interest in the security; or

4. You have the right to acquire, within 60 days, the power to sell, the power to vote, or an economic interest in the security.


                           OTHER CONFLICTS OF INTEREST

As noted earlier, conflicts of interest can also arise in situations not involving personal securities transactions. Some of the situations that have been encountered in the past are set forth below:

PROVIDING INVESTMENT ADVICE TO OTHERS

In order to avoid conflicts with the interests of our clients, you may not provide investment advice to anyone or manage any person's portfolio on a discretionary basis, except for Dresdner RCM clients or members of your immediate family (as noted elsewhere, transactions by members of your immediate family are covered by the Code of Ethics). Thus, you should not give advice to anyone, other than members of your immediate family, concerning the purchase or sale of any security, and you should be especially cautious with respect to securities that are being purchased and sold (or are under consideration for purchase and sale) for Dresdner RCM client accounts. In particular, you may not provide investment advice or portfolio management services for compensation to any person, other than a Dresdner RCM client, under any circumstances, unless that arrangement is disclosed to and approved by Dresdner RCM.


DISCLOSURE OF PERSONAL INTEREST IN TRANSACTIONS

It may be a conflict of interest to recommend any security for client accounts, or to direct any transaction in that security, if you have a personal interest in that security, without first disclosing that personal interest. Therefore, if you have a personal interest in a security, you must disclose that interest to a senior member of the Equity PMT, fixed income manager or Caywood-Scholl Capital Management before recommending that security or before directing an investment decision with respect to that security. If you have the power to direct any transaction in any such security, such an investment decision must be reviewed by investment personnel with no personal interest in the issuer. (This policy does not apply to beneficial interests held through any entity for which Dresdner RCM Global Investors LLC acts as investment manager (e.g., 1100 Investments or a Profit Sharing Plan).

Investment personnel who will have input into or control over any investment decision on behalf of any Dresdner RCM client are required, if they have a beneficial interest in that security, to disclose their beneficial interest before an investment decision is made.

FAVORITISM AND GIFTS

You may not seek or accept gifts, favors, preferential treatment, or valuable consideration of any kind offered from certain persons because of your association with Dresdner RCM. This prohibition applies to anyone who does business or is soliciting business with any Dresdner RCM entity, as well as to any organization (such as a broker-dealer or other financial intermediary) engaged in the securities business. The details of this policy are explained more fully in Dresdner RCM's Gift Policy, which is available in Human Resources and is redistributed each year prior to the holiday season.


DISCLOSURE OF INTERESTS OF MEMBERS OF IMMEDIATE FAMILY

The potential for a conflict of interest also can arise if a member of your immediate family is employed in the securities industry, or has an economic interest in any organization with which Dresdner RCM does business. If a member of your immediate family has such an employment relationship or such an economic interest, please notify the Compliance Department promptly.


DISCLOSURE OF INFORMATION CONCERNING SECURITIES RECOMMENDATIONS AND TRANSACTIONS

Except as may be appropriate in connection with your job responsibilities, you may not release information to any person not affiliated with Dresdner RCM (except to those concerned with the transaction or entitled to the information on behalf of the client) as to the securities holdings of any client, any transactions executed on behalf of any client, or Dresdner RCM's aggregate holdings in, or trading decisions or considerations regarding, any security. In particular, you must take special precautions not to disclose information concerning recommendations, transactions, or programs to buy or sell particular securities that are not yet completed or are under consideration, except (1) as necessary or appropriate in connection with your job responsibilities, (2) when the disclosure results from the publication of a prospectus, proxy statement, or other documents, as may be required under the federal securities laws, (3) in conjunction with a regular report to shareholders or to any governmental authority resulting in such information becoming public knowledge, (4) in conjunction with any report to which persons are entitled by reason of provisions of an investment management agreement or other similar document governing the operation of Dresdner RCM, (5) as may otherwise be required by law, or (6) after the information is otherwise publicly available.

PROHIBITION ON SERVING AS A DIRECTOR

Dresdner RCM employees are prohibited from serving on the board of directors of any organization without prior approval of Dresdner RCM's Compliance Committee. Such approval will be given only where Dresdner RCM believes that such board service will be consistent with the interests of Dresdner RCM's clients. If board service is authorized, appropriate procedures will be implemented to ensure that confidential information is not obtained or used by either the employee or Dresdner RCM.

INSIDER TRADING

All employees are required to comply with Dresdner RCM's Insider Trading Policy. The Insider Trading Policy prohibits trading, either personally or on behalf of others, on material nonpublic information, or communicating such information to others who trade in violation of law (known as "insider trading" and "tipping"). Although the pre-clearance, reporting, and trade restriction requirements of the Code of Ethics apply only to trading by employees and their members of their immediate families, the insider trading and tipping restrictions reach beyond employees' immediate families to prohibit Dresdner RCM employees from illegally profiting (or avoiding losses), or from funneling illegal profits (or losses avoided), to any other persons. They also prohibit Dresdner RCM from insider trading or tipping in client accounts or the Funds. For more information, please consult the Insider Trading Policy or the Compliance Department.


                      POTENTIAL CONSEQUENCES OF VIOLATIONS;

                         RESPONSIBILITIES OF SUPERVISORS

Dresdner RCM regards violations of the Code of Ethics as a serious breach of firm rules. Therefore, any employee who violates any element of the Code of Ethics may be subject to appropriate disciplinary action, up to and including dismissal.

Moreover, all employees should be aware that failure to comply with certain elements of Dresdner RCM's Code of Ethics may constitute a violation of federal and/or state law, and may subject that employee and the firm to a wide range of criminal and/or civil liability. Violations or potential violations of the Code of Ethics may be reported to federal or state authorities, such as the SEC.

         In addition, the federal securities laws require Dresdner RCM and individual supervisors reasonably to supervise employees with a view toward preventing violations of law and of Dresdner RCM's Code of Ethics. As a result, all employees who have supervisory responsibility should endeavor to ensure that the employees they supervise, including temporary employees and contractors, are familiar with and remain in compliance with the requirements of the Code of Ethics.



                     QUESTIONS CONCERNING THE CODE OF ETHICS

Given the seriousness of the potential consequences of violations of the Code of Ethics, all employees are urged to act seek guidance with respect to issues that may arise. Resolving whether a particular situation may create a potential conflict of interest, or the appearance of such a conflict, may not always be easy, and situations inevitably will arise from time to time that will require interpretation of the Code of Ethics to particular circumstances. Please do not attempt to resolve such questions yourself. In the event that a question arises as to whether a proposed transaction is consistent with the Code of Ethics, please address that question to the Compliance Department before the transaction is initiated.

Although the Code of Ethics addresses many possible situations, other special situations inevitably will arise from time to time. If a particular transaction or situation does not give rise to a real or potential conflict of interest, or if appropriate safeguards can be established, the Compliance Department or the Compliance Committee may grant exceptions to provisions of the Code of Ethics. However, there can be no guarantee that an exception will be granted in any particular case, and no exception will be granted unless it is requested before you enter into a transaction.


                              FORMS TO BE EXECUTED

After you have read through all of the material included, please sign and return the acknowledgment to the Compliance Department (see Exhibit F). The Compliance Department has copies of the Personal Holdings Report available for your use. Authorization and reporting forms pertaining to securities transactions will be retained and will become a permanent part of your individual personal securities transactions file.

                                 EXHIBIT 16(h)

                          EAGLE ASSET MANAGEMENT, INC.

                                 CODE OF ETHICS



A.   IMPORTANT GENERAL PROHIBITIONS

     The specific provisions and reporting requirements of this Code are concerned with certain investment activities of "Access Persons," as herein defined, who may benefit by, or interfere with, the purchase and sale of securities by an "investment company," as defined herein. Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Act") prohibits an access person of an investment adviser from using information concerning the investments or investment intentions of an investment company, or from using their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interest of an investment company. Specifically, the Rule makes it unlawful, and it shall be a violation of this Code, for an access person, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by an investment company:

     1. to employ any device, scheme or artifice to defraud the investment company;

     2. to make to the investment company (or its agents or affiliates) any untrue statement of a material fact, or to omit to state to the investment company (or its agents or affiliates) a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the investment company; or

     4. to engage in any manipulative practice with respect to the investment company.

B.   DEFINITIONS

     1. ACCESS PERSON. The term "access person" means any director, officer, or advisory person of Eagle Asset Management, Inc. ("Eagle").

     2. INVESTMENT COMPANY. The term "investment company" means a company registered as such under the Investment Company Act of 1940 and for which Eagle is the investment adviser.

     3. ADVISORY PERSON. The term "advisory person" of Eagle means (a) any employee of Eagle (or of any company in a control relationship to Eagle) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an investment company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to Eagle who obtains information concerning recommendations made to an investment company with regard to the purchase or sale of a security.

     4. BENEFICIAL OWNERSHIP. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. "Beneficial ownership" includes accounts of a spouse, minor children and relatives resident in the access person's home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the access person obtains therefrom benefits substantially equivalent to those of ownership. Access person should contact the designated compliance officer regarding any questions they have concerning what constitutes beneficial ownership.

     5.   CONTROL. The term "control shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940. A natural person shall be presumed not to be a "control person for this purpose, unless a contrary determination is made by the Securities and Exchange Commission.

     6. PURCHASE OR SALE OF A SECURITY. "Purchase or sale of a security" includes, inter alia, the writing of an option to purchase or sell a security.

     7. Security. The term `security' shall have the same meaning as set forth in Section 2(a)(36) of the Investment Company Act of 1940, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies. Any questions as to whether a particular investment constitutes a "security" should be referred to the designated compliance officer.

     8. DESIGNATED COMPLIANCE OFFICER. The term "designated compliance officer" shall mean the Eagle officer(s) designated by Eagle's President as being responsible for receiving reports or notices and performing such other duties as required by this Code of Ethics.

C.   PROHIBITED TRANSACTIONS.

     1. Purchases and Sales of a Security. Transactions which are prohibited under the rules of Eagle's Employee Security Transaction Guidelines, which are incorporated herein by reference, shall be considered prohibited transactions for access persons under this Code.

D.   EXEMPT TRANSACTIONS.

     Exempt transactions shall include:


     1. Purchases or sales in any account over which the access person has no direct or indirect influence or control.

     2. Purchases or sales which are non-volitional on the part of either the access person or an investment company.

     3. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     4.   Purchases  or  sales  which  receive  the prior  approval  of  Eagle's
Compliance   Officer,   pursuant  to  Eagle's  Employee   Security   Transaction
Guidelines, which are incorporated herein by reference.

E.   REPORTING.

     1.   In  accordance  with  the  reporting  requirements  of  the   Employee
Security Transaction Guidelines, every access person shall report to the designated compliance officer the following information with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security:

     (a) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

     (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     (c)  The price at which the transaction was effected; and,

     (d) The name of the broker, dealer, or bank with or through whom the transaction was effected.

     2. (a) A person who becomes an access person on or after March 1, 2000 must file an initial holdings report with the designated compliance officers within 10 days of becoming an access person. The report will contain the following information:

          (i) The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

          (ii) The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

          (iii)The date that the report is submitted by the access person.

     (b) Every access person must submit an annual holdings report containing the following information (which must be current as of a date no more than 30 days before the date of the report):

          (i) The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership;

          (ii) The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

          (iii)The date that the report is submitted by the access person.

     3. Any report pursuant to this Section E. shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

     4.   The  designated   compliance  officer   shall  review  all reports  to
determine if a violation has occurred. Upon finding a material violation, the officer shall submit a report to the Chief Compliance Officer of Eagle, who shall review the events to determine what remedial action, if any, will be recommended to the President of Eagle.

F.   SANCTIONS.

     Upon discovering a violation of this Code, Eagle may impose such sanctions as it deems appropriate, including inter alia, a letter of censure, suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the board of directors of the investment company with respect to whose securities the violation occurred.

                                 EXHIBIT 16(i)

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 1


                         MARSICO CAPITAL MANAGEMENT, LLC
                           THE MARSICO INVESTMENT FUND
                                 CODE OF ETHICS

A.   INTRODUCTION AND OVERVIEW.................................................1


B.   PERSONS COVERED BY THE CODE...............................................2


C.   GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS.......................4


D.1. PROHIBITION ON PURCHASES OF CERTAIN SECURITIES............................4


D.2. EXEMPTED TRANSACTIONS.....................................................5

D.3. PRE-APPROVAL AND OTHER REQUIREMENTS FOR SELLING
     RESTRICTED TRADING SECURITIES.............................................7


E.1. REPORTS ABOUT SECURITIES HOLDINGS AND TRANSACTIONS........................9


E.2. REVIEW OF REPORTS AND OTHER DOCUMENTS....................................11


F.   VIOLATIONS OF THE CODE...................................................11


G.1. MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS,
     AND LIMITED OFFERINGS....................................................12


G.2. RECORDKEEPING REQUIREMENTS...............................................13


G.3. BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS............................13


G.4. CERTIFICATION OF COMPLIANCE..............................................14


G.5. EFFECTIVE DATE...........................................................14


H.   DEFINITIONS..............................................................14


I.   FORMS....................................................................16


A.   INTRODUCTION AND OVERVIEW

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 2


     This is the Code of Ethics ("Code") of Marsico Capital Management, LLC ("MCM") and The Marsico Investment Fund (the "Funds") (together, "Marsico"). It is intended to help ensure that our professional and personal conduct preserves Marsico's reputation for high standards of ethics and integrity. It is also intended to ensure that we obey federal and state securities laws.

     We who are associated with Marsico owe fiduciary duties to our clients. One important part of our duty is to place the interests of our clients ahead of our own interests, and to avoid potential conflicts of interest. We have to avoid activities, interests, and relationships that might interfere, or appear to interfere, with our decisions for Fund shareholders and other clients. A conflict of interest can arise even if we don't intend it, and even if our clients don't take a loss.

     The Code is designed to help us avoid conflicts of interest in personal trading and related activities. It emphasizes three general principles:

1. WE MUST PLACE THE INTERESTS OF OUR CLIENTS FIRST, INCLUDING THE FUNDS, THEIR SHAREHOLDERS, AND OTHER CLIENTS. As fiduciaries, we must scrupulously avoid putting our own personal interests ahead of the interests of Marsico clients.

2. WE MUST CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS CONSISTENTLY WITH THE CODE, AND AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST AND ANY ABUSE OF OUR POSITION OF TRUST.

3. WE MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF OUR POSITIONS. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with Marsico could call into question our independent judgment.

     The Code's rules apply to everyone identified in Section B below. It is your responsibility to become familiar with the Code and to comply with it. COMPLIANCE WITH THE CODE IS A CONDITION TO EMPLOYMENT WITH MARSICO. Violations of the Code will be taken seriously and could result in sanctions against the violator, including termination of employment.

     The Code addresses a variety of issues, but cannot anticipate every situation. You are expected to follow both the letter and the spirit of the Code. Even if no specific Code provision applies, please avoid all conflicts of interest and abide by the general principles of the Code.

     Marsico may impose more stringent requirements or grant exemptions when necessary. Exemptions must be documented by the Compliance Department, and will be granted only when no harm to MCM's clients or the Funds is expected to result. Because regulations and industry standards can change, Marsico reserves the right to change any part of the Code. IF YOU HAVE ANY QUESTIONS ABOUT THE CODE, PLEASE CONTACT THE COMPLIANCE DEPARTMENT OR THE GENERAL COUNSEL.

     Capitalized terms in the Code are defined in Section H below.

B.   PERSONS COVERED BY THE CODE

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 3


     The Code applies to all Covered Persons. Covered Persons include all Access Persons and all Employees (whether or not they are Access Persons).

     Some provisions of the Code apply indirectly to other persons, such as relatives, significant others, or advisers, if they own or manage securities or accounts in which a Covered Person has a Beneficial Ownership interest. For example, if you are a Covered Person, the Code's investment restrictions and reporting requirements apply both to you, and to securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. An exemption may apply to a Special Account that you don't directly or indirectly influence or control, as discussed in Sections D.2.e.(4) and E.1.

OUTSIDE TRUSTEES

     Special rules apply to Covered Persons who are Outside Trustees. An Outside Trustee is not subject to the investment restrictions or reporting requirements in Sections D.1, D.2, D.3, or E.1 UNLESS THAT OUTSIDE TRUSTEE KNEW OR SHOULD HAVE KNOWN, IN THE ORDINARY COURSE OF FULFILLING HIS OR HER OFFICIAL DUTIES AS A FUND TRUSTEE, THAT DURING THE 15-DAY PERIOD IMMEDIATELY BEFORE OR AFTER THE OUTSIDE TRUSTEE'S TRANSACTION IN A COVERED SECURITY, MARSICO PURCHASED OR SOLD THAT SECURITY, OR CONSIDERED THE PURCHASE OR SALE OF THAT SECURITY.

COVERED PERSONS NOT EMPLOYED BY MARSICO

     Some Covered Persons may be employed by employers other than Marsico. This may include, for example, any officer of the Funds' principal underwriter, Sunstone Distribution Services, LLC ("Sunstone"), or any employee of a person in a control relationship with MCM or the Funds, such as Bank of America
Corporation or an affiliate, if the officer or employee obtains information regarding the purchase or sale of Covered Securities by a Fund. Covered Persons who are not employed by Marsico may satisfy their obligations to comply with this Code by complying fully with their employer's code of ethics, subject to certain conditions listed below.1

     First, the Board of Trustees of the Funds, including a majority of the Outside Trustees, must have determined that the other employer's code of ethics contains procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1(b) under the Investment Company Act. The Board of Trustees also must have received a written certification by the other employer that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics. Second, the Board of Trustees of the Funds, including a majority of the Outside Trustees, must approve any material change to the other employer's code of ethics no later than six months after adoption of the material change. Third,

--------
1 The listed conditions do not apply to Sunstone's code because Sunstone is not an affiliated person of the Funds or MCM, and because no officer, director, or general partner of Sunstone serves as an officer, director, or general partner of the Funds or MCM.

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 4


at least annually, the Board of Trustees must consider a written report that describes any issues arising under the other employer's code of ethics, and that certifies that the other employer has adopted procedures reasonably necessary to prevent Access Persons from violating the code.


C.   GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS

     As explained in Section D.1, the Code prohibits all of us Covered Persons from PURCHASING Restricted Trading Securities, but permits us otherwise to HOLD, ACQUIRE, OR SELL these and other types of securities in certain circumstances. SEC rules impose general conduct guidelines that apply to our personal investments that are permitted by the Code:

1. YOU MAY NOT ACQUIRE AN INTEREST IN A LIMITED OFFERING OR IN AN INITIAL PUBLIC OFFERING WITHOUT THE PRIOR WRITTEN APPROVAL OF MCM.

2. YOU MAY NOT, IN CONNECTION WITH YOUR ACQUISITION OR SALE OF ANY SECURITY HELD OR TO BE ACQUIRED BY A FUND:

     (a)  Employ any device, scheme, or artifice to defraud the Fund;

     (b) Make to the Fund any untrue statement of a material fact, or omit to state to the Fund a material fact necessary in order to make the statements made not misleading, in light of the circumstances under which the statements are made;

     (c) Engage in any act, practice, or course of business that would operate as a fraud or deceit upon any Fund; or

     (d)  Engage in any manipulative practice with respect to the Fund.

     Practices that may violate these guidelines include intentionally causing a Fund to act or fail to act in order to achieve a personal benefit rather than to benefit the Fund. Examples would include your causing a Fund to buy a Covered Security to support or drive up your investment in the security, or causing the Fund not to sell a Covered Security to protect your investment.

     Another practice that may violate these provisions would be your exploitation of your knowledge of Fund transactions to profit from their market effects. Further, because you have a duty to tell investment personnel about Covered Securities that are suitable for client investment, another violation may be your failure to recommend a suitable Covered Security or to purchase the Covered Security for a client to avoid a potential conflict with your personal transactions.


D.1.     PROHIBITION ON PURCHASES OF CERTAIN SECURITIES

     Personal investing by Covered Persons can create potential conflicts of interest and the appearance of impropriety. Unrestricted personal investing also could distract us from our

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 5


service to clients by diverting resources or opportunities from client account management. Thus, Marsico has decided to PROHIBIT all of us Covered Persons from PURCHASING any securities unless the purchase is an Exempted Transaction listed in Section D.2.2

     The practical effect of combining this prohibition with Exempted Transactions is to restrict your PURCHASE of certain securities we call Restricted Trading Securities (if the purchase is made for any account in which you have a Beneficial Ownership interest, or made by you for any other account). The Restricted Trading Securities that you generally MAY NOT PURCHASE include, without limitation, shares of common stock or preferred stock in a particular public operating company, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities.

     You may HOLD a Restricted Trading Security that was purchased before your association with Marsico. You also may otherwise ACQUIRE AND HOLD a Restricted Trading Security through certain Exempted Transactions listed in Section D.2. In addition, you may SELL a Restricted Trading Security if you comply with the sale pre-approval requirements in Section D.3.


D.2.     EXEMPTED TRANSACTIONS

     As a Covered Person, you may participate in the Exempted Transactions listed below. Exempted Transactions generally are exempted from the prohibition on purchases in Section D.1. and the sale pre-approval requirements in Section D.3., except as noted below. Exempted Transactions must still comply with other Code requirements, including the general conduct guidelines in Section C, and reporting requirements in Section E.1. IF YOU HAVE ANY DOUBT ABOUT HOW THE CODE APPLIES TO A PARTICULAR TRANSACTION, PLEASE CONTACT THE COMPLIANCE DEPARTMENT OR THE GENERAL COUNSEL.

a. PURCHASE OR SALE OF SECURITIES THAT ARE NOT COVERED SECURITIES (subject only to Section E.1. reporting requirements for ACCOUNTS that contain the securities)

     (1) You may buy or sell without restrictions ANY SECURITY THAT IS NOT A COVERED SECURITY, including shares of registered OPEN-END MUTUAL FUNDS, MONEY MARKET FUNDS, TREASURY SECURITIES, BANK CERTIFICATES OF DEPOSIT, and high quality short-term debt instruments such as bankers' acceptances and commercial paper. Please note that NO exemption covers shares of CLOSED-END funds, which are Restricted Trading Securities.

b.  PURCHASE  OR SALE OF  COVERED  SECURITIES  THAT ARE NOT  RESTRICTED  TRADING
SECURITIES   (subject  to  conduct   guidelines   in  Section  C  and  reporting
requirements in Section E.1.)

----------

2    This  prohibition  may not apply to Covered  Persons  who are  employed  by entities other than Marsico and are subject to another code of ethics, as described in Section B.

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     (1)  You  may  buy or  sell  shares  of   INDEX-RELATED   FUNDS,  including
exchange-traded open-end funds, unit investment trusts, and similar products that are linked to broadly based securities indices or sectors.

     (2)  You may buy or sell MUNICIPAL BONDS and notes.

     (3)  You may buy or sell any interest in FOREIGN CURRENCY.

     (4) You may participate in transactions in DERIVATIVES THAT ARE BASED ON SECURITIES OTHER THAN RESTRICTED TRADING SECURITIES (for example, options, futures, or other instruments that are based on Treasury bonds, municipal bonds, or foreign currency). NO exemption applies to transactions in derivatives that are based on Restricted Trading Securities (such as options based on particular common stocks or corporate bonds).

     (5) A financial adviser, trustee, or other person may buy or sell SECURITIES THAT ARE NOT RESTRICTED TRADING SECURITIES IN A MANAGED ACCOUNT for you (or for a person in whose securities you have a Beneficial Ownership interest). This permits managed accounts to buy mutual funds, Treasury securities, exchange-traded funds, municipal bonds, or foreign currency.

c. PURCHASE (BUT NOT SALE) OF RESTRICTED TRADING SECURITIES IN LIMITED CIRCUMSTANCES (subject to conduct guidelines in Section C, sale pre-approval requirements in Section D.3, and reporting requirements in Section E.1.)

     (1) You may BUY (but not sell) securities through DIVIDEND REINVESTMENT PLANS (if you do not make discretionary additional purchases), or through RIGHTS OFFERINGS granted to all shareholders on a pro rata basis (such as rights to buy tracking or spinoff stock). MCM hereby grants approval to acquire an interest in an Initial Public Offering in this manner. Please note that any SALE of Restricted Trading Securities obtained through dividend reinvestments or rights offerings must meet the sale pre-approval and other requirements in Section D.3.

     (2) You may BUY (but not sell) an interest in ANY OTHER INITIAL PUBLIC OFFERING ONLY if you obtain MCM's prior approval (see attached form of Approval of Investment in Initial Public Offering).

d.   SALE (BUT  NOT  PURCHASE)  OF  RESTRICTED  TRADING  SECURITIES  IN  LIMITED
CIRCUMSTANCES (subject to conduct guidelines in Section C, sale pre-approval requirements in Section D.3., and reporting requirements in Section E.1.)

     (1) You may SELL (but not buy) a RESTRICTED TRADING SECURITY if you follow the sale pre-approval and other requirements in Section D.1.

e. PURCHASE OR SALE OF RESTRICTED TRADING SECURITIES IN LIMITED CIRCUMSTANCES (subject to conduct guidelines in Section C and reporting requirements in Section E.1.)

    (1) You may buy or sell Restricted Trading Securities through NON-VOLITIONAL TRANSACTIONS you don't control (such as when an issuer calls a security, a derivative instrument

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expires, or you receive a gift outside your control).  If you acquire Restricted
Trading Securities through a non-volitional transaction, but can control their sale, the sale is NOT an Exempted Transaction, and must meet the sale pre-approval and other requirements in Section D.3.

     (2) You may buy or sell Restricted Trading Securities including options under an EMPLOYMENT ARRANGEMENT, and may exercise or sell any options, if your employer or an affiliate issues the securities or options. MCM's prior approval is required if you acquire an interest in a Limited Offering (see attached form of Approval of Investment in Limited Offering).

     (3) You may BUY an interest in ANY OTHER LIMITED OFFERING, SUCH AS AN INTEREST IN A PRIVATE COMPANY OR A HEDGE FUND, ONLY if you obtain MCM's prior approval (see attached form of Approval of Investment in Limited Offering). Investments in a hedge fund (except a fund advised by MCM) will be subject to conditions similar to those for a Special Account discussed below. You may SELL an interest in a Limited Offering without restrictions (unless you get an interest in an Initial Public Offering in return, which requires MCM's prior approval).

     (4) A financial adviser, trustee, or other person may buy or sell RESTRICTED TRADING SECURITIES IN A MANAGED SPECIAL ACCOUNT for you (or for a person in whose securities you have a Beneficial Ownership interest) ONLY if you obtain MCM's prior approval (see attached form of Special Account Certification). Approval will require that:

          (a) You establish that the financial adviser, trustee, or other person who manages the Special Account has complete control over the account under a written grant of discretion or other formal arrangement, and that you have no direct or indirect influence or control over the Special Account or investment decisions made for it;

          (b) You (and any related person) do not disclose to the financial adviser, trustee, or other person who manages the Special Account any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

          (c) The financial  adviser,  trustee,  or other person who manages the
Special Account does not disclose to you any investment decision to be implemented for the Special Account until after the decision has been implemented; and

          (d) You complete the attached form of Special Account Certification (or its equivalent) and any other documents requested by MCM; you report the EXISTENCE of the Special Account in your periodic holdings and transaction reports; and you report SECURITIES HOLDINGS AND TRANSACTIONS IN the Special Account through account statements or otherwise if requested.

     Whether an exemption will be granted for a Special Account will be determined on a case-by-case basis. MCM reserves the rights to require additional conditions as necessary or appropriate depending on the circumstances, and to revoke the exemption at any time.


D.3. PRE-APPROVAL   AND  OTHER  REQUIREMENTS  FOR   SELLING  RESTRICTED  TRADING
     SECURITIES

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     As a Covered Person,  you may SELL a Restricted  Trading Security  acquired before your association with Marsico or through an Exempted Transaction, if you follow pre-approval and other procedures designed to avoid potential conflicts of interest.3 PLEASE NOTE THAT ALL SALES THAT QUALIFY AS EXEMPTED TRANSACTIONS IN SECTION D.2. ARE EXEMPTED FROM ALL SALE REQUIREMENTS.

a. PRECLEARANCE: BEFORE you sell any Restricted Trading Security, you must complete and submit a Preclearance Form (see attached form). MCM will treat the preclearance process as confidential, and will not disclose related information except as required by law or for appropriate business purposes. You may not preclear your own form. The persons authorized to sign the form are:

                  Compliance Assistant
                  Compliance Counsel
                  General Counsel
                  Vice President of Client Services

     YOU MAY NOT SELL THE RESTRICTED TRADING SECURITY IN QUESTION UNTIL YOU RECEIVE WRITTEN PRECLEARANCE. Preclearance requests will be reviewed as quickly as possible. Please remember that preclearance is not automatically granted. For example, if MCM is considering the purchase of the security for client accounts, preclearance may be denied until the client order is completed.

     Once preclearance is granted, it is valid only until the close of the next business day, and only for the security and amount indicated on the Preclearance Form. You may not increase the transaction size without completing a new Preclearance Form and obtaining written authorization. You may decrease its size without new authorization.

     FAILURE TO OBTAIN PRECLEARANCE FOR A SALE OF ANY RESTRICTED TRADING SECURITY IS A SERIOUS BREACH OF MARSICO'S RULES. A violation may expose you to sanctions including termination of employment. Failure to obtain preclearance also may require your trade to be canceled, and you may be required to bear any loss that results. MCM, in its discretion, may require any profits from an unauthorized trade to be donated to a charity designated by MCM.

b. HOLDING PERIOD: As a general principle, personal securities transactions should be for investment purposes rather than to generate short-term trading profits. As a result, you generally are prohibited from selling a Restricted Trading Security that you acquired within the previous 60 days. MCM may waive compliance with this requirement if you show that you have good cause to be excused (such as a need to sell investments to buy a home).

c. BLACKOUT PERIOD: You MAY NOT SELL a Restricted Trading Security for EITHER SEVEN DAYS BEFORE, OR SEVEN DAYS AFTER, a trade in the same security or an equivalent security for a Fund or

3    These  requirements  may not apply to Covered  Persons  who are employed by entities other than Marsico and are subject to another code of ethics, as described in Section B.

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other client.  The  application of the blackout period BEFORE a trade for a Fund or other client could lead to procedural difficulties, and could result in inadvertent violations of the Code. Nonetheless, Marsico has determined that the blackout period is an effective way to avoid even the appearance of impropriety. Thus, you should consider the consequences of the blackout period before deciding to sell holdings that MCM holds or may consider holding for clients.

     If a previous sale falls within the blackout period, you must try to cancel the transaction. If the transaction was precleared but cannot be canceled, MCM may impose a sanction if necessary or appropriate in the circumstances. Please contact the Compliance Department or the General Counsel if you have any question about the application of the blackout period.


E.1. REPORTS ABOUT SECURITIES HOLDINGS AND TRANSACTIONS

     As a Employee, you must give MCM periodic written reports about your securities holdings, transactions, and accounts (and the securities or accounts of other persons if you have a Beneficial Ownership interest in them).4 SEC requirements mainly control these reports. The reports are intended to identify conflicts of interest that could arise when you invest in a Covered Security or hold accounts that permit these investments, and to promote compliance with the Code. Marsico is sensitive to privacy concerns, and will try not to disclose your reports to anyone unnecessarily. Report forms are attached.

     FAILURE TO FILE A TIMELY, ACCURATE, AND COMPLETE REPORT IS A SERIOUS BREACH OF SEC RULES. If you are late in filing a report, or file a report that is misleading or incomplete, you may face sanctions including identification by name to the Funds' board of directors, withholding of salary or bonuses, or termination of employment.

a. INITIAL HOLDINGS REPORT: Within ten days after you begin employment with Marsico, you must submit to Marsico a report that contains:

     (1) The name/title and symbol, and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY in which you had any direct or indirect Beneficial Ownership interest when you began employment with Marsico. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information.

     (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held for your direct or indirect Beneficial Ownership when you began employment with Marsico, and the account numbers and names of the persons for whom the accounts are held.

----------

4    Covered Persons  employed  by entities  other than  Marsico and  subject to another code of ethics should instead comply with its reporting requirements, as noted in Section B.

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     (3)  A  statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it. A sample Letter to Broker or Other Institution is attached.

     (4)  The date that you submitted the report.

b. QUARTERLY TRANSACTION REPORT: Within ten days after the end of each calendar quarter, you must submit to Marsico a report that contains:

     (1) With respect to any transaction during the quarter in a COVERED SECURITY in which you had any direct or indirect Beneficial Ownership interest:

          (a) The date of the transaction, the name/title and symbol, interest rate and maturity date (if applicable), and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY involved;

          (b) The nature of the transaction (i.e., purchase, sale, or other type of acquisition or disposition);

          (c) The price at which the transaction in the Covered Security was effected; and

          (d) The name of the broker, dealer, bank, or other institution with or through which the transaction was effected.

You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain all of the information, or by referring to statements or confirmations known to have been received by Marsico.

     (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held during the quarter for your direct or indirect Beneficial Ownership, the account numbers and names of the persons for whom the accounts were held, and the date when each account was established.

     (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution that has established a NEW account for the direct or indirect Beneficial Ownership of the Employee DURING THE PAST QUARTER to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.

     (4)  The date that you submitted the report.

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c.   ANNUAL HOLDINGS REPORT:  Annually,  you must  submit  to  Marsico a report, based on information that is current as of not more than 30 days before the report date, that contains:

     (1) The name/title and symbol, and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY in which you had any direct or indirect Beneficial Ownership interest on the effective date. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information, or by referring to statements or confirmations known to have been received by Marsico.

     (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) with which you maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held for your direct or indirect Beneficial Ownership of the Employee on the effective date, the account numbers and names of the persons for whom the accounts are held, and the date when each account was established.

     (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.

     (4)  The date that you submitted the report.

     EXCEPTION TO REQUIREMENT TO LIST TRANSACTIONS OR HOLDINGS: You need not list any SECURITIES HOLDINGS OR TRANSACTIONS IN any account over which you had no direct or indirect influence or control, unless requested by MCM. This may apply, for example, to a Special Account. You must still identify the EXISTENCE of the account in your list of securities accounts.

     Please ask the Compliance Department or the General Counsel if you have questions about reporting requirements.


E.2. REVIEW OF REPORTS AND OTHER DOCUMENTS

     The Compliance Department will promptly review each report submitted by Employees, and each account statement or confirmation from institutions that maintain their accounts. To ensure adequate scrutiny, a document concerning a member of the Compliance Department will be reviewed by a different member of the Compliance Department or the General Counsel.


F.   VIOLATIONS OF THE CODE

     The  Compliance  Department  will  promptly  investigate  any  violation or
potential   violation  of  the  Code,  and  recommend  to  the  General  Counsel appropriate  action to cure the


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PAGE 12

violation and prevent future violations. The Compliance Department will keep a record of investigations of violations, including actions taken as a result of a violation. If you violate the Code, you may be subject to sanctions including identification by name to the Funds' board of directors, withholding of salary or bonuses, or termination of employment. Violations of the Code also may violate federal or state laws and may be referred to authorities.


G.1. MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS, AND LIMITED OFFERINGS

     Some conduct that does not involve personal trading may still raise concerns about potential conflicts of interest, and is therefore addressed here.

a. SERVICE ON BOARDS: As a Covered Person, you may not serve on the board of directors of any for-profit company or other for-profit organization without MCM's prior written approval. Approval will be granted only if MCM believes that board service is consistent with the interests of Marsico's clients. If board service is authorized, you and MCM must follow appropriate procedures to ensure that you and Marsico do not obtain or misuse confidential information. MCM also may require you to show that any securities you receive from the for-profit company or organization are appropriate compensation.

b. GIFTS: On occasion, you may be offered gifts from clients, brokers, vendors, or other persons not affiliated with Marsico. You may not accept extraordinary or extravagant gifts. You may accept gifts of a nominal value (I.E., no more than $100 annually from one person), customary business meals and entertainment if both you and the giver are present (E.G., sporting events), and promotional items (E.G., pens or mugs). You may not solicit gifts.

     You may not give a gift that has a fair market value greater than $100 per year to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or clients of MCM. You may provide reasonable entertainment to these persons if both you and the recipient are present. Please do not give or receive gifts or entertainment that would be embarrassing to you or Marsico if made public.

c. LIMITED OFFERINGS IN PRIVATE COMPANIES: If you acquire a Limited Offering in a private company, either before association with Marsico or through an Exempted Transaction, MCM may have to follow special procedures if it later seeks to purchase securities of the same issuer for clients. Specifically, if you play a part in MCM's consideration of the investment, your interest must be disclosed to all clients for whom MCM may make the investment. MCM'S DECISION TO INVEST ALSO MUST BE INDEPENDENTLY REVIEWED BY OTHER INVESTMENT PERSONNEL WITH NO PERSONAL INTEREST IN THE ISSUER.

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G.2.     RECORDKEEPING REQUIREMENTS

     Marsico or its agents will maintain the following records at their places of business in the manner stated below. These records may be made available to the Securities and Exchange Commission for reasonable periodic, special, or other examinations:

     o A copy of the Code that is in effect, and any Code that was in effect at any time within the past five years (maintained in an easily accessible place);

     o A record of any violation of the Code, and of any action taken as a result of the violation (maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs);

     o A copy of each report under Section E.1. required to be submitted by a Covered Person who is an Employee, including broker transaction confirmations or account statements (maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place);

     o A record of all Covered Persons who are or were Employees within the past five years, and who are or were required to make reports under the Code (maintained in an easily accessible place);

     o A record of all persons who are or were responsible for reviewing reports of Employees during the past five years (maintained in an easily accessible place);

     o A copy of each report to the Board of Trustees of the Funds submitted under Section B or G.3. of the Code (maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place); and

     o A copy of each written approval of an Employee's acquisition of securities in an Initial Public Offering or a Limited Offering, and each written approval of other transactions, such as a Preclearance Form (maintained for at least five years after the end of the fiscal year in which the approval was granted).

G.3.     BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS

     This Code and any material changes must be approved by the Board of Trustees of the Funds, including a majority of the Outside Trustees, within six months after the adoption of the material change. Each approval must be based on a determination that the Code contains provisions reasonably necessary to prevent Covered Persons from engaging in any conduct prohibited by Rule 17j-l(b) under the 1940 Act, including conduct identified in Section C above.

     At least annually, MCM will provide to the Board of Trustees of the Funds, and the Trustees will review, a written report that summarizes existing procedures concerning personal trading (including any changes in the Code), certifies that Marsico has adopted procedures

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reasonably  necessary to prevent  violations  of the Code,  describes any issues arising under the Code, including any material violations and sanctions imposed since the last report to the Board, and identifies any recommended changes to the Code.


G.4.     CERTIFICATION OF COMPLIANCE

     The Compliance Department will notify each Employee that he or she is subject to the Code and provide a copy of the Code. You will be asked to certify that you have read, understand, and have complied with or will comply with the Code. You must complete this Certification of Compliance on commencement of employment and annually thereafter.


G.5. EFFECTIVE DATE

     The Code is effective as of November 15, 2001.


H.   DEFINITIONS

1. "Access Person" means (1) any director, officer, general partner, or Advisory Person of the Funds or of MCM, and (2) any director, officer, or general partner of a principal underwriter (such as Sunstone Distribution Services, LLC) who, in the ordinary course of business, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities.

2. "Advisory Person of the Funds or of MCM" means (1) any employee of the Funds or MCM (or of any company in a control relationship to the Funds or MCM, such as Bank of America Corporation or its affiliates) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to those purchases or sales; and (2) any natural person in a control relationship to the Funds or MCM who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by the Fund.

3. "Beneficial Ownership" has the same meaning as under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) under the Act. Under those provisions, a person generally is the beneficial owner of (or has a Beneficial Ownership interest in) any securities in which the person has or shares a direct or indirect pecuniary interest. A person's Beneficial Ownership interest ordinarily extends to securities held in the name of a spouse, minor children, relatives resident in the person's home, or unrelated persons in circumstances that suggest a sharing of financial interests, such as when the person makes a significant contribution to the financial support of the unrelated person, or shares in profits of the unrelated person's securities

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 15

transactions. Key factors in evaluating Beneficial Ownership include the person's ability to benefit from the proceeds of a security, and the extent of the person's control over the security.

4. "Covered Person" means any person subject to the Code, including any Access Person or Employee.

5. "Covered Security" means ANY security, as defined in Section 2(a)(36) of the Investment Company Act, EXCEPT (1) direct obligations of the U.S. government; (2) bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements; or (3) shares issued by open-end registered investment companies (also known as mutual funds).

6.   "Employee" means any Marsico Employee or temporary employee of Marsico.

7.   "Exempted  Transaction" means a securities transaction listed in Section
D.2. The purchase or sale of a security through an Exempted Transaction generally IS exempted from the prohibition on purchases in Section D.1., and the sale pre-approval requirements in Section D.3., UNLESS otherwise noted in
Section VI. An Exempted Transaction generally IS NOT exempted from the general conduct guidelines in Section C, or the reporting requirements in Section E.1.

8. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

9. "Limited Offering" means any offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of the Act or pursuant to Rule 504, 505, or 506 under the Act. A Limited Offering generally includes any interest in a private company, hedge fund, or other unregistered operating company or investment company, and certain interests in stock options or other deferred compensation.

10. "Marsico Employee" means any officer, principal, or employee of MCM, and any officer, trustee, or employee of the Funds.

11. "Outside Trustee" means each member of the Board of Trustees of the Funds who is not an interested person of the Funds.

12. "Restricted Trading Security" means any security that a Covered Person generally may not PURCHASE because of the prohibition on purchases in Section
D.1. Restricted Trading Securities include, without limitation, shares of common stock or preferred stock in a particular public operating company, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities. A Covered Person may OTHERWISE HOLD, ACQUIRE, OR SELL a Restricted Trading Security, as explained in Section D.1.

13. "Security Held or to be Acquired by a Fund" means (1) any Covered Security that within the most recent 15 days (a) is or has been held by one of the Funds; or (b) is being or has been

CODE OF ETHICS
MARSICO CAPITAL MANAGEMENT, LLC AND THE MARSICO INVESTMENT FUND
PAGE 16

considered by a Fund or MCM for purchase by the Fund; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, such a Covered Security.

14. "Special Account" means a managed account in which a financial adviser, trustee, or other person buys or sells Restricted Trading Securities for a Covered Person (or for a person in whose securities a Covered Person has a Beneficial Ownership interest), provided that the account meets the requirements described in Section D.2.e.(4).


I.   FORMS

     Attached to the Code are the following forms:

     o    Initial Personal Holdings Report;
     o    Quarterly Personal Transaction Report;
     o    Annual Personal Holdings Report;
     o    Sample Letter to Broker or Other Institution;
     o    Initial/Annual  Certification of Compliance with Code of Ethics;
     o    Approval of Investment  in Limited  Offering;
     o    Approval of  Investment  in Initial  Public Offering;
     o    Special Account Certification;
     o    Preclearance Form.

                                 EXHIBIT 16(j)

                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics


----------------------------------  --------------------------------------------
SUMMARY Wellington Management Company, llp and its affiliates have a fiduciary duty to investment company and investment counseling clients which requires each employee to act solely for the benefit of clients. Also, each employee has a duty to act in the best interest of the firm. In addition to the various laws and regulations covering the firm's activities, it is clearly in the
                                    firm's  best  interest  as  a   professional
                                    investment  advisory  organization  to avoid
                                    potential  conflicts of interest or even the
                                    appearance of such conflicts with respect to
                                    the   conduct  of  the   firm's   employees.
                                    Wellington Management's personal trading and
                                    conduct  must   recognize  that  the  firm's
                                    clients  always  come  first,  that the firm
                                    must avoid any actual or potential  abuse of
                                    our  positions of trust and  responsibility,
                                    and   that   the  firm   must   never   take
                                    inappropriate  advantage  of its  positions.
                                    While it is not possible to  anticipate  all
                                    instances   of   potential   conflict,   the
                                    standard is clear.

                                    In  light  of the  firm's  professional  and
                                    legal  responsibilities,  we  believe  it is
                                    appropriate  to  restate  and   periodically
                                    distribute  the firm's Code of Ethics to all
                                    employees. It is Wellington Management's aim
                                    to  be  as   flexible  as  possible  in  its
                                    internal  procedures,  while  simultaneously
                                    protecting the  organization and its clients
                                    from the  damage  that  could  arise  from a
                                    situation   involving  a  real  or  apparent
                                    conflict  of  interest.   While  it  is  not
                                    possible   to   specifically    define   and
                                    prescribe rules regarding all possible cases
                                    in which conflicts might arise, this Code of
                                    Ethics is  designed  to set forth the policy
                                    regarding    employee   conduct   in   those
                                    situations  in  which   conflicts  are  most
                                    likely to develop. If an employee has any doubt as to the propriety of any activity, he or she should consult the President or Regulatory Affairs Department.

                                    The Code reflects the requirements of United
                                    States  law,  Rule  17j-1 of the  Investment
                                    Company  Act of 1940,  as amended on October
                                    29, 1999, as well as the recommendations issued by an industry study group in 1994, which were strongly supported by the SEC. The term "Employee" includes all employees and Partners.

POLICY ON PERSONAL                  Essentially,  this  policy requires that all
SECURITIES TRANSACTIONS             personal Securities Transactions  (including
                                    acquisitions  or  dispositions   other  than
                                    through a purchase or sale) by all Employees must be cleared prior to execution. The only exceptions to this policy of prior clearance are noted below.

                                    DEFINITION OF "PERSONAL SECURITIES
                                     TRANSACTIONS"
                                    The following  transactions by Employees are
                                    considered  "personal"  under applicable SEC
                                    rules   and   therefore   subject   to  this
                                    statement of policy:

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                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    1
                                    Transactions for an Employee's own account, including IRA's.

                                    2
                                    Transactions  for an  account  in  which  an
                                    Employee has indirect beneficial  ownership,
                                    unless  the   Employee   has  no  direct  or
                                    indirect   influence  or  control  over  the
                                    account.     Accounts    involving    family
                                    (including husband,  wife, minor children or
                                    other dependent  relatives),  or accounts in
                                    which an Employee has a beneficial  interest
                                    (such as a trust of which the Employee is an
                                    income   or   principal   beneficiary)   are
                                    included within the meaning of "indirect beneficial interest".

                                    If an Employee has a substantial  measure of
                                    influence  or control  over an account,  but
                                    neither  the  Employee  nor  the  Employee's
                                    family has any direct or indirect beneficial
                                    interest   (e.g.,  a  trust  for  which  the
                                    Employee  is a  trustee  but not a direct or
                                    indirect beneficiary), the rules relating to
                                    personal  securities  transactions  are  not
                                    considered   to  be   directly   applicable.
                                    Therefore,  prior  clearance and  subsequent
                                    reporting  of  such   transactions  are  not
                                    required. In all transactions involving such
                                    an  account  an  Employee  should,  however,
                                    conform  to the  spirit  of these  rules and
                                    avoid any  activity  which  might  appear to
                                    conflict  with  the  investment  company  or
                                    counseling  clients  or with  respect to the
                                    Employee's    position   within   Wellington
                                    Management.  In  this  regard,  please  note
                                    "Other Conflicts of Interest", found later in this Code of Ethics, which does apply to such situations.

----------------------------------  --------------------------------------------
PRECLEARANCE                        EXCEPT  AS  SPECIFICALLY  EXEMPTED  IN  THIS
REQUIRED                            SECTION, ALL EMPLOYEES MUST  CLEAR  PERSONAL
                                    SECURITIES TRANSACTIONS PRIOR  TO EXECUTION.
                                    This  includes  bonds,   stocks   (including
                                    closed end funds), convertibles, preferreds,
                                    options  on  securities,  warrants,  rights,
                                    etc.,  for domestic and foreign  securities,
                                    whether publicly traded or privately placed.
                                    The only exceptions to this  requirement are
                                    automatic  dividend  reinvestment  and stock
                                    purchase  plan   acquisitions,   broad-based
                                    stock  index  and US  government  securities
                                    futures   and   options  on  such   futures,
                                    transactions  in open-end  mutual funds,  US
                                    Government securities, commercial paper, or non-volitional transactions. Non-volitional transactions include gifts to an Employee over which the Employee has no control of the timing or transactions which result from corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.).
                                    Please note, however, that most of these transactions must be reported even though they do not have to be precleared. See the following section on reporting obligations.

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                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    Clearance for transactions  must be obtained
                                    by contacting  the Director of Global Equity
                                    Trading or those personnel designated by him
                                    for this purpose. Requests for clearance and
                                    approval    for    transactions    may    be
                                    communicated   orally  or  via  email.   The
                                    Trading  Department  will  maintain a log of
                                    all   requests   for   approval   as   coded
                                    confidential  records  of the firm.  Private
                                    placements  (including  both  securities and
                                    partnership   interests)   are   subject  to
                                    special   clearance   by  the   Director  of
                                    Regulatory  Affairs,  Director of Enterprise
                                    Risk Management or the General Counsel, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days.

                                    CLEARANCE     FOR    PERSONAL     SECURITIES
                                    TRANSACTIONS FOR PUBLICLY TRADED  SECURITIES
                                    WILL BE IN EFFECT FOR ONE  TRADING DAY ONLY.
                                    THIS "ONE TRADING DAY" POLICY IS INTERPRETED
                                    AS FOLLOWS:
                                    O IF CLEARANCE IS GRANTED AT A TIME WHEN THE
                                      PRINCIPAL  MARKET  IN WHICH  THE  SECURITY
                                      TRADES IS OPEN, CLEARANCE IS EFFECTIVE FOR
                                      THE REMAINDER  OF  THAT  TRADING DAY UNTIL
                                      THE   OPENING   OF  THAT  MARKET   ON  THE
                                      FOLLOWING DAY.
                                    O IF CLEARANCE IS GRANTED AT A TIME WHEN THE
                                      PRINCIPAL MARKET  IN  WHICH  THE  SECURITY
                                      TRADES IS CLOSED, CLEARANCE  IS  EFFECTIVE
                                      FOR THE NEXT TRADING DAY UNTIL THE OPENING
                                      OF THAT MARKET ON THE FOLLOWING DAY.

----------------------------------  --------------------------------------------
FILING OF REPORTS                   Records of personal securities transactions
                                    by  Employees   will  be   maintained.   All
                                    Employees   are  subject  to  the  following
                                    reporting requirements:

                                    1
                                    Duplicate Brokerage Confirmations
                                    All Employees must require their  securities
                                    brokers to send duplicate  confirmations  of
                                    their   securities   transactions   to   the
                                    Regulatory  Affairs  Department.   Brokerage
                                    firms  are   accustomed  to  providing  this
                                    service. Please contact Regulatory Affairs to obtain a form letter to request this service. Each employee must return to the Regulatory Affairs Department a completed form for each brokerage account that is used for personal securities transactions of the Employee. Employees should NOT send the completed forms to their brokers directly.

                                    The form must be  completed  and returned to
                                    the Regulatory  Affairs  Department prior to
                                    any  transactions   being  placed  with  the
                                    broker.  The Regulatory  Affairs  Department
                                    will  process the request in order to assure
                                    delivery  of the  confirms  directly  to the
                                    Department     and    to    preserve     the
                                    confidentiality  of this  information.  When
                                    possible,   the   transaction   confirmation
                                    filing  requirement  will  be  satisfied  by
                                    electronic     filings    from    securities
                                    depositories.

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                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    2
                                    Filing of Quarterly Report of all "Personal
                                     Securities Transactions"
                                    SEC rules require that a quarterly record of
                                    all  personal  securities   transactions  be
                                    submitted  by  each  person  subject  to the
                                    Code's  requirements and that this record be
                                    available  for  inspection.  To comply  with
                                    these  rules,  every  Employee  must  file a
                                    quarterly  personal  securities  transaction
                                    report within 10 calendar days after the end
                                    of each calendar quarter.  Reports are filed
                                    electronically    utilizing    the    firm's
                                    proprietary Personal Securities  Transaction
                                    Reporting  System (PSTRS)  accessible to all
                                    Employees  via  the  Wellington   Management
                                    Intranet.

                                    At  the  end  of  each   calendar   quarter,
                                    Employees will be notified of the filing requirement. Employees are responsible for submitting the quarterly report within the deadline established in the notice.

                                    Transactions during the quarter indicated on
                                    brokerage    confirmations   or   electronic
                                    filings are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker submitting confirmations must be entered manually. All Employees are required to submit a quarterly report, even if there were no reportable transactions during the quarter.

                                    Employees  must also provide  information on
                                    any new brokerage account established during
                                    the  quarter   including  the  name  of  the
                                    broker, dealer or bank and the date the account was established.

                                    IMPORTANT  NOTE:  The quarterly  report must
                                    include  the  required  information  for all
                                    "personal   securities    transactions"   as
                                    defined  above,   except   transactions   in
                                    open-end   mutual   funds,    money   market
                                    securities,  US Government  securities,  and
                                    futures   and   options  on  futures  on  US
                                    government    securities.     Non-volitional
                                    transactions   and  those   resulting   from
                                    corporate actions must also be reported even though preclearance is not required and the nature of the transaction must be clearly specified in the report.

                                    3
                                    Certification of Compliance
                                    As part of the quarterly reporting process on PSTRS, Employees are required to confirm their compliance with the provisions of this Code of Ethics.

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                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    4
                                    Filing of Personal Holding Report
                                    Annually, all Employees must file a schedule
                                    indicating    their   personal    securities
                                    holdings as of December 31 of each year by the following January 30. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are those which must be reported as indicated in the prior paragraph. Newly hired Employees are required to file a holding report within ten (10) days of joining the firm. Employees may indicate securities held in a brokerage account by attaching an account statement, but are not required to do so, since these statements contain additional information not required by the holding report.

                                    5
                                    Review of Reports
                                    All reports  filed in  accordance  with this
                                    section   will  be   maintained   and   kept
                                    confidential   by  the  Regulatory   Affairs
                                    Department. Reports will be reviewed by the Director of Regulatory Affairs or personnel designated by her for this purpose.

----------------------------------  --------------------------------------------
RESTRICTIONS ON                     While all personal  securities  transactions
"PERSONAL SECURITIES                must be  cleared  prior to  execution,  the
TRANSACTIONS"                       following   guidelines     indicate    which
                                    transactions     will     be     prohibited,
                                    discouraged,  or subject to nearly automatic
                                    clearance.   The   clearance   of   personal
                                    securities transactions may also depend upon
                                    other circumstances, including the timing of
                                    the   proposed   transaction   relative   to
                                    transactions by our investment counseling or
                                    investment  company  clients;  the nature of
                                    the securities  and the parties  involved in
                                    the  transaction;   and  the  percentage  of
                                    securities   involved  in  the   transaction
                                    relative to ownership  by clients.  The word
                                    "clients" refers  collectively to investment
                                    company  clients  and  counseling   clients.
                                    Employees are expected to be particularly sensitive to meeting the spirit as well as the letter of these restrictions.

                                    Please note that these restrictions apply in
                                    the case of debt  securities to the specific
                                    issue and in the case of common  stock,  not
                                    only  to  the  common  stock,   but  to  any
                                    equity-related  security  of the same issuer
                                    including    preferred    stock,    options,
                                    warrants,  and  convertible  bonds.  Also, a
                                    gift or transfer from you (an Employee) to a
                                    third   party  shall  be  subject  to  these
                                    restrictions, unless the donee or transferee represents that he or she has no present intention of selling the donated security.

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                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    1
                                    No   Employee   may   engage   in   personal
                                    transactions involving any securities which are:

                                    o being bought or sold on behalf  of clients
                                      until one trading day after such buying or
                                      selling  is  completed  or  canceled.   In
                                      addition, no Portfolio Manager may  engage
                                      in a  personal  transaction involving  any
                                      security  for  7 days prior to, and 7 days
                                      following,  a  transaction  in  the   same
                                      security for a client  account managed  by
                                      that Portfolio  Manager  without a special
                                      exemption.    See  "Exemptive  Procedures"
                                      below.   Portfolio  Managers  include  all
                                      designated  portfolio  managers and others
                                      who   have   direct   authority   to  make
                                      investment   decisions   to  buy  or  sell
                                      securities,   such  as   investment   team
                                      members and analysts  involved in Research
                                      Equity  portfolios.  All Employees who are
                                      considered  Portfolio  Managers will be so
                                      notified   by   the   Regulatory   Affairs
                                      Department.

                                    o the subject of a  new  or  changed  action
                                      recommendation  from  a  research  analyst
                                      until  10  business  days   following  the
                                      issuance of such recommendation;

                                    o the subject of a reiterated  but unchanged
                                      recommendation from a research analyst until 2 business days following reissuance of the recommendation

                                    o actively contemplated for transactions  on
                                      behalf of  clients,  even though no buy or
                                      sell   orders  have  been   placed.   This
                                      restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.

                                    2
                                    The  Code  of  Ethics  strongly  discourages
                                    short   term   trading  by   Employees.   In
                                    addition, no Employee may take a "short term
                                    trading"  profit in a security,  which means
                                    the sale of a security at a gain (or closing
                                    of a short  position  at a gain)  within  60
                                    days  of its  purchase,  without  a  special
                                    exemption.  See "Exemptive Procedures".  The
                                    60  day   prohibition   does  not  apply  to
                                    transactions  resulting  in a  loss,  nor to
                                    futures or options on futures on broad-based
                                    securities    indexes   or   US   government
                                    securities.

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                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    3
                                    No  Employee   engaged  in  equity  or  bond
                                    trading may engage in personal  transactions
                                    involving  any  equity   securities  of  any
                                    company whose primary business is that of a broker/dealer.

                                    4
                                    Subject  to   preclearance,   Employees  may
                                    engage in short sales,  options,  and margin
                                    transactions,   but  such  transactions  are
                                    strongly  discouraged,  particularly  due to
                                    the  60   day   short   term   profit-taking
                                    prohibition.  Any Employee  engaging in such
                                    transactions   should  also   recognize  the
                                    danger of being  "frozen"  or  subject  to a
                                    forced  close  out  because  of the  general
                                    restrictions   which   apply   to   personal
                                    transactions  as noted  above.  In  specific
                                    case of hardship an exception may be granted
                                    by the Director of Regulatory Affairs or her
                                    designee   upon   approval   of  the  Ethics
                                    Committee   with  respect  to  an  otherwise
                                    "frozen" transaction.

                                    5
                                    No   Employee   may   engage   in   personal
                                    transactions  involving  the purchase of any
                                    security on an initial public offering. This
                                    restriction   also   includes   new   issues
                                    resulting    from    spin-offs,    municipal
                                    securities and thrift conversions,  although
                                    in  limited   cases  the  purchase  of  such
                                    securities in an offering may be approved by
                                    the  Director of  Regulatory  Affairs or her
                                    designee  upon   determining  that  approval
                                    would not violate any policy reflected in this Code. This restriction does not apply to open-end mutual funds, U. S. government issues or money market investments.

                                    6
                                    EMPLOYEES  MAY NOT  PURCHASE  SECURITIES  IN
                                    PRIVATE  PLACEMENTS  UNLESS  APPROVAL OF THE
                                    DIRECTOR OF REGULATORY AFFAIRS,  DIRECTOR OF
                                    ENTERPRISE  RISK  MANAGEMENT  OR THE GENERAL
                                    COUNSEL  HAS BEEN  OBTAINED.  This  approval
                                    will be based upon a determination  that the
                                    investment  opportunity need not be reserved
                                    for clients,  that the Employee is not being
                                    offered the  investment  opportunity  due to
                                    his  or  her  employment   with   Wellington
                                    Management and other  relevant  factors on a
                                    case-by-case  basis.  If  the  Employee  has
                                    portfolio  management or securities analysis
                                    responsibilities  and is granted approval to
                                    purchase a private placement, he or she must
                                    disclose the privately  placed holding later
                                    if  asked  to  evaluate  the  issuer  of the
                                    security.   An  independent  review  of  the
                                    Employee's analytical work or decision to purchase the security for a client account will then be performed by another investment professional with no personal interest in the transaction.

--------------------------------------------------------------------------------

                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
GIFTS AND OTHER                     Employees should not seek, accept  or  offer
SENSITIVE PAYMENTS                  any gifts or  favors  of more  than  minimal
                                    value  or  any  preferential   treatment  in
                                    dealings  with  any  client,  broker/dealer,
                                    portfolio company,  financial institution or
                                    any  other  organization  with whom the firm
                                    transacts business. Occasional participation
                                    in  lunches,   dinners,   cocktail  parties,
                                    sporting  activities  or similar  gatherings
                                    conducted  for  business  purposes  are  not
                                    prohibited. However, for both the Employee's
                                    protection  and  that  of  the  firm  it  is
                                    extremely important that even the appearance
                                    of  a  possible   conflict  of  interest  be
                                    avoided. Extreme caution is to be exercised in any instance in which business related travel and lodgings are paid for other than by Wellington Management, and prior approval must be obtained from the Regulatory Affairs
                                    Department.

                                    Any  question  as to the  propriety  of such
                                    situations  should  be  discussed  with  the
                                    Regulatory   Affairs   Department   and  any
                                    incident in which an Employee is  encouraged
                                    to  violate  these   provisions   should  be
                                    reported immediately.  An explanation of all
                                    extraordinary  travel,  lodging  and related
                                    meals and entertainment is to be reported in
                                    a  brief   memorandum  to  the  Director  of
                                    Regulatory Affairs.

                                    Employees must not participate individually or on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

                                    1
                                    Use  of  the  firm's  funds  for   political
                                    purposes.

                                    2
                                    Payment or receipt of bribes,  kickbacks, or
                                    payment or receipt of any other  amount with
                                    an  understanding  that  part or all of such
                                    amount will be refunded  or  delivered  to a
                                    third   party  in   violation   of  any  law
                                    applicable to the transaction.

                                    3
                                    Payments   to   government    officials   or
                                    employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes).

                                    4
                                    Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, federal or state law, or other valid charges or restrictions applicable to such payment.

--------------------------------------------------------------------------------

                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    5
                                    Use of the  funds or  assets  of the firm or
                                    any  subsidiary  for any other  unlawful  or
                                    improper purpose.
----------------------------------  --------------------------------------------
OTHER CONFLICTS                     Employees should also  be  aware that  areas
OF INTEREST                         other than personal  securities transactions
                                    or gifts and sensitive  payments may involve
                                    conflicts of interest.  The following should
                                    be  regarded   as  examples  of   situations
                                    involving real or potential conflicts rather than a complete list of situations to avoid.

                                    "INSIDE INFORMATION"
                                    Specific  reference  is made  to the  firm's
                                    policy  on the use of  "inside  information"
                                    which   applies   to   personal   securities
                                    transactions    as   well   as   to   client
                                    transactions.

                                    USE OF INFORMATION
                                    Information   acquired  in  connection  with
                                    employment  by the  organization  may not be
                                    used in any way which  might be  contrary to
                                    or in  competition  with  the  interests  of
                                    clients. Employees are reminded that certain
                                    clients  have  specifically  required  their
                                    relationship   with   us   to   be   treated
                                    confidentially.

                                    DISCLOSURE OF INFORMATION
                                    Information regarding actual or contemplated investment decisions, research priorities or client interests should not be disclosed to persons outside our organization and in no way can be used for personal gain.

                                    OUTSIDE ACTIVITIES
                                    All    outside    relationships    such   as
                                    directorships or trusteeships of any kind or
                                    membership   in   investment   organizations
                                    (e.g.,  an investment  club) must be cleared
                                    by the Director of Regulatory  Affairs prior
                                    to the  acceptance of such a position.  As a
                                    general     matter,     directorships     in
                                    unaffiliated  public  companies or companies
                                    which may  reasonably  be expected to become
                                    public  companies  will  not  be  authorized
                                    because of the potential for conflicts which
                                    may  impede  our  freedom to act in the best
                                    interests    of   clients.    Service   with
                                    charitable  organizations  generally will be
                                    authorized,    subject   to   considerations
                                    related to time required during working hours and use of proprietary information.

                                    EXEMPTIVE PROCEDURE
                                    The  Director  of  Regulatory  Affairs,  the
                                    Director of Enterprise Risk Management,  the
                                    General Counsel or the Ethics Committee can grant exemptions from the personal trading restrictions in this Code upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or

--------------------------------------------------------------------------------

                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    violate  any other  policy  embodied in this
                                    Code.  Factors to be considered may include:
                                    the  size   and   holding   period   of  the
                                    Employee's  position  in the  security,  the
                                    market  capitalization  of the  issuer,  the
                                    liquidity  of the  security,  the reason for
                                    the Employee's  requested  transaction,  the
                                    amount and  timing of client  trading in the
                                    same  or  a  related  security,   and  other
                                    relevant factors.

                                    Any  Employee  wishing an  exemption  should
                                    submit a written  request to the Director of
                                    Regulatory   Affairs   setting   forth   the
                                    pertinent facts and reasons why the employee
                                    believes  that  the   exemption   should  be
                                    granted.   Employees  are   cautioned   that
                                    exemptions are intended to be exceptions, and repetitive exemptive applications by an Employee will not be well received.

                                    Records of the  approval of  exemptions  and
                                    the reasons for granting  exemptions will be
                                    maintained   by   the   Regulatory   Affairs
                                    Department.

----------------------------------  --------------------------------------------
COMPLIANCE WITH THE                 Adherence   to   the  Code  of   Ethics   is
CODE OF ETHICS                      considered  a  basic condition of employment
                                    with our organization.  The Ethics Committee
                                    monitors   compliance   with  the  Code  and
                                    reviews violations of the Code to determine what action or sanctions are appropriate.

                                    Violations  of  the   provisions   regarding
                                    personal   trading  will   presumptively  be
                                    subject to being  reversed  in the case of a
                                    violative  purchase,  and to disgorgement of
                                    any profit  realized  from the position (net
                                    of transaction costs and capital gains taxes
                                    payable with respect to the  transaction) by
                                    payment   of  the   profit  to  any   client
                                    disadvantaged  by the  transaction,  or to a
                                    charitable  organization,  as  determined by
                                    the Ethics  Committee,  unless the  Employee
                                    establishes  to  the   satisfaction  of  the
                                    Ethics  Committee  that under the particular
                                    circumstances   disgorgement   would  be  an
                                    unreasonable remedy for the violation.

                                    Violations of the Code of Ethics may also adversely affect an Employee's career with Wellington Management with respect to such matters as compensation and advancement.

                                    Employees  must  recognize  that  a  serious
                                    violation  of the Code of Ethics or  related
                                    policies  may  result,  at  a  minimum,   in
                                    immediate  dismissal.  Since many provisions
                                    of  the   Code  of   Ethics   also   reflect
                                    provisions  of  the  US   securities   laws,
                                    Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.

--------------------------------------------------------------------------------

                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International, llp
                                    Wellington International Management Company
                                     Pte Ltd.

                                    Code of Ethics



----------------------------------  --------------------------------------------
                                    Again,  Wellington  Management would like to
                                    emphasize the importance of obtaining  prior
                                    clearance   of   all   personal   securities
                                    transactions,       avoiding      prohibited
                                    transactions, filing all required reports promptly and avoiding other situations which might involve even an apparent conflict of interest. Questions regarding interpretation of this policy or questions related to specific situations should be directed to the Regulatory Affairs Department or Ethics Committee.

                                    Revised: March 1, 2000





--------------------------------------------------------------------------------
                                                                         Page 11

                                 Exhibit 16(k)

                                                      Dated: June 25, 2002


                                 CODE OF ETHICS


Westwood Management Corporation

Each Registered Investment Company
          or series thereof (each of which is considered to be a Company for this purpose) for which the company listed above presently or hereafter provides investment advisory services, other than a money market fund or a fund that does not invest in Securities.


                                  INTRODUCTION

This Code of Ethics establishes rules of conduct for persons who are associated with the companies named above or with the registered investment companies for which such companies provide investment advisory or principal underwriter services. The Code governs their personal investment and other investment-related activities.

The basic rule is very simple: put the client's interests first. The rest of the rules elaborate this principle. Some of the rules are imposed specifically by law. For example, the laws that govern investment advisers specifically prohibit fraudulent activity, making statements that are not true or that are misleading or omit something that is significant in the context and engaging in manipulative practices. These are general words, of course, and over the years the courts, the regulators and investment advisers have interpreted these words and established codes of conduct for their employees and others who have access to their investment decisions and trading activities. Indeed, the rules obligate investment advisers to adopt written rules that are reasonably designed to prevent the illegal activities described above and must follow procedures that will enable them to prevent such activities.

This Code is intended to assist the companies in fulfilling their obligations under the law. The first part lays out who the Code applies to, the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

The Code is very important to the companies and their employees. Violations can not only cause the companies embarrassment, loss of business, legal restrictions, fines and other punishments, but for employees can lead to demotion, suspension, firing, ejection from the securities business, and very large fines.


I.       APPLICABILITY

(A)      The Code applies to each of the following:

         1. The Companies named or described at the top of page one of the Code and all entities that are under common management with these Companies or otherwise agree to be subject to the Code ("Affiliates"). A listing of the Affiliates, which is periodically updated, is attached as Exhibit A.

         2. Any officer, director or employee of any Company, Affiliate or Fund Client (as defined below).

         3. With respect to all of the Companies, Affiliates and Fund Clients except Westwood Management Corporation, any natural person who controls any of the Companies, Affiliates or Fund Clients and who obtains information regarding the Company's or the Affiliates' investment recommendations or decisions. However, a person whose control arises only as a result of his official position with such entity is excluded. Disinterested directors of Fund Clients and independent directors of the Companies (excluding Westwood Management Corporation) for example, are excluded from coverage under this item.

         4. Any director, officer, general partner or person performing a similar function even if he has no knowledge of and is not involved in the investment process. Disinterested directors of Fund Clients and independent directors of the Companies (excluding Westwood Management Corporation) are included in coverage under this item.

         5. As an exception, the Code does not apply to any director, officer or employee of any fund Client (such as certain of The Gabelli Westwood Funds) with respect to which the Companies' services do not involve the formulation or making of investment recommendations or decisions or the execution of portfolio transactions if that person is also a director, officer or employee of any entity that does perform such services (such as Westwood Management Corp.). These individuals are covered by codes of ethics adopted by such entities.

(B)      DEFINITIONS

         1.   ACCESS PERSONS.  The Companies and the persons  described in items
              (A)2 and (A)3 above other than those excluded by item (A)5 above.

         2. ACCESS PERSON ACCOUNT. Includes all advisory, brokerage, trust or other accounts or forms of direct beneficial ownership in which one or more Access Person and/or one or more members of an Access Person's immediate family have a substantial proportionate economic interest. Immediate family includes an Access Person's spouse and minor children living with the Access Person. A substantial proportionate economic interest will generally be 10% of the equity in the account in the case of an Access Person and 25% of the equity in the account in the case of all Access Persons in the aggregate whichever is first applicable. Investment partnerships and similar indirect means of ownership other than registered open-end investment companies are also treated as accounts.

              As an exception, accounts in which one or more Access Persons and/or their immediate family have a substantial proportionate interest which are maintained with persons who have no affiliation with the companies and with respect to which no Access Person has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process are not Access Person Accounts.

              As a further exception, subject to the provisions of Article II(I)7, bona fide market making accounts of Gabelli & Company are not Access Person Accounts.

              As a further exception, subject to the provisions of Article II(I)7, bona fide error accounts of the Companies and the Affiliates are not Access Person Accounts.

         3. Associate Portfolio Managers. Access Persons who are engaged in securities research and analysis for designated Clients or are responsible for investment recommendations for designated Clients but who are not particularly responsible for investment decisions with respect to any Client accounts.

         4. CLIENTS. Investment advisory accounts maintained with any of the Companies or Affiliates by any person, other than Access Person Accounts. However, Fund Clients covered by item (A)5 above are considered Client accounts only with respect to employees specifically identified by the Compliance Officer as having regular information regarding investment recommendations or decisions or portfolio transactions for such Fund Clients.

         5. COMPANIES. The companies named or described at the top of page one of the Code.


         6. COMPLIANCE OFFICER. The persons designated as the compliance officers of the Companies.

         7. COVERED PERSONS. The Companies, the Access Persons and the persons described in item (A)4 above.

         8. FUND CLIENTS. Clients that are registered investment companies or series thereof.

         9.   PORTFOLIO MANAGERS. Access Persons who are principally responsible
              for   investment    decisions   with   respect   to   any   Client
              accounts.

         10. SECURITY. Any financial instrument treated as a security for investment purposes and any related instrument such as futures, forward or swap contract entered into with respect to one or more securities, a basked of or an index of securities or components of securities. However, the term security does not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, units of bank regulated commingled funds, or shares of registered open-end investment companies.

II.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

(A)      BASIC RESTRICTION ON INVESTING ACTIVITIES

         If a purchase or sale order is pending or under active consideration for any Client account by any Company or Affiliate, neither the same Security nor any related Security (such as an option, warrant or convertible security) may be bought or sold for any Access Person Account.

(B)      INITIAL PUBLIC OFFERINGS

         No Security or related Security may be acquired in an initial public offering for any Access Person Account.

(C)      BLACKOUT PERIOD

         No Security or related Security may be bought or sold for the account of any Portfolio Manager or Associate Portfolio Manager during the period commencing seven (7) calendar days prior to and ending seven (7) calendar days after the purchase or sale (or entry of an order for the purchase or sale) of that Security or any related Security for the account of any Client with respect to which such person has been designated a Portfolio Manager or Associate Portfolio Manager, unless the Client account receives at least as good a price as the account of the Portfolio Manager or Associate Portfolio Manager and the Compliance Officer determines under the circumstances that the Client account has not been adversely affected (including with respect to the amount of such Security able to be bought by the Client account) by the transaction for the account of the Portfolio Manager or Associate Portfolio Manager.

(D)      SHORT-TERM TRADING

         No Security or related Security may, within a 60 day period, be bought and sold or sold and bought at a profit for any Access Person Account if the Security or related Security was held at any time during that period in any Client account.

(E)      EXEMPT TRANSACTIONS

         Participation on an ongoing basis in an issuer's dividend reinvestment or stock purchase plan, participation in any transaction over which no Access Person had any direct or indirect influence or control, involuntary transactions (such as mergers, inheritances, gifts, etc.), and securities transactions processed for an Access Person Account which has been formed for the sole purpose of product development are exempt from the restrictions set forth in paragraphs (A) and (C) above without case by case preclearance under paragraph (G) below.

(F)      PERMITTED EXCEPTIONS

         Purchases and sales of the following Securities for Access Person Accounts are exempt from the restrictions set forth in paragraphs A, C and D above if such purchases and sales comply with the preclearance requirements of paragraph (G) below:

         1.   Non-convertible fixed income Securities rated at least "A";

         2. Equity Securities of a class having a market capitalization in excess of $1 billion;

         3. Equity Securities of a class having a market capitalization in excess of $500 million if the transaction in question and the aggregate amount of such Securities and any related Securities purchased and sold for the Access Person Account in question during the preceding 60 days does not exceed or 100 shares;

         4.   Municipal Securities; and

         5. Securities transactions effected for federal, state or local income tax purposes that are identified to the Compliance Officer at the time as being effected for such purposes.

              In addition,  the  exercise of rights that were  received pro rata
              with  other  security   holders  is  exempt  if  the  preclearance
              procedures are satisfied.

(G)      PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

         No Security may be bought or sold for an Access Person  Account  unless
         (i) the Access Person obtains prior approval from the Compliance Officer or, in the absence of the Compliance Officer, from a designee of the Compliance Officer; (ii) the approved transaction is completed on the same day approval is received; and (iii) the Compliance Officer does not rescind such approval prior to execution of the transaction (See paragraph I below for details of the Pre-Clearance Process.)

(H)      PRIVATE PLACEMENTS

         The Compliance Officer will not approve purchases or sale of Securities that are not publicly traded, unless the Access Person provides full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person's activities on behalf of any Client) and the Compliance Officer concludes, after consultation with one or more of the relevant
         Portfolio Managers, that the Companies would have no foreseeable interest in investing in such Security or any related Security for the account of any Client.

(I)      PRE-CLEARANCE PROCESS

         1. No Security may be purchased or sold for any Access Person Account unless the particular transaction has been approved in writing by the Compliance Officer or, in his absence, a designee of the Compliance Officer. The Compliance Officer shall review, not less frequently than weekly, confirmations from brokers to assure that all transactions effected for Access Person Accounts are effected in compliance with this Code.

         2. Access Persons must direct brokerage and other firms with which they have Access Person Accounts to furnish to the Compliance Officer on a timely basis duplicate copies of confirmations of, and account statements concerning, all personal Securities transactions.

         3. A Trading Approval Form, attached as Exhibit B, must be completed and submitted to the Compliance Officer for approval prior to entry of an order.

         4. After reviewing the proposed trade and the level of potential investment interest on behalf of Clients in the Security in question, the Compliance Officer shall approve (or disapprove) a trading order on behalf of an Access Person as expeditiously as possible. The Compliance Officer will generally approve transactions described in paragraph (F) above unless the Compliance Officer believes for any reason that the Access Person Account should not trade in such Security at such time.

         5. Once an Access Person's Trading Approval Form is approved, the transaction must be executed on the same day. If the Access Person's trading order request is not approved, or is not executed on the same day it is approved, the clearance lapses although such trading order request may be resubmitted at a later date.

         6. In the absence of the Compliance Officer, an Access Person may submit his or her Trading Approval Form to the CEO of Westwood Management Corp. Trading approval for the Compliance Officer must be obtained from the CEO, and trading approval for the CEO must be obtained from the Compliance Officer.

         7. The Compliance Officer shall review all Trading Approval Forms, all initial, quarterly and annual disclosure certifications and the trading activities on behalf of all Client accounts with a view to ensuring that all Covered Persons are complying with the spirit as well as the detailed requirements of this Code.

III.     OTHER INVESTMENT-RELATED RESTRICTIONS

(A)      GIFTS

         No Access Person shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of any Client.

(B)      SERVICE AS A DIRECTOR

         No Access Person shall commence service on the Board of Directors of a publicly traded company or any company in which any Client account has an interest without prior authorization from the Compliance Officer based upon a determination that the Board service would not be inconsistent with the interests of the Clients.

IV.      REPORTS AND ADDITIONAL COMPLIANCE PROCEDURES

         (A) Every Covered Person, except independent directors of Affiliates of the Companies, must submit a report (a form of which is appended as Exhibit C) containing the information set forth in paragraph (B) below with respect to transactions in any Security in which such Covered Person has or by reason of such transactions acquires, any direct or indirect beneficial ownership (as defined in Exhibit D) in the Security; and with respect to any account established by the Covered Person in which any Securities were held for the direct or indirect benefit of the Covered Person; provided, however, that:

              1. A Covered  Person who is required to make  reports only because he is a director of one of the Fund Clients and who is a "disinterested" director thereof need not make a report with respect to any transactions other than those where he knew or should have known in the course of his duties as a director that any Fund Client of which he is a director has made or makes a purchase or sale of the same or a related Security within 15 days before or after the purchase or sale of such Security or related Security by such director.

              2. A Covered  Person  need not make a report  with  respect to any transactions effected for, and Securities held in, any account over which such person does not have any direct or indirect influence or control; and

              3. A  Covered  Person  will be deemed  to have  complied  with the requirements of this Article IV insofar as the Compliance Officer receives in a timely fashion duplicate monthly or quarterly

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

                 brokerage statements on which all transactions required to be reported hereunder are described.

(B) A Covered Person must submit the report required by this Article to the Compliance Officer no later than 10 days after the end of the calendar quarter in which the transaction or account to which the report relates was effected or established, and the report must contain the date that the report is submitted.

         1.   A report must contain the following information:

              a. The date of the transaction, the title and number of shares and the principal amount of each Security involved;

              b. The  nature of the  transaction  (i.e.,  purchase,  sale or any other type of acquisition or disposition);

              c. The price at which the transaction was effected; and

              d. The name of the broker, dealer or bank with or through whom the transaction was effected.

         2. This report must contain the following information with respect to accounts established:

              a. The name of the  broker,  dealer or bank with whom the  account was established; and

              b. The date the account was established.

(C) Any report submitted to comply with the requirements of this Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect benefit ownership in the Security to which the report relates. A person need not make any report under this Article IV with respect to transaction effected for, and Securities held in, any account over which the person has no direct or indirect influence or control.

(D) No later than 10 days after beginning employment with any of the Companies or Affiliates or otherwise becoming a Covered Person, each Covered Person (except for a "disinterested" director of the Fund Client or an "independent" director of the Companies (other than Westwood Management Corporation) who is required to submit reports solely by reason of being such a director) must submit a report containing the following information:

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         1.   The title,  number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person;

         2. The name of any broker, dealer or bank with whom the Covered Person maintained an account in which any Securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

         3.   The date that the report is submitted.

         The form of such report is attached as Exhibit E.

         (E) Annually each Covered Person must certify that he has read and understood the Code and recognizes that he is subject to such Code. In addition, annually each Covered Person must certify that he has disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code and that he is not subject to any regulatory disability described in the annual certification form. Furthermore, each Covered Person (except for a "disinterested" director of the Fund Client or an "independent" director of any of the companies (other than Westwood Management Corporation) who is required to submit reports solely by reason of being such a director) annually must submit a report containing the following information (which information must be current as of a date no more than 30 days before the report is submitted):

         1. The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership;

         2. The name of any broker, dealer or bank with whom the Covered Person maintains an account in which any Securities are held for the direct or indirect benefit of the Covered Person; and

         3.   The date that the report is submitted.

         The  form of such certification and report is attached as Exhibit F.

(F) At least annually (or quarterly in the case of Items 4 and 5 below), each of the Companies that has a Fund Client or that provides principal underwriting services for a Fund Client shall, together with each Fund Client, furnish a written report tot ht Board of Directors of the Fund Client that:

         1.   Describes any issues arising under the Code since the last report.

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

         2. Certifies that Companies have developed procedures concerning Covered Persons' personal trading activities and reporting requirements relevant to such Fund Clients that are reasonably necessary to prevent violations of the Code;

         3. Recommends changes, if any, to the Fund Clients' or the Companies' Codes of Ethics or procedures;

         4. Provided a summary of any material or substantive violations of this Code by Covered Persons with respect to such Fund Clients which occurred during the past quarter and the nature of any remedial action taken; and

         5. Describes any material or significant exceptions to any provisions of this code of Ethics as determined under Article VI below.

(G) The Compliance Officer shall notify each employee of any of the Companies or Affiliates as to whether such person is considered to be an Access Person or Covered Person and shall notify each other that is considered to be an Access Person or Covered Person.

V.       SANCTIONS

         Upon  discovering  that a  Covered  Person  has not  complied  with the requirements of this Code, the Board of Directors of the relevant Company or of the relevant Fund Client, whichever is most appropriate under the circumstances, may impose on that person whatever sanctions the Board deems appropriate, including, among other things, disgorgement of profit, censure, suspension or termination of employment. Material violations of requirements of this Code by employees of Covered Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Board of Directors of any relevant Company or Fund Client, as applicable.

VI.      EXCEPTIONS

         The Compliance Committee of the Companies reserves the right to decide, on a case-by-case basis, exceptions to any provisions under this Code. Any exceptions made hereunder will be maintained in writing by the Compliance Committee and presented to the Board of Directors of any relevant Fund Client at its next scheduled meeting.

VII.     PRESERVATION OF DOCUMENTS

         This Code, a copy of each report by a Covered Person, any written report made hereunder by the Companies or the Compliance Officer, lists of all persons required to make reports, a list of any exceptions, and the reasons therefore, with respect to Article II.B, and any records under Article II.G with respect to purchases pursuant to Article II.H above, shall be preserved with the records of the relevant Company and any relevant Fund Client for the period required by Rule 17j-l.

VIII.    OTHER LAWS, RULES AND STATEMENTS OF POLICY

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Companies, the Affiliates or the Fund Clients.

IX.      FUTURE INFORMATION

         If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities transaction or transactions, he should consult the Compliance Officer.


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